                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE

 - - - - - - - - - - - - - - - - - - - - - - - - -X
In re

MARVEL ENTERTAINMENT GROUP, INC., et al.,
                                  -- --
                                                          Case No. 97-638 (RRM)

                           Debtors.

 - - - - - - - - - - - - - - - - - - - - - - - - -X
TOY BIZ, INC., et al.,
               -- --
                           Plaintiffs,

         -against-                                        Case No. 97-648 (RRM)

MARVEL CHARACTERS, INC., et al.,
                         -- --

                           Defendants.
- - - - - - - - - - - - - -- - - - - - - - - - - -X
MARVEL ENTERTAINMENT GROUP, INC., et al.,
                                  -- --

                           Plaintiffs,

         -against-                                        Case No. 97-586 (RRM)

RONALD O. PERELMAN, et al.,
                    -- --

                           Defendants.
- - - - - - - - - - - - - - - - - - - - - - - - - -X

                           ORDER PURSUANT TO FED. R.
                            BANKR. P. 9019 APPROVING
                    STIPULATION AND AGREEMENT OF SETTLEMENT

     Upon the motion (the "9019 Motion") of John J. Gibbons (the "Trustee"), chapter 11 trustee for Marvel Entertainment Group, Inc. ("Entertainment"), The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and

Skybox International, Inc. (each, a "Debtor", collectively, the "Debtors"), for an order pursuant to Fed. R. Bankr. P. 9019 approving that certain Stipulation and Agreement of Settlement (the "Stipulation") dated as of May __, 1998, a copy of which is annexed hereto as Exhibit 1, by and among Toy Biz, Inc. ("Toy Biz"), Isaac Perlmutter, Isaac Perlmutter T.A., Zib Inc., Avi Arad, Joseph L. Ahearn, James S. Carluccio, Alan Fine, James F. Halpin, Morton E. Handel, Alfred A. Piergallini, Donald E. Rosenblum, Paul R. Verkuil, Mark Dickstein, Dickstein & Co. L.P., Dickstein Focus Fund, L.P., Dickstein International Limited, Dickstein Partners L.P., Dickstein Partners Inc., the Trustee, The Chase Manhattan Bank ("Chase") individually and on behalf of those holders of Senior Secured Claims1 which authorized Chase to sign the Stipulation on their behalf pursuant to the Master Agreement Amendment, Chase as a DIP Lender, CIBC. Inc. as a DIP Lender, Goldman Sachs Credit Partners L.P. as a DIP Lender, Lehman Commercial Paper Inc. as a DIP Lender, The Long Term Credit Bank of Japan, Ltd., Los Angeles Agency as a DIP Lender and The Sumitomo Bank, Limited as a DIP Lender; and upon the record of the hearing (the "9019 Hearing") held before this Court on May __, 1998; and notice of the 9019 Motion and the 9019 Hearing having been mailed to all parties in interest required to receive notice pursuant to Fed. R. Bankr. P. 2002; and the Court having considered the objections of ________; and after full consideration of all of the foregoing; the Court hereby FINDS that:



--------
1 Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Stipulation.

     A. This order is entered pursuant to 11 U.S.C. ss.ss. 105(a) and Fed. R. Bankr. P. 9019. The Court has jurisdiction to enter this order pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue of these cases in this district is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

     B. The notice given with respect to the 9019 Motion and the 9019 Hearing was adequate and appropriate and satisfies the requirements of applicable law, including the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

     C. The Stipulation, including without limitation the releases contained therein, (1) is in the best interests of the Debtors, the Debtors' estates and holders of Claims against and Equity Interests in the Debtors, (2) is fair, reasonable, adequate and appropriate in light of the probabilities of success in each of the causes of action being settled by the Trustee, the costs associated with prosecuting or defending against such causes of action, and the consideration flowing to the Debtors, (3) is a reasonable exercise of the Trustee's business judgment, (4) is the result of arms length, good faith bargaining, and (5) satisfies all applicable legal standards for approval pursuant to Bankruptcy Rule 9019.

     IT IS, THEREFORE, HEREBY ORDERED, ADJUDGED and DECREED THAT:

     1. The findings set forth above and conclusions of law herein shall constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052. To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law later shall be determined to be a finding of fact, it shall be so deemed.

     2. The 9019 Motion be, and it hereby is, granted in all respects.

     3. The Stipulation be, and it hereby is, approved in all respects.

     4. The Stipulation be, and it hereby is, determined to be a valid and binding agreement enforceable against all parties to the Stipulation, the Debtors and all parties in interest and all of their successors and assigns.

     5. The releases contained in Sections 1.e and 2.e of the Stipulation be, and they hereby are, determined to be valid, binding and enforceable in accordance with their terms.

     6. The covenant not to sue contained in Section 2.f of the Stipulation be, and it hereby is, determined to be valid, binding and enforceable in accordance with its terms.

     7. Neither this order, the Stipulation, nor any proceedings taken pursuant thereto shall be offered or received as evidence of a presumption, concession or admission of any liability, fault, wrongdoing or other dereliction of duty; provided, however, that reference may be made to this order and the Stipulation in such proceedings as may be necessary to effectuate the provisions thereof.

     8. In the event of the termination of the Stipulation pursuant to Section 5 thereof, neither this order, the Stipulation, nor any proceedings taken pursuant thereto shall constitute any waiver, estoppel or admission by the Trustee with respect to any rights or remedies he may possess, nor shall any complaint, action or claim by the Trustee be barred or precluded. In the event of such Termination of the Stipulation, the entry into the Stipulation by the Trustee shall be deemed to have been without prejudice and a settlement negotiation within the scope of Fed. R. Ev. 408.

     9. This Court shall retain jurisdiction over all persons or entities whose claims or interests are effected by the Stipulation and this order and all matters relating to the enforcement, administration and consummation of the Stipulation.

Dated:      Wilmington, Delaware
                          , 1998



                                            --------------------------
                                            United States District Judge

                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - X
In re

MARVEL ENTERTAINMENT GROUP, INC.,
et al.,

                                                          Case No. 97-638 (RRM)

           Debtors.

- - - - - - - - - - - - - - - - X
TOY BIZ, INC., et al.,

           Plaintiffs,

   -against-                                              Case No. 97-648 (RRM)

MARVEL CHARACTERS, INC., et al.,

           Defendants.

- - - - - - - - - - - - - - - - X
MARVEL ENTERTAINMENT GROUP, INC., et al.,

           Plaintiffs,

   -against-                                              Case No. 97-586 (RRM)

RONALD O. PERELMAN, et al.,

           Defendants.

- - - - - - - - - - - - - - - - X

                    STIPULATION AND AGREEMENT OF SETTLEMENT
                    ----------------------------------------

                  This Stipulation and Agreement (the "Stipulation") is dated this ____ day of May, 1998 by and among Toy Biz, Inc. ("Toy Biz"), Isaac

Perlmutter, Isaac Perlmutter T.A., Zib Inc., Avi Arad, Joseph M. Ahearn, James

S. Carluccio, Alan Fine, James F. Halpin, Morton E. Handel, Alfred A.

Piergallini, Donald E. Rosenblum, Paul R. Verkuil, Mark Dickstein, Dickstein &

Co. L.P., Dickstein Focus Fund, L.P., Dickstein International

Limited, Dickstein Partners L.P., Dickstein Partners Inc., John J. Gibbons (the

"Trustee") solely in his capacity as chapter 11 trustee for Marvel

Entertainment Group, Inc. ("Entertainment"), The Asher Candy Company, Fleer

Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics

Entertainment, Inc., Marvel Characters, Inc. ("Characters"), Marvel Direct

Marketing Inc., and Skybox International, Inc. (each, a "Debtor", collectively,

the "Debtors"), The Chase Manhattan Bank ("Chase") individually and on behalf of those holders of Senior Secured Claims(1) which authorize Chase to sign this

Stipulation on their behalf pursuant to the Master Agreement Amendment (as hereinafter defined), Chase as a DIP Lender (as hereinafter defined), CIBC.

Inc. as a DIP Lender, Goldman Sachs Credit Partners L.P. as a DIP Lender,

Lehman Commercial Paper Inc. as a DIP Lender, The Long Term Credit Bank of

Japan, Ltd., Los Angeles Agency as a DIP Lender and The Sumitomo Bank, Limited

as a DIP Lender.

                                  THE PARTIES
                                  -----------

                  A. On December 27, 1996, each of the Debtors commenced a case under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code")

in the United States Bankruptcy Court for the District of Delaware (the

"Bankruptcy Court"). On November 17, 1997, the United States District Court for

the District of Delaware (the "District Court") withdrew the reference to the

Bankruptcy Court. By order dated December 22, 1997, the


---------------------------

(1) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Third Amended Joint Plan of Reorganization proposed by Secured Lenders and Toy Biz, Inc. (the "Third Amended Plan") annexed hereto as Exhibit "A".

Trustee was appointed pursuant to section 1104(c) of the Bankruptcy Code to serve as chapter 11 trustee for each of the Debtors.

                  B. Chase is the agent for the prepetition secured lenders

(the holders of "Senior Secured Claims") to the Debtors who, as of the date hereof, are owed in excess of $600,000,000 in principal amount secured by liens on substantially all of the Debtors' assets. Chase is initially entering into this Stipulation solely for itself and not as agent, and makes no representations or assurances as to whether the consent of any other Secured

Lender will be obtained.

                  C. Pursuant to a Revolving Credit and Guaranty Agreement

dated December 27, 1996, approved by the "Final Order Authorizing Debtors to obtain Postpetition Financing Pursuant to 11 U.S.C. ss.ss. 364(c)(1),

364(c)(2), 364(c)(3) and 364(d)(1), and to Utilize Cash Collateral Pursuant to

11 U.S.C. ss. 363 and Granting Adequate Protection to Prepetition Secured

Parties" entered by the Bankruptcy Court on January 24, 1997, as amended,

certain of the holders of Senior Secured Claims (the "DIP Lenders") made post-petition loans to the Debtors. Such post-petition loans have been in default since June 30, 1997. As of the date hereof, the current principal balance owed to the DIP Lenders is approximately $91,199,256.

                  D. Toy Biz is a Delaware corporation whose common stock is traded on the New York Stock Exchange. Approximately 26.7% of Toy Biz's issued and outstanding common stock is held by Characters. Toy Biz has asserted that pursuant to a stockholders agreement dated March 2, 1995 (the "Stockholders

Agreement"), 7,394,000 shares of Class B Stock of Toy Biz (the "Class B Stock")

held by Characters were to convert, and in fact were so converted on June 20,

1997, to Class A Stock of Toy Biz upon a change in control of Entertainment.

                  E. Chase, certain other holders of Senior Secured Claims, the

DIP Lenders, Mark Dickstein, Dickstein Co. L.P., Dickstein Focus Fund, L.P.,

Dickstein International Limited, Dickstein Partners L.P., Dickstein Partners

Inc., Toy Biz, Isaac Perlmutter, Isaac Perlmutter T.A., Zib Inc., Avi Arad and

each of Toy Biz's directors are the subject of various claims asserted in civil actions purportedly brought by, on behalf of and against the Debtors, as further described below. The parties hereto each desire to settle those claims and in consideration for the Trustee's release of such claims, Toy Biz and the holders of Senior Secured Claims (including, without limitation, the Dickstein

Defendants (as hereinafter defined)) executing the Master Agreement Amendment

(the "Lender Signatories") have agreed to amend the Second Amended Plan (as hereinafter defined), among other things, to increase the distribution to holders of Class Securities Litigation Claims in Class 5 and the holders of

Equity Interests in Class 6A as classified in the Third Amended Plan (such holders of Class Securities Litigation Claims in Class 5 and Equity Interests

in Class 6A are hereinafter referred to collectively as "Equity Holders").

                  F. After conducting an investigation into the facts and legal issues regarding the claims against Chase, certain other holders of Senior

Secured Claims, the DIP Lenders, the Toy Biz Defendants (as hereinafter defined), and the Dickstein Defendants (as hereinafter defined) and an analysis of the consideration being offered by Toy Biz, the holders of Senior Secured

Claims (including certain of the Dickstein Defendants), and the DIP Lenders,

the Trustee believes that the settlement contemplated hereunder is fair and reasonable and should be approved by the Court.

                                   Background
                                   ----------

                  G. Commencing in January 1997, certain of the holders of

Senior Secured Claims, together with the Debtors (then controlled by the

Perelman Defendants (as defined below)), engaged in a protracted battle to prevent a takeover of control of the Debtors by the holders of notes (the

"Noteholders") issued by holding companies which controlled the Debtors, which notes were secured by, among other things, a pledge of approximately 80% of the stock of Entertainment. That effort ultimately failed and, on June 20, 1997,

the existing board of directors of Entertainment was ousted and replaced by one elected by the Noteholders, led by Messrs. Carl C. Icahn ("Icahn") and Vincent

Intrieri ("Intrieri"), who became Chairman and Vice-Chairman of the Board,

respectively (the "New Board").

                  H. Two settlement agreements in principle were negotiated

with the New Board but ultimately failed. The first, dated July 9, 1997,

contemplated a purchase of a percentage of the Senior Secured Claims at a substantial discount by entities under the control of Icahn and Intrieri (the

"Icahn Interests") and a merger of the Debtors and Toy Biz. The second, dated

September 16, 1997 (the "September 16 Settlement"), contemplated a purchase of a percentage of the Senior Secured Claims by the Icahn Interests at a more substantial discount, and no agreement with Toy Biz. On October 7, 1997 the

Icahn Interests were notified formally that the requisite majority of the holders of Senior Secured Claims had not agreed to support the September 16

Settlement.

                  I. On October 30, 1997, the New Board caused the filing of a complaint (the "District Court Complaint") in the District Court, without leave of the Bankruptcy Court and without obtaining approval for the retention of the attorneys who filed the complaint. The District Court Complaint asserted claims against Chase, certain holders of Senior Secured Claims and the DIP Lenders (collectively, the "Lender

Defendants"); the Governance Plaintiffs (as hereinafter defined) and the directors of Toy Biz (collectively, the "Toy Biz Defendants"); Mark Dickstein,

Dickstein & Co. L.P., Dickstein Focus Fund, L.P., Dickstein International

Limited, Dickstein Partners L.P., and Dickstein Partners Inc. (the "Dickstein

Defendants"); and Ronald O. Perelman, Donald G. Drapkin, Kenneth Ziffren,

William L. Bevins, Mafco Holdings, Inc., MacAndrews & Forbes Holdings, Inc.,

and Andrews Group, Inc. (collectively, the "Perelman Defendants").

                  J. On November 21, 1997, the Proponents filed a chapter 11 plan (the "Plan") for the Debtors which resolves the Debtors' chapter 11 cases in the context of a combination of Toy Biz and the Debtors. The terms and conditions under which the Proponents agreed to propose the Plan (and all amendments thereto) are governed by a certain Master Agreement (as amended from time to time, the "Master Agreement") dated as of November 19, 1997 by and between Toy Biz and the Secured Lenders. The Plan was amended on February 12,

1998 and again on March 12, 1998 to reflect an agreement with the Official

Committee of Unsecured Creditors for the Debtors (the "Creditors Committee").

As so amended, the Plan is hereinafter referred to as the "Second Amended

Plan". By orders dated March 3 and 17, 1998, the District Court approved a disclosure statement for the Second Amended Plan. A hearing to consider confirmation of the Second Amended Plan was scheduled for May 4 and 5, 1998.

                    The Claims Against the Lender Defendants
                    ----------------------------------------

                  K. In the District Court Complaint, the plaintiffs therein purported to assert six claims against the Lender Defendants. In essence, those claims challenge (i) the grant of security interests to the Secured Lenders in

March of 1996 on theories of preference, fraudulent conveyance and aiding and abetting breach of fiduciary duty by the Perelman Defendants; (ii) the entry into the DIP Facility on theories of equitable subordination and aiding and abetting breach of fiduciary duty by the Perelman Defendants; and (iii) the failure of the September 16 Settlement on theories of breach of contract and equitable subordination.

                  L. The Lender Signatories and the DIP Lenders believe that these claims are entirely without merit, both factually and legally. The Lender

Signatories and the DIP Lenders deny any liability for these claims and are willing to enter into this settlement solely to avoid the additional expense and delay in the Debtors' emergence from chapter 11 that further litigation would entail.

                  The Claims Against the Dickstein Defendants
                  -------------------------------------------

                  M. The District Court Complaint purported to assert two

claims against the Dickstein Defendants. In essence, these claims assert that the Dickstein Defendants (i) were insiders and acquired their claims against the Debtors in violation of the Bankruptcy Code and the securities laws and

(ii) tortiously induced Chase to breach the September 16 Settlement.

                  N. The Dickstein Defendants believe that these claims are

entirely without merit. The Dickstein Defendants believe that there is no factual basis for these claims and indeed no legal theory for these claims that would survive a motion to dismiss, but are nevertheless willing to enter into this Stipulation solely to avoid the additional expense and delay in the Debtors' emergence from chapter 11 that further litigation would entail.

                    The Toy Biz Corporate Governance Dispute
                    ----------------------------------------

                  O. On June 23, 1997, Toy Biz, Zib Inc. ("Zib"), Isaac

Perlmutter T.A. (the "Perlmutter Trust"), Isaac Perlmutter ("Perlmutter") and

Avi Arad ("Arad") (collectively, the "Governance Plaintiffs") commenced an adversary proceeding (the "Governance Litigation") in the Bankruptcy Court by

filing a complaint seeking, inter alia, a declaration that the 7,394,000 shares of Class B Stock held by Characters had converted to an equal number of shares of Class A Stock by virtue of the change in control of Entertainment when the

Icahn Interests took control of Entertainment's board of directors and the express change of control provision contained in section 3.2 of the

Stockholders Agreement and that the incumbent Toy Biz board of directors had been duly elected.

                  P. In the District Court Complaint, the Debtors purported to assert various claims against various of the Toy Biz Defendants. In their sixteenth cause of action in the District Court Complaint, the Debtors seek a declaration that the nominees as directors of Toy Biz proposed by Characters were the duly elected members of the Toy Biz board of directors. The seventeenth cause of action in the District Court Complaint seeks an injunction against Toy Biz on the ground that Toy Biz and its principal stockholders violated the automatic stay afforded by section 362(a) of the Bankruptcy Code by refusing to defer to and acknowledge the authority of Characters' nominees to the Toy Biz board of directors.

                  Q. On December 8, 1997, the Governance Plaintiffs filed a

motion for summary judgment (the "Summary Judgment Motion") in the Governance

Litigation. The Summary Judgment Motion included a motion to dismiss the sixteenth and seventeenth causes of action in the District Court Complaint. The

Summary Judgment Motion was opposed by the (1) the Trustee, (2) the Official

Committee of Equity Security Holders (the "Equity Committee") for the Debtors

and the Creditors Committee acting jointly, and (3) High River Limited

Partnership and Westgate International, L.P. (the "Icahn Group"). On March 30,

1998, the District Court entered a memorandum decision and order (the

"Governance Litigation Judgment") granting the Governance Plaintiffs summary judgment.

                  R. Notices of Appeal from the Governance Litigation Judgement were filed with the United States Court of Appeals for the Third Circuit (the

"Third Circuit") by the Trustee, the Equity Committee and the Icahn Group. In

connection therewith, the Equity Committee filed a motion with the Third

Circuit seeking expedited consideration of the appeals in which the Trustee and the Icahn Group joined. On April 13, 1988, the Third Circuit entered an order

(the "Stay Order") granting the Equity Committee's motion to expedite its appeal from the Governance Litigation Judgment and sua sponte stayed the

Governance Litigation Judgment and any hearing on confirmation of the Second

Amended Plan pending resolution of the appeal. On April 16, 1998, Toy Biz made a motion, joined in by the Secured Lenders and the Creditors Committee,

requesting that the Third Circuit vacate the Stay Order which motion was denied on April 23, 1998.

                             Fairness of Settlement
                             ----------------------

                  S. The Trustee has conducted an investigation into the claims asserted against the Lender Defendants, the Toy Biz Defendants and the

Dickstein Defendants. The Trustee believes that, regardless of the outcome of the appeal of the Governance Litigation Judgment in the Third Circuit, the

settlement contemplated hereby is a fair and reasonable settlement of all disputes between the Debtors, the Lender Defendants, the Toy Biz Defendants,

and the Dickstein Defendants, and the parties hereto intend to be bound hereby regardless of the ruling of the Third Circuit (subject only to the conditions set forth in paragraph 5 below).

                     Claims Against the Perelman Defendants
                     --------------------------------------

                  T. The remainder of the Claims asserted in the District Court

Complaint are against the Perelman Defendants. The Claims against the Perelman

Defendants are not being released by this Stipulation and are included in the

Litigation Trust described below.

                  WHEREFORE, the undersigned parties stipulate and agree as

follows:

                  1. Consideration Provided by Toy Biz and the Secured

Lenders. Upon this Stipulation being "so ordered" by the District Court, Toy

Biz and the Secured Lenders (including certain Dickstein Defendants) shall file a Third Amended Plan with the District Court in the form attached hereto as

Exhibit A, subject only to non-substantive changes. The Third Amended Plan shall modify the Second Amended Plan to provide for, among other things, the following:

         a. Warrants. In lieu of the Stockholder Warrants provided for in the

Second Amended Plan, Equity Holders shall receive (i) four million (4,000,000)

(subject to increase or
decrease for rounding as set forth in Section 1.b below) transferable warrants

("Stockholder Series A Warrants") issued under a warrant agreement in the form attached hereto as Exhibit B, subject only to non-substantive changes, and in accordance with the term sheet annexed hereto as Exhibit B1, (ii) three million

(3,000,000) (subject to increase or decrease for rounding as set forth in

Section 1.b below) transferable warrants ("Stockholder Series B Warrants")

issued under a warrant agreement in the form attached hereto as Exhibit C,

subject only to non-substantive changes, and in accordance with the term sheet annexed hereto as Exhibit C1, and (iii) five million (5,000,000)) (subject to increase or decrease for rounding as set forth in Section 1.b below)

transferable warrants issued under a warrant agreement in the form attached hereto as Exhibit D, subject only to non-substantive changes, and in accordance with the term sheet annexed hereto as Exhibit D1 ("Stockholder Series C

Warrants" and, collectively with the Stockholder Series A Warrants and the

Stockholder Series B Warrants, the "Warrants"). The proposed form of order confirming the Third Amended Plan (the "Confirmation Order") shall determine that the distribution of the Warrants, the Newco Common Stock issuable on exercise of the Stockholder Series A Warrants and the Stockholder Series C

Warrants, the Convertible Preferred Stock issuable on exercise of the

Stockholder Series B Warrants and the Newco Common Stock issuable on exercise of that Convertible Preferred Stock are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"),

and state blue sky laws pursuant to the exemption afforded by Section 1145 of the Bankruptcy Code. The Third Amended Plan will provide, that if the

Confirmation Order does not provide for that exemption for those issuances, Toy

Biz will
either obtain a no action letter from the Securities and Exchange

Commission that those issuances are exempt from the registration requirements of the Securities Act pursuant to the exemption afforded by Section 1145 of the

Bankruptcy Code or it will register those issuances under the Securities Act promptly after the Confirmation Date. Newco shall use reasonable best efforts to cause the Convertible Preferred Stock and Stockholder Series C Warrants to

be listed on the New York Stock Exchange or the American Stock Exchange at the

time of, or as promptly as reasonably practicable after, the Consummation Date.

The Trustee and the Proponents, acting reasonably, shall agree upon the form of

Warrant Liquidation Agency Agreement not later than five (5) days prior to the commencement of the Confirmation Hearing. Newco shall remain subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as

amended, and shall file all reports required to be filed thereunder with the

Securities and Exchange Commission until Rule 144(k) under the Securities Act becomes applicable to resales of the Stockholder Series C Warrants, shares of

Common Stock and Convertible Preferred Stock issued on exercise of Warrants and shares of Common Stock issuable on exercise of those shares the Convertible

Preferred Stock, other than resales for the account of persons who are at the time of such resale, or have been within the three months preceding such resale, affiliates of Newco.

         b. Fractional Distributions.
            -------------------------

                  Warrants to acquire fractional shares of Convertible

Preferred Stock or Newco Common Stock (a "Fractional Warrant") shall not be distributed pursuant to the Third Amended Plan. Instead, distributions to any class of Claims or Interests, holders of Allowed

Claims or Allowed Interests otherwise entitled, as of the applicable record date, to receive a Fractional Warrant shall receive a Warrant to acquire a whole share of Convertible Preferred Stock or Newco Common Stock if the holder was to receive a Fractional Warrant to acquire 0.5 or more shares of

Convertible Preferred Stock or Newco Common Stock or no Warrant if the holder was to receive a Fractional Warrant to acquire a share of Convertible Preferred

Stock or Newco Common Stock of less than 0.5.

         c. Certificate of Incorporation. The Certificate of Incorporation and

Bylaws of Newco shall be in the form of Exhibit E hereto.

         d. Litigation Trust. The definition of Beneficiaries contained in the

Second Amended Plan shall be modified to include the Equity Holders, which shall receive seventy percent (70%) of all Net Litigation Proceeds derived from claims against the Perelman Defendants asserted by the Debtors in the District

Court Complaint, but the Equity Holders shall have no right to or interest in any other Litigation Claims (including causes of action pursuant to Sections

510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code), and the

Litigation Trust Agreement annexed to the Third Amended Plan shall be in the form of Exhibit F hereto, subject only to non-substantive changes.

         e. Release of Debtors' Estates and Trustee. Effective upon the

Consummation Date of the Third Amended Plan, each of the Defendant Parties (as hereinafter defined) for each of their heirs, executors, administrators,

successors and assigns and for any Entity acting on behalf of, or claiming through any of them and each of them, for good and valuable consideration,

receipt of which is hereby acknowledged, shall be deemed to have fully, finally and forever released and discharged the Trustee and each of his respective past and present (through and including the Consummation Date) servants, agents,

attorneys, employees, representatives, successors, assigns, heirs, parents,

subsidiaries, Affiliates and any Entity acting for or on behalf of any of them and the Debtors and their present (through and including the Consummation Date)

officers and employees (collectively, the "Trustee Parties") of and from any and all claims, which any of the Defendant Parties ever had or may have had,

now have, or hereafter can, shall or may have against any of the Trustee

Parties for, upon or by reason of any act, omission or other matter, cause or thing whatsoever from the beginning of the world until the date hereof relating to the Debtors' bankruptcy cases; provided, however, that nothing herein or in the Third Amended Plan shall be construed as releasing, waiving or otherwise discharging any of the Trustee Parties from any obligations under this

Stipulation or the Third Amended Plan or any agreement, instrument or other document to be executed as contemplated or provided in the Third Amended Plan.

                  2. Consideration Provided by the Trustee.
                     --------------------------------------

         a. Approval Order. Not later than two (2) Business Day following the execution of this Stipulation by all of the parties hereto, the Trustee shall file a motion (the "9019 Motion") pursuant to Fed. R. Bankr. P. 9019 seeking approval of the settlement contemplated hereunder by the District Court (the

"Approval Order"). The Approval Order shall be in the form of Exhibit G hereto,

subject only to non-substantive changes.

         b. Vacation of Stay. Two (2) Business Day following the Trustee's being advised or becoming aware of entry of the Approval Order by the District

Court, the Trustee shall (i)
apply to the Third Circuit for an order vacating the Stay Order or any stay

(other than any stay requested by the parties hereto) entered by the Third

Circuit relating to the Governance Litigation, and (ii) request the Third

Circuit to defer consideration of any appeal of the Governance Litigation

Judgment (or any appeal relating to the impact of a change of control of the

Debtors on Section 3.2 of the Stockholders Agreement) pending further communication from the Trustee.

         c. Support for the Third Amended Plan. Subject to Sections 5 and 6

below, the Trustee shall support the Proponents' efforts to (a) cause the

Confirmation Hearing to commence as soon as possible; (b) cause the entry of the Confirmation Order in the form submitted to the District Court by the

Proponents (in form and substance reasonably acceptable to the Trustee) as soon as practicable; and (c) cause the Consummation Date of the Third Amended Plan to occur as soon as practicable.

         d. District Court Complaint. On the Consummation Date, the Trustee

shall execute and file with the District Court a stipulation of dismissal and notice thereof in the form annexed hereto as Exhibit H dismissing the District

Court Complaint with prejudice as against the Lender Defendants, the Toy Biz

Defendants and the Dickstein Defendants.

         e. Releases. Effective upon the Consummation Date of the Third

Amended Plan, the Trustee, for each of the Debtors, and for each of the

Debtors' heirs, executors, administrators, successors and assigns, and for any

Entity acting for or on behalf of, or claiming through, any of them and each of them (collectively, the "Debtor Parties"), for good and valuable consideration,

receipt of which is hereby acknowledged, shall be deemed to have fully, finally and forever
released and discharged each of Toy Biz, Perlmutter, The Perlmutter Trust,

Arad, Zib, Joseph M. Ahearn, James S. Carluccio, Alan Fine, James F. Halpin,

Morton E. Handel, Alfred A. Piergallini, Donald E. Rosenblum, Paul R. Verkuil,

Chase, all Entities which were or are holders of Senior Secured Claims at any time on or before the Consummation Date, the Entities which were or are DIP

Lenders at any time on or before the Consummation Date, Mark Dickstein,

Dickstein Partners Inc., Dickstein & Co. L.P., Dickstein International Limited,

Dickstein Partners L.P., Dickstein Focus Fund L.P. and each of their respective past and present (through and including the Consummation Date) officers,

directors, servants, agents, attorneys, employees, representatives,

predecessors, successors, assigns, heirs, parents, subsidiaries, Affiliates and any Entity acting for or on behalf of any of them (collectively, the "Defendant

Parties"), of and from any and all claims, which any of the Debtor Parties ever had or may have had, now have, or hereafter can, shall or may have against any of the Defendant Parties for, upon or by reason of any act, omission or other matter, cause or thing whatsoever from the beginning of the world until the date hereof, including, but not limited to, all causes of action, claims or allegations relating to, arising from or in any manner whatsoever connected with the claims asserted in the District Court Complaint and/or the Debtors'

bankruptcy cases; provided, however, that nothing herein or in the Third

Amended Plan shall be construed as releasing, waiving or otherwise discharging claims relating to compliance with the terms of this Stipulation or the

Third Amended Plan or any agreement, instrument or other document to be executed as contemplated or provided in the Third Amended Plan. Notwithstanding the definition of the term the Defendant Parties, nothing in such definition or elsewhere in this Stipulation or the
                                     -16-

Third Amended Plan shall be construed, directly or indirectly, by implication or otherwise, to include, incorporate or embrace in said definitions (in any capacity), and the releases granted hereby shall not be construed to run for the benefit of (in any capacity), any individual who serves or has served as a director of Entertainment or any insider, Affiliate, director, employee,

attorney, investment banker, or agent of any of such directors other than a

Lender Defendant; provided, however, that all claims asserted against the

Lender Defendants, the Toy Biz Defendants and the Dickstein Defendants in the

District Court Complaint will be deemed released effective on the Consummation

Date.

         f. Covenant Not to Sue. The Trustee acknowledges that Toy Biz, its officers, employees and directors will take actions in furtherance of the transactions contemplated by this Stipulation although the matters in dispute in the Governance Litigation have not been finally resolved. The Trustee agrees that he will not, and will cause the Debtors not, to pursue any legal action against any of the Toy Biz Defendants based upon an allegation that any Toy Biz

Defendant was not properly elected to the board of directors of Toy Biz if it is ultimately determined that the board of directors of Toy Biz which approved this Stipulation is not the duly authorized board of directors of Toy Biz for any actions taken by them in furtherance of the transactions contemplated by this Stipulation but only to the extent such actions are reasonably necessary to carry out the terms of this Stipulation and the Third Amended Plan. The provisions of this Section 2.f. shall survive the termination of this

Stipulation with respect to action taken prior to such termination.

         g. Appeals. Upon the occurrence of the Consummation Date of the

Third Amended Plan, the Trustee shall (i) request the Third Circuit to enter an order dismissing with prejudice all appeals from the Governance Litigation; and

(ii) support the Proponents (in a writing or writings filed with the Third

Circuit or the United States Supreme Court) in opposing any appeals of the

Confirmation Order and any stays pending any such appeals.

                  3. Obligations of Toy Biz and the Trustee.

                  The Trustee shall cause Entertainment to, and Toy Biz shall,

promptly file a Notification and Report Form under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended ("HSR Act") with the Federal

Trade Commission (the "FTC") and the Antitrust Division of the Department of

Justice (the "Antitrust Division") with respect to the transactions contemplated by the Third Amended Plan and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division, including any request for additional information or documentary material. In connection with such filings, Toy Biz and the Trustee shall cooperate with one another. The obligations of Toy Biz and the Trustee obligations hereunder are not in any way conditioned upon the outcome of the Governance Litigation or any appeal therein and the Trustee shall continue to support prompt confirmation and consummation of the Third Amended Plan regardless of the outcome of the Governance

Litigation.

                  4. Governing Law. The transactions contemplated hereby

shall be governed by the internal laws of the State of Delaware and, to the extent applicable, federal law.

                  5. Termination of Stipulation. The parties' obligations

hereunder shall terminate in the event that (a) Chase has not provided the

Trustee with a copy of an amendment (the "Master Agreement Amendment") to the

Master Agreement in the form annexed hereto as Exhibit I approving this

Stipulation (and all of the attachments hereto) executed by a Requisite Amount of Consenting Lenders (as defined in the Master Agreement) within ten (10) days after the filing of the 9019 Motion, (b) the Confirmation Date of the Third

Amended Plan shall not have occurred on or before June 30, 1998, (c) the

Consummation Date of the Third Amended Plan shall not have occurred on or before August 15, 1998, (d) the Trustee notifies Chase and Toy Biz that he intends to accept an Alternative Transaction (as defined below) in accordance with Section 6 hereof, or (e) the Trustee shall have received written notice from Chase that as a result of the withdrawal of Consenting Lenders (as defined in the Master Agreement) pursuant to Sections 7.2 and 8.2 of the Master

Agreement, the number of Consenting Lenders has fallen below the Consenting

Lender Threshold (as defined in the Master Agreement); provided, however, that clauses (b) and (c) above may be waived in a writing executed by Toy Biz and

Secured Lenders comprising Requisite Secured Lender Consent. Notwithstanding a

waiver of clause (b) or (c) of the preceding sentence by Toy Biz and Secured

Lenders comprising Requisite Secured Lender Consent, the Trustee shall have the right to terminate this Stipulation in the event that the Confirmation Date of the Third Amended Plan shall not have occurred on or before August 15, 1998 or the Consummation Date of the Third Amended Plan shall not have occurred on or before September 30, 1998.

                  6. Alternative Transactions. The parties acknowledge that

the Trustee has a fiduciary duty prior to the Confirmation Date to hold discussions or negotiations with any person with respect to an Alternative

Transaction. The Trustee agrees that he will advise Toy Biz and Chase of any written proposal which is an Alternative Transaction and the Trustee will provide the details of the Alternative Transaction promptly upon his receipt from Chase and Toy Biz of a confidentiality agreement signed by them with respect thereto in favor of the Trustee. For purposes of this Stipulation,

"Alternative Transaction" means any transaction involving the sale of all or any significant portion of Entertainment's business (which for this purpose shall include the business conducted by Entertainment through its subsidiaries), whether by sale of capital stock or assets or by merger or consolidation or a plan of reorganization. The Trustee shall have the right to terminate this Stipulation at any time prior to the Confirmation Date pursuant to paragraph 5 hereof only for the purpose of accepting an Alternative

Transaction which (i) (A) Secured Lenders comprising Requisite Secured Lender

Consent, and (B) Toy Biz each advise the Trustee in writing is acceptable to each of them in the absolute discretion of each of them or (ii) the Trustee in good faith determines is a Superior Proposal. "Superior Proposal" means an

Alternative Transaction which (a) provides for the indefeasible payment of all amounts owing under the Existing Credit Agreements to holders of Allowed Senior

Secured Claims and all amounts owing to the DIP Lenders at the consummation of the transaction in full in Cash, or (b) requires (I) the other parties to the

Alternative Transaction to agree (x) that the Class B Stock has converted, or will upon the closing of such Alternative Transaction convert to Class A Stock,

and (y) not to object to the
entry by the Third Circuit of an order affirming the Governance Litigation

Judgment or dismissing with prejudice all appeals of the Governance Litigation

Judgment, (II) which may close only upon the entry of an order which is final,

and no longer subject to appeal, review or writ of certiorari affirming the

Governance Litigation Judgment or dismissing the Governance Litigation Judgment with prejudice, and (III) provides for recoveries for holders of each of the

Senior Secured Claims, Unsecured Claims and Equity Interests which the Trustee determines in good faith are greater than the recoveries that would be received by those holders pursuant to the Third Amended Plan. For the purpose of determining whether an Alternative Proposal constitutes a Superior Proposal,

the Trustee shall be entitled to rely on a representation from Chase concerning the amount of the Senior Secured Claims. The foregoing shall not restrict the

Trustee from negotiating and selling the stock and/or assets of Panini, S.p.A.

or the Confection Business.

                  7. Remedies. The parties hereto acknowledge that

irreparable injury will result from a breach of the obligations hereunder and,

therefore, the sole remedy of any party hereto is to seek specific performance in the District Court. If this Stipulation shall be terminated as provided in

Section 5 above, the provisions of this Stipulation shall become null and void except (i) for Section 2.f hereof and (ii) if termination occurs pursuant to clause (d) of Section 5 because the Trustee has elected to accept a Superior

Proposal which does not provide for the indefeasible payment of all amounts owing under the Existing Credit Agreements to holders of Allowed Senior Secured

Claims at the consummation of the transaction in full in Cash, the provisions of Sections 2.d and e shall survive and the Trustee shall continue to request the Third Circuit to enter an order dismissing with prejudice all appeals from the Governance Litigation.

                  8.Further Assurances. The parties hereto will take such

actions as may be reasonably necessary to effect the provisions of this

Stipulation.

                  9. Counterparts. This Stipulation may be executed in

counterparts including facsimile counterparts.

                  10. Amendment of Third Amended Plan. The Third Amended Plan

and exhibits thereto shall not be amended from the form attached hereto in a manner which the Trustee believes is inconsistent with the terms of this

Stipulation and the documents attached hereto without the prior written consent of the Trustee. If the Trustee concludes that the foregoing provision of this

Stipulation has been violated, he shall give written notice thereof to Toy Biz and Chase. If such violation is not cured within ten (10) days of the receipt of such written notice by Chase and Toy Biz to the reasonable satisfaction of the Trustee, the Trustee may terminate this Stipulation by written notice from the Trustee to Chase and Toy Biz. Such termination shall be treated for all purposes as a termination under Section 5 of this Stipulation.

                  IN WITNESS WHEREOF, the parties hereto, intending to be

legally bound hereby, have duly executed this Stipulation on the date first above written.

TOY BIZ, INC.
By:______________________

     Its:

THE CHASE MANHATTAN BANK,
individually and on behalf of those holders of Senior Secured Claims which authorize Chase to sign this Stipulation on their behalf pursuant to the Master
Agreement Amendment

By:______________________
     Its:

THE CHASE MANHATTAN BANK,
as a DIP Lender

By: _______________________
      Its:

CIBC, INC.,
as a DIP Lender

By: _______________________
      Its:

          SIGNATURE PAGE FOR STIPULATION AND AGREEMENT OF SETTLEMENT


GOLDMAN SACHS CREDIT PARTNERS L.P.,
as a DIP Lender

By: _______________________
      Its:

LEHMAN COMMERCIAL PAPER INC.,
as a DIP Lender

By: _______________________
      Its:

THE LONG TERM CREDIT BANK OF
JAPAN, LTD., LOS ANGELES AGENCY,
as a DIP Lender

By: _______________________
      Its:

THE SUMITOMO BANK, LIMITED,
as a DIP Lender

By: _______________________
      Its:

-------------------------
JOHN J. GIBBONS, solely in his

capacity as chapter 11 trustee for

the Debtors

           SIGNATURE PAGE FOR STIPULATION AND AGREEMENT OF SETTLEMENT

ZIB INC.

By:______________________
Its:

-------------------------
 Isaac Perlmutter

Isaac Perlmutter T.A.

By:_______________________

-------------------------
 Avi Arad

-------------------------
Joseph M. Ahearn

-------------------------
James S. Carluccio

-------------------------
Alan Fine

-------------------------
James F. Halpin

-------------------------
Morton E. Handel

           SIGNATURE PAGE FOR STIPULATION AND AGREEMENT OF SETTLEMENT



-------------------------
Alfred A. Piergallini

-------------------------
Donald E. Rosenblum

-------------------------
Paul R. Verkuil

DICKSTEIN PARTNERS INC.

By: ________________________
      Name:

      Title:

DICKSTEIN PARTNERS L.P.
By:  Dickstein Partners Inc.

By: ________________________
      Name:

      Title:

DICKSTEIN & CO. L.P.
By:  Dickstein Partners L.P.
By:  Dickstein Partners Inc.

By: ________________________
      Name:

      Title:

           SIGNATURE PAGE FOR STIPULATION AND AGREEMENT OF SETTLEMENT

DICKSTEIN FOCUS FUND, L.P.
By:  Dickstein Partners L.P.
By:  Dickstein Partners Inc.

By: ________________________
      Name:

      Title:

DICKSTEIN INTERNATIONAL LIMITED

By:  Dickstein Partners Inc., as Agent

By: ________________________
      Name:

      Title:

----------------------------
 Mark Dickstein

          SIGNATURE PAGE FOR STIPULATION AND AGREEMENT OF SETTLEMENT

CONSENTED and AGREED:

OFFICIAL COMMITTEE OF
UNSECURED CREDITORS

By:_________________________

                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE

                                                      )
IN RE:                                                )
                                                      )
MARVEL ENTERTAINMENT GROUP, INC.; THE                 )
ASHER CANDY COMPANY; FLEER CORP.;                     )
FRANK H. FLEER CORP.; HEROES WORLD                    )
DISTRIBUTION, INC.; MALIBU COMICS                     )  Case No. 97-638-RRM
ENTERTAINMENT, INC.; MARVEL                           )
CHARACTERS, INC.; MARVEL DIRECT                       )
MARKETING INC.; and SKYBOX                            )
INTERNATIONAL, INC.,                                  )
                                                      )
                           Debtors.                   )



             THIRD AMENDED JOINT PLAN OF REORGANIZATION PROPOSED BY
                     THE SECURED LENDERS AND TOY BIZ, INC.




WACHTELL, LIPTON, ROSEN & KATZ                BATTLE FOWLER LLP
Attorneys for The Secured                     Attorneys for Toy Biz, Inc.
  Lenders                                     75 East 55th Street
51 West 52nd Street                           New York, New York  10022
New York, New York  10019                     (212) 856-7000
(212) 403-1000

       -and-                                          -and-

RICHARDS, LAYTON & FINGER, P.A.               PEPPER HAMILTON LLP
Attorneys for The Secured                     Attorneys for Toy Biz, Inc.
  Lenders                                     1201 Market Street
One Rodney Square                             P.O. Box 1709
Wilmington, Delaware  19899                   Wilmington, Delaware  19899
(302) 658-6541                                (302) 777-6500



Dated:  Wilmington, Delaware
            May __, 1998

                               TABLE OF CONTENTS

                                                                                                                Page
SECTION 1.             DEFINITIONS AND INTERPRETATION..............................................................1
             A.        Definitions.................................................................................1
             B.        Interpretation; Application of Definitions and Rules Construction..........................21
             C.        Exhibits and Schedules.....................................................................21

SECTION 2.             PROVISIONS FOR PAYMENT OF ADMINISTRATION EXPENSE CLAIMS AND PRIORITY TAX CLAIMS............21
             2.1       Administration Expense Claims..............................................................21
             2.2       Compensation and Reimbursement Claims......................................................22
             2.3       Priority Tax Claims........................................................................22

SECTION 3.             CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..............................................22

SECTION 4.             PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN.....................23
             4.1       Priority Non-Tax Claims (Class 1)..........................................................23
             4.2       Senior Secured Claims......................................................................24
                       (a)      Allowance of Senior Secured Claims................................................24
                       (b)      Treatment of Allowed Fixed Senior Secured
                                Claims............................................................................24
                                (i) No Qualifying.................................................................24
                                           (A)    Distributions...................................................24
                                           (B)    Panini Obligations..............................................25
                                (ii)  Qualifying..................................................................26
                       (c)      Treatment of Allowed Contingent Senior Secured
                                Claims............................................................................26
                                (i) No Panini.....................................................................26
                                (ii) Panini.......................................................................26
             4.3       Other Secured Claims (Class 3).............................................................26
             4.4       Unsecured Claims (Class 4).................................................................27
             (a)       Distributions..............................................................................27
                                (i) No Qualifying.................................................................27
                                (ii) Qualifying...................................................................27
                       (b)      Intercompany Claims...............................................................28
                       (c)      Insider Claims....................................................................28
             4.5       Class Securities Litigation Claims (Class 5)...............................................28
                       (a)      Distributions.....................................................................28
                       (b)      Calculation of Distribution.......................................................29
                       (c)      Parity of and Limitation on Distributions.........................................29
             4.6       Equity Interests (Class 6).................................................................29
                       (a)      Entertainment (Subclass 6A).......................................................29
                                (i)  Distributions................................................................29
                                (ii) Parity of and Limitation on Distributions....................................30


                                       i



                                                                                                                Page

                       (b)      Subsidiary Equity Interest (Subclass 6B)..........................................30
             4.7  Existing Warrants (Class 7).....................................................................30

SECTION 5.   IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED UNDER THE PLAN;
             ACCEPTANCE OR REJECTION OF THE PLAN..................................................................30
             5.1  Holders of Claims and Equity Interests Entitled to Vote.........................................30
             5.2  Subtraction and Addition of Classes and Subclasses..............................................31
                       (a)      Subtraction of Classes and Subclasses.............................................31
                       (b)      Addition of Classes and Subclasses................................................31
             5.3  Nonconsensual Confirmation......................................................................31
             5.4  Severability of Plan of Reorganization..........................................................32

SECTION 6.        MEANS OF IMPLEMENTATION.........................................................................32
             6.1  Closing of Transaction..........................................................................32
             6.2  Derivative Securities Litigation Claims.........................................................32
             6.3  Board of Directors of the Reorganized Debtors...................................................32
             6.4  Officers of the Reorganized Debtors.............................................................33
             6.5  Distribution to New Investors...................................................................33
             6.6  Toy Biz Distribution............................................................................33
                       (a)      No Qualifying Transaction.........................................................33
                       (b)      Qualifying Transaction............................................................33
             6.7  Fees to New Investors...........................................................................33
             6.8  Dissolution of Committees.......................................................................34
             6.9  Transfer of Panini..............................................................................34
             6.10 Newco Financing................................................................................34
             6.11 Vote of Characters' Toy Biz Stock..............................................................34
             6.12 Forgiveness of Panini Obligations..............................................................34
             6.13 Panini Indemnity...............................................................................35
             6.14 Outstanding Toy Biz Stock Interests............................................................35
             6.15 Distribution of Subsidiary Equity Interests....................................................35
             6.16 Continuation of Creditors Committee............................................................35
             6.17 Right to Object to Fees........................................................................35
             6.18 Certain Securities Law Matters.................................................................35

SECTION 7.         LITIGATION TRUST...............................................................................36
             Assignment of Rights.................................................................................36
             Control of Litigation................................................................................37
             Liability of Trustee.................................................................................37
             Distribution of Net Litigation Proceeds, Net Avoidance Litigation Proceeds and Net MAFCO Litigation
             Proceeds.............................................................................................37
             Professional Fees and Expenses.......................................................................38
             Commencement of Avoidance Actions....................................................................39
             Reduction of Judgment and Indemnification............................................................39
             Timing of Distributions..............................................................................40
             Objections to Claims.................................................................................41


                                       ii



                                                                                                                Page

             Jurisdiction.........................................................................................41

SECTION 8.   PROVISIONS GOVERNING DISTRIBUTIONS...................................................................41
             8.1  Date of Distributions...........................................................................41
             8.2  Entities to Exercise Function of Disbursing Agent...............................................41
             8.3  Surrender and Cancellation of Instruments.......................................................42
             8.4  Delivery of Distributions.......................................................................42
             8.5  Manner of Payment Under Plan of Reorganization..................................................43
             8.6  Reserves and Distributions......................................................................43
             8.7       ...........................................................................................43
             8.8  Distributions After Consummation Date...........................................................44
             8.9  Rights And Powers Of Disbursing Agent...........................................................44
                       (a)      Powers of the Disbursing Agent....................................................44
                       (b)      Expenses Incurred on or after the Consummation Date...............................44
                       (c)      Exculpation.......................................................................44
             8.10  Distributions of Certain Warrants..............................................................45

SECTION 9.   PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN OF REORGANIZATION.............................45
             9.1  Objections to Claims............................................................................45
             9.2  No Distributions Pending Allowance..............................................................45
             9.3  Cash Reserve....................................................................................46
             9.4  Distributions After Allowance...................................................................46
             9.5  Fractional Securities...........................................................................46

SECTION 10.  PROVISION GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THE PLAN..........................47
             10.1  General Treatment..............................................................................47
             10.2  Amendments to Schedule; Effect of Amendments...................................................47
             10.3  Bar to Rejection Damage Claims.................................................................48
             10.4  Certain Panini Agreements......................................................................48
                       (a)      Panini Sticker Agreement..........................................................48
                       (b)      Panini Comic Distribution Agreement...............................................48

SECTION 11.  CONDITIONS PRECEDENT TO CONFIRMATION DATE AND CONSUMMATION DATE......................................49
             11.1  Conditions Precedent to Confirmation of Plan of Reorganization.................................49
                       (a)      Confirmation Order................................................................49
             11.2  Conditions Precedent to Consummation Date of Plan of Reorganization............................49
                       (a)      SEC Proxy Statement...............................................................49
                       (b)      HSR...............................................................................50
                       (c)      Restructured Panini Loan Documents................................................50
                       (d)      Secured Lender Consummation Date..................................................50
                       (e)      Toy Biz Consummation Date.........................................................50
             11.3  Waiver of Conditions Precedent.................................................................50


                                      iii



                                                                                                                Page


SECTION 12.        EFFECT OF CONFIRMATION.........................................................................50
             12.1  General Authority..............................................................................50
             12.2  Discharge of Debtors...........................................................................51
                       (a)      General Discharge.................................................................51
                       (b)      Exculpations......................................................................51
                       (c)      Treatment of Indemnification Claims...............................................51
             12.3  Term of Injunctions or Stays...................................................................52

SECTION 13.        WAIVER OF CLAIMS...............................................................................52
             13.1  Avoidance Actions..............................................................................52

SECTION 14.        RETENTION OF JURISDICTION......................................................................53
             14.1  Retention of Jurisdiction......................................................................53
             14.2  Amendment of Plan of Reorganization............................................................54

SECTION 15.        MISCELLANEOUS PROVISIONS.......................................................................55
             15.1  Payment of Statutory Fees......................................................................55
             15.2  Retiree Benefits...............................................................................55
             15.3  Compliance with Tax Requirements...............................................................55
             15.4  Recognition of Guaranty Rights.................................................................55
             15.5  Severability of Plan Provisions................................................................56
             15.6  Governing Law..................................................................................56
             15.7  Further Assurances.............................................................................56
             15.8  Time of the Essence............................................................................56
             15.9  Counterparts...................................................................................57
             15.10 Notices........................................................................................57


EXHIBITS

1.           Bylaws for Newco
2.           Charter for Newco
3.           Confirmation Order
4.           Convertible Preferred Stock
5.           Designated Competitors
6.           Excess Administration Claims Note
7.           Intercompany Agreement
8.           Litigation Trust Agreement
9.           Litigation Trust Professional Fee Guaranty
10.          Merger Agreement
11.          New Investors
12.          Newco Guaranty
13.          Panini Indemnity
14.          Plan Warrant Agreement
15.          Professional Fee Reimbursement Note
16.          Secured Lenders
17.          Stockholder Warrant Agreement


SCHEDULES

6.1.         Letter of Credit and related obligations
10.1.        Rejection Schedule

                          JOINT PLAN OF REORGANIZATION


                  The Secured Lenders and Toy Biz, Inc., creditors and parties in interest in these chapter 11 cases, hereby propose this Plan of Reorganization dated May __, 1998 for Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc. and SkyBox International Inc.

         SECTION 1.        DEFINITIONS AND INTERPRETATION

         A.       Definitions.

                  The following terms used herein shall have the respective meanings defined below:

                  "Administration Expense Claim" means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the business of the Debtors, (c) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under Section 330 or 503 of the Bankruptcy Code, and (d) any fees or charges assessed against the estates of the Debtors under Section 1930, title 28, United States Code.

                  "Administrative Agent" means The Chase Manhattan Bank as administrative agent under each of the applicable Existing Credit Agreements or any successor administrative agent appointed in accordance with any of the applicable Existing Credit Agreements.

                  "Affiliate" means, with reference to any person or entity, any other person or entity that, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, "controls," is "controlled by" or is under "common control with" such entity or person

                  "Allowed" means, with reference to any Claim or Equity Interest, (a) any and all DIP Claims, (b) any Claim or Equity Interest or any portion thereof against any Debtor which has been listed by such Debtor in its Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (c) any Claim or Equity Interest allowed by Final Order, (d) any Claim or Equity Interest as to which the liability of the

Debtors and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court,(e) any Claim allowed expressly hereunder, or (f) for purposes of voting only, any Claim evidenced by a proof of Claim filed by or before the last date designated by the Bankruptcy Court as the last date for filing Claims against the Debtors, provided that such Claim has not been disallowed by order of the Court or the Bankruptcy Court, and is not the subject of an objection filed at least ten (10) days prior to the voting deadline.

                  "Ballot" means any form or forms distributed to each holder of a Claim or Equity Interest entitled to vote on this Plan of Reorganization on which is to be indicated the acceptance or rejection by such holder of this Plan of Reorganization.

                  "Ballot Date" means the date fixed by the Bankruptcy Court as the date by which all Ballots must be received by the Balloting Agent (as such term is defined in the Disclosure Statement) from holders of impaired Claims and Equity Interests other than holders of Equity Interests in Subclass 6B (Fleer Corp.) of Class 6 Equity Interests in Class 7 (Existing Warrants) to be counted as acceptances or rejections of this Plan of Reorganization.

                  "Bankruptcy Code" means title 11, United States Code, as applicable to the Reorganization Cases as in effect on the Confirmation Date.

                  "Bankruptcy Court" means the United States District Court for the District of Delaware having jurisdiction over the Reorganization Cases and, to the extent of any reference under section 157, title 28, United States Code, the unit of such District Court under section 151, title 28, United States Code.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, and any Local Rules of the Bankruptcy Court.

                  "Beneficiaries" means Newco and all holders of Allowed Unsecured Claims (other than Intercompany Claims and Insider Claims), holders of Allowed Fixed Senior Secured Claims, holders of Allowed Class Securities Litigation Claims, and holders of Allowed Equity Interests in Entertainment.

                  "Breakup Fee" means Cash in the amount of the breakup fee payable pursuant to the Convertible Preferred Stock Purchase Agreement to DPI or its assignees, but in no event more than eight million dollars ($8,000,000).

                  "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  "Bylaws" means the bylaws for Newco in the form of Exhibit 1 hereto, subject to non-substantive changes.

                  "Cash" means legal tender of the United States of America and, with respect to payments under this Plan of Reorganization, cash (U.S. dollars), certified check, bank check or wire transfer from a domestic bank.

                  "Causes of Action" means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

                  "Characters" means Marvel Characters, Inc., one of the Debtors herein.

                  "Charter" means the Certificate of Incorporation for Newco in the form of Exhibit 2 hereto, subject to non-substantive changes.

                  "Chase" means The Chase Manhattan Bank in its capacity as agent under the Existing Credit Agreements.

                  "Claim" means (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  "Class Securities Litigation Claim" means any Claim whether or not the subject of an existing lawsuit arising from rescission of a purchase or sale of shares of common stock of Entertainment, for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim (which shall include, without limitation, any Claim asserted by LaSalle National Bank on behalf of itself or any holders of bonds) which Claims shall be subordinated in accordance with section 510(b) of the Bankruptcy Code.

                  "Collateral" means any property or interest in property of the estate of any Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

                  "Confection Business" means any and all of the assets and properties relating to the confection business operated and owned by Fleer including, without limitation, all of its rights relating to Dubble Bubble, Razzles and any other food and candy products produced thereby.

                  "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                  "Confirmation Hearing" means the hearing held by the Bankruptcy Court on confirmation of this Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

                  "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan of Reorganization in the form of the order annexed as
Exhibit 3 hereto, subject to non-substantive changes.

                  "Consummation Date" means the latest to occur of (a) the thirtieth (30th) day (calculated under Bankruptcy Rule 9006) after the Confirmation Date if no stay of the Confirmation Order is then in effect, (b) the first Business Day after any stay of the Confirmation Order expires or otherwise terminates, and (c) such other date as may be fixed from time to time after the Confirmation Date by filing a notice thereof by the Proponents with the Bankruptcy Court upon the consent of the Creditors Committee not to be unreasonably withheld or delayed; provided, however, that in no event shall the Consummation Date occur earlier than the date of the satisfaction of each of the conditions precedent to the occurrence of the Consummation Date of this Plan of Reorganization in Section 11.2 hereof unless waived as provided in
Section 11.3 hereof.

                  "Contingent Senior Secured Claim" means any Claim against Entertainment or any of its Debtor subsidiaries governed by or arising out of the guaranty provisions contained in the Existing Panini Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to the Existing Panini Credit Agreements for the account of Panini or any of its subsidiaries and any Claim for adequate protection relating to the Collateral securing the Claims previously referred to in this definition arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.

                  "Convertible Preferred Stock" means convertible preferred stock in Newco (a) each share of which shall be convertible into 1.039 shares of Newco Common Stock, and (b) which shall have the terms set forth in the Charter.

                  "Convertible Preferred Stock Purchase Agreement" means a Convertible Preferred Stock Purchase Agreement to be executed on the Confirmation Date by Toy Biz, Zib Inc. or its assignees and DPI or its assignees.

                  "Creditors Committee" means the Official Committee of Unsecured Creditors appointed for the Debtors by the United States Trustee for the District of Delaware on October 22, 1997.

                  "Debtor" means each of Entertainment, The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing, Inc., and SkyBox International Inc., each (other than Marvel Characters, Inc. and Malibu Comics Entertainment, Inc.) being a Delaware corporation and Marvel Characters, Inc. and Malibu Comics Entertainment, Inc. being California corporations, the debtors in Chapter 11 Case Nos. 96-2069
(HSB) through 96-2077 (HSB), respectively.

                  "Debtor in Possession" means each Debtor in its capacity as a debtor in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

                  "Designated Competitor" means those entities listed on
Exhibit 4 hereto.

                  "Designated Contingent Senior Secured Claims" means on any date all Contingent Senior Secured Claims other than those beneficially owned or controlled (directly, indirectly or by participation) by (a) any entity that serves or has served as a member of Entertainment's board of directors, or (b) any entity purchasing Convertible Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement other than solely by virtue of the exercise of such entity's rights pursuant to Section 4.2(b)(i)(A)(6) hereof.

                  "Designated Fixed Senior Secured Claims" means on any date all Fixed Senior Secured Claims other than those beneficially owned or controlled (directly, indirectly or by participation) by (a) any entity that serves or has served as a member of Entertainment's board of directors, or (b) any entity purchasing Convertible Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement other than solely by virtue of the exercise of such entity's rights pursuant to Section 4.2(b)(i)(A)(6) hereof.

                  "DIP Claim" shall mean any claim arising under the DIP Credit Agreement.

                  "DIP Credit Agreement" means that certain Revolving Credit and Guaranty Agreement dated as of December 27, 1996 among Marvel Entertainment Group, Inc., the guarantors named therein, the banks party thereto and The Chase Manhattan Bank as agent as the same may be amended from time to time in accordance with the terms thereof or the agreements or other documents evidencing any successor or replacement post-petition financing facility.

                  "Disbursing Agent" means any entity in its capacity as a disbursing agent under Section 8.2 hereof.

                  "Disclosure Statement" means that certain Disclosure Statement, including, without limitation, all exhibits and schedules thereto, in the form approved by the Bankruptcy Court relating to this Plan of Reorganization as the same may be amended from time to time.

                  "Disputed Claim" means a Claim against a Debtor that is not an Allowed Claim.

                  "District Court Complaint" means the complaint in Case No. 97-586(RRM) filed on October 30, 1997 in the United States
District Court for the District of Delaware.

                  "DPI" means Dickstein Partners Inc.

                  "Effective Time" shall have the meaning given to such term in the Merger Agreement.

                  "Entertainment" means Marvel Entertainment Group, Inc.

                  "Equity Committee" means the Official Committee of Equity Security Holders appointed for Entertainment by the United States Trustee for the District of Delaware on February 12,1997.

                  "Equity Interest" means any share of common stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest. For purposes of Subclass 6A (Entertainment) of Class 6 (Equity Interests), the Existing Warrants shall not be included in such subclass.

                  "Excess Administration Claims Amount" means the amount, if any, by which the sum of (a) all Allowed Administration Expense Claims (exclusive of all DIP Claims through October 7, 1997), and (b) the aggregate amount of all professional fees, costs and expenses of professionals engaged by Chase in its capacity as agent or acting on behalf of all of the holders of

Senior Secured Claims including, without limitation, all fees and expenses of counsel and financial advisors incurred in connection with the Reorganization Cases, exceeds thirty-five million dollars ($35,000,000).

                  "Excess Administration Claims Note" means an unsecured note of Newco and its subsidiaries in the form of Exhibit 5 hereto, subject to non-substantive changes, in an original principal amount equal to the Excess Administration Claims Amount bearing interest at the rate of ten percent (10%) per annum which shall, at the election of Newco, be paid semi-annually or accrue and compound, and shall have a maturity date of the fifth anniversary of the Consummation Date.

                  "Excess Proceeds" means all net proceeds of a Qualifying Transaction which closes on the Consummation Date in excess of the aggregate amount required to satisfy Fixed Senior Secured Claims in full in accordance with the Existing Fleer Credit Agreements, to pay the Toy Biz Cash Distribution and all amounts (other than Excess Proceeds) due to holders of Allowed Unsecured Claims pursuant to Section 4.4(a)(ii) hereof.

                  "Exculpated Persons" means (a) the Reorganized Debtors, Newco, all past, present and future holders of DIP Claims, all past, present and future holders of Senior Secured Claims (other than those beneficially owned or controlled directly, indirectly or by participation by entities or Affiliates of entities that serve or have served on Entertainment's board of directors), Chase, Toy Biz, the New Investors, the Creditors Committee, all members of the Creditors Committee, Affiliates (in each case exclusive of Marvel Holdings, Inc., Marvel (Parent) Holdings Inc. and Marvel III Holdings Inc. or any of their direct or indirect parents) of any of the foregoing, the Trustee and all officers, directors, employees, shareholders, limited liability entity members, partners, consultants, advisors, investment bankers, attorneys, accountants or other representatives or agents of any of the foregoing acting as such, and (b) the Debtors.

                  "Existing Credit Agreements" means, collectively, the Existing Fleer Credit Agreements and the Existing Panini Credit
Agreements.

                  "Existing Fleer Credit Agreements" means, collectively, (a) that certain Amended and Restated Credit and Guarantee Agreement dated as of August 30, 1994, as amended, among Entertainment, Fleer Corp., the financial institutions parties thereto, the co-agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent, (b) that certain Credit and Guarantee Agreement dated as of April 24, 1995, as amended, by and among Entertainment, Fleer Corp., the financial institutions party thereto, the co-agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent, (c) that certain Line of Credit, dated as of March 27, 1996, as amended, among Fleer Corp., the banks and other financial institutions parties thereto and The Chase Manhattan Bank as Administrative Agent,(d)(i)(A) any letter of credit issued for the account of Entertainment or any of its subsidiaries by a bank or other financial institution which is a party to any of the Existing Credit Agreements referred to in clauses (a) or (b) of this definition of "Existing Fleer Credit Agreements" and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (d)(i)(A) of this definition of "Existing Fleer Credit Agreements" or (ii) any interest rate agreement between Entertainment or any of its subsidiaries and a bank or other financial institution which is a party to any of the Existing Credit Agreements referred to in clauses (a) through (c), inclusive, of this definition of "Existing Fleer Credit Agreements", and (e) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements.

                  "Existing Panini Credit Agreements" means the Existing Panini Junior Credit Agreements and the Existing Panini Senior
Credit Agreements.

                  "Existing Panini Junior Credit Agreements" means (a) that certain Term Loan and Guarantee Agreement dated as of August 30, 1994, as amended, supplemented or otherwise modified from time to time, among Entertainment, Panini, S.p.A. (formerly named Marvel Comics Italia S.r.l.), and Istituto Bancario San Paolo di Torino, S.p.A.; (b) the Panini Participation Agreements; (c)(i)(A) any letter of credit issued for the account of any of the Panini Entities by a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) or (b) and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (c)(i)(A) or (ii) any interest rate agreement between any of the Panini Entities and a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) and (b); and (d) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers.

                  "Existing Panini Senior Credit Agreements" means that certain Italian Lire 27,000,000,000 Term Loan and Guaranty Agreement dated as of August 5, 1997 as amended, supplemented or otherwise modified from time to time, among Entertainment, Panini, the lenders listed on Schedule 1 thereto as lenders, and The Chase Manhattan Bank as agent, and the related Panini financing order entered by the Bankruptcy Court and any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers.

                  "Existing Warrants" means, collectively, all incentive stock options, non-qualified stock options and stock appreciation rights granted under any employee benefits plan and any other options, warrants or rights, contractual or otherwise, if any, to acquire an Equity Interest.

                  "Final Order" means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

                  "Fixed Senior Secured Claim" means any Claim governed by any of the Existing Fleer Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to any of the Existing Fleer Credit Agreements for the account of Entertainment or any of its subsidiaries (other than the Panini Entities) or any interest rate agreement between Entertainment or any of its subsidiaries (other than the Panini Entities) and a bank or other financial institution which is a party to any of the Existing Fleer Credit Agreements and any Claim for adequate protection relating to the Collateral securing the Claims previously referred to in this definition arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27,

1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.

                  "Fleer" means Fleer Corp., one of the Debtors.

                  "Fractional Warrant" means a Warrant to acquire a fractional share of Convertible Preferred Stock or a fractional share of Newco Common Stock.

                  "Governance Litigation" means case No. 97-648 (RRM) pending in the Bankruptcy Court.

                  "Immaterial Debtors" means The Asher Candy Company, Frank H. Fleer Corp., Heroes World Distribution, Inc. and any other Debtor which the Proponents, acting reasonably, jointly determine to have de minimis value.

                  "Insider Claim" means any Unsecured Claim (other than a Senior Secured Claim) of an insider (as defined in section 101 of the Bankruptcy Code) or Affiliate of any Debtor other than a Claim of any employee or former employee of any Debtor.

                  "Intercompany Agreement" means those agreements set forth on
Exhibit 6 hereto.

                  "Intercompany Claim" means any Claim held by any Debtor against any other Debtor, including, without limitation, all derivative Claims asserted by or on behalf of any one Debtor against any other Debtor.

                  "Lien" means any charge against or interest in property or an interest in property to secure payment of a debt or performance of an obligation.

                  "Litigation Claim" means all Causes of Action (including any avoidance action pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code) of the Debtors other than (i) those relating to any tax sharing or other similar agreement, or (ii) against any person or entity released or exculpated pursuant to this Plan.

                  "Litigation Trust" means the trust created by the Litigation Trust Agreement to be executed on the Consummation Date pursuant to Section 7.1 hereof by the Debtors and the Litigation Trustee.

                  "Litigation Trust Agreement" means the trust agreement to be executed by the Debtors and the Litigation Trustee in the form of Exhibit 7 hereto, subject to non-substantive changes.

                  "Litigation Trust Assets" means all assets of the Litigation Trust.

                  "Litigation Trustee" means such person or entity as may be designated by the Creditors Committee on or before the Consummation Date subject to the consent of the Proponents, and from and after the Consummation Date, any successor trustee designated in accordance with the Litigation Trust Agreement.

                  "Litigation Trust Loan Agreement" means the Loan Agreement to be executed by Newco in the form of Exhibit 8 hereto, subject to non-substantive changes.

                  "Marvel" means, collectively, Entertainment and each of its subsidiaries other than the Panini Entities.

                  "Master Agreement" means that certain Master Agreement by and among the Proponents dated as of October 7, 1997 as the same has been or may be amended from time to time.

                  "Merger Agreement" means that certain Agreement and Plan of Merger dated as of the Consummation Date in the form annexed as Exhibit 9 hereto, subject to non-substantive changes.

                  "NBA License Agreement" means that certain Retail Product License Agreement dated July 21, 1995 between Entertainment and NBA Properties, Inc., as amended, supplemented or otherwise modified from time to time.

                  "Net Avoidance Litigation Proceeds" means the gross proceeds realized by the Litigation Trust in respect of all of the Debtors' Causes of Action pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code net of payment of all expenses of the Litigation Trust (other than those allocable to Net Litigation Proceeds and Net MAFCO Litigation Proceeds) including, without limitation, (i) payment without duplication of all sums due and owing pursuant to the Professional Fee Reimbursement Note, and
(ii) any set-off effected by the holders of Resulting Claims pursuant to
Section 8.7 hereof.

                  "Net Cash Proceeds" means the gross proceeds in Cash realized from the sale of capital stock of Newco net of Cash payments, if necessary to cause the occurrence of the Consummation Date, in an amount equal to the aggregate of (i) Administration Expense Claims, including, without limitation, all DIP Claims, (ii) Priority Non-Tax Claims, (iii) Priority Tax Claims, and
(iv) any other Cash payments necessary to cause the occurrence of the Consummation Date other than the Toy Biz Cash Distribution and the Required Secured Lender Consideration.

                  "Net Litigation Proceeds" means the gross proceeds realized by the Litigation Trust in respect of all of the Debtors' Causes of Action (exclusive of Net Avoidance Litigation Proceeds and Net MAFCO Litigation Proceeds) net of payment of all expenses of the Litigation Trust (other than those allocable to Net Avoidance Proceeds and Net MAFCO Litigation Proceeds) including, without limitation, payment without duplication of all sums due and owing pursuant to the Professional Fee Reimbursement Note.

                  "Net MAFCO Litigation Proceeds" means the gross proceeds realized by the Litigation Trust in respect of all of the Debtors' Causes of Action (exclusive of all Causes of Action pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code) derived from claims against Ronald O. Perelman or any of his Affiliates, Mafco Holdings Inc., McAndrews & Forbes Holdings Inc., Andrews Group Incorporated, William C. Bevins, Kenneth Ziffren and Donald G. Drapkin asserted in the District Court Complaint net of payment of all expenses of the Litigation Trust (other than those allocable to Net Avoidance Proceeds and Net Litigation Proceeds) including, without limitation, payment without duplication of all sums due and owing pursuant to the Professional Fee Reimbursement Note.

                  "New Investors" means the entities set forth on Exhibit 10 hereto and the holders of Fixed Senior Secured Claims exercising the right to purchase Convertible Preferred Stock in accordance with Section 4.2(b)(i)(A)(6) hereof.

                  "New Panini Securities" means debt securities of Newco having a present value as of the Consummation Date of forty million dollars ($40,000,000) as determined by a fairness opinion (taking into account, inter alia, the liquidity of the securities) of a nationally recognized investment banking firm reasonably acceptable to Toy Biz and the Panini Lenders, provided, however, that such securities may be equity securities with the consent of the holders two-thirds in amount of the Contingent Senior Secured Claims.

                  "Newco" means Toy Biz, as its name may be changed, from and after the Consummation Date.

                  "Newco Common Stock" means the issued and outstanding shares of common stock of Newco as of the Consummation Date.

                  "Newco Guaranty" means an absolute and unconditional guaranty of Newco and its subsidiaries secured by a valid, binding, enforceable and perfected first priority lien against the Confection Business and the Panini Stock to be executed and delivered by Newco in the form annexed hereto as
Exhibit 11, subject to non-substantive changes, pursuant to which Newco and its subsidiaries shall guaranty the Restructured Panini

Obligations; provided, however, that such guaranty obligation shall be limited to forty million dollars ($40,000,000), eight million dollars ($8,000,000) of which shall be payable in Cash and thirty two million dollars ($32,000,000) of which shall be payable, at the election of Newco, in the form of either Cash or debt securities of Newco having a then present value of thirty two million dollars ($32,000,000) as the latter value may be determined by a fairness opinion (taking into account, inter alia, the liquidity of the securities) of a nationally recognized investment banking firm reasonably acceptable to Newco and the Panini Lenders; provided, further, that such securities may be equity securities with the consent of the holders two-thirds in amount of the Contingent Senior Secured Claims; provided, further, that in the event that the Confection Business is sold prior to the Consummation Date, then in lieu of a pledge of the Confection Business, Newco shall secure its obligations under its guaranty of the Restructured Panini Loan Documents with a letter of credit in an amount equal to the aggregate proceeds of a sale or other disposition of the Confection Business realized by the Debtors on or prior to the Consummation Date in form and substance and issued by a bank reasonably acceptable to Toy Biz and the holders of Contingent Senior Secured Claims comprising Requisite Panini Lender Consent.

                  "Other Secured Claims" means any Secured Claim not constituting a Senior Secured Claim.

                  "Panini" means Panini S.p.A.

                  "Panini Comic Distribution Agreement" means that certain agreement to manufacture, reprint, publish and sell Marvel Comics dated December 1995 between Panini and
Entertainment.

                  "Panini Entities" means Panini and its subsidiaries.

                  "Panini Indemnified Liabilities" means any and all claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of counsel and other professionals) and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Panini Entity in any way relating to, or arising out of, directly or indirectly, any contracts or other agreements to which any of the Debtors are party, including, without limitation, the NBA License Agreement, provided, however, that (i) obligations to repay the Panini Lenders pursuant to the Panini Credit Agreements shall not constitute Panini Indemnified Liabilities and (ii) the Debtors shall not be responsible for making any royalty payments owed to or for the benefit of the National Basketball Association under the NBA License Agreement solely in respect of sticker sales or card sales made by the Panini Entities from and after the Consummation Date; provided that Newco shall control the prosecution, settlement or resolution of such Panini Indemnified Liabilities and provided further that the Panini Entities shall not assert any claims against Newco in respect of Panini Indemnified Liabilities that are asserted outside of any applicable statute of limitations period.

                  "Panini Indemnity" means an indemnity in the form of Exhibit 12 hereto, subject to non-substantive changes, pursuant to which Newco and its subsidiaries will indemnify and hold harmless the Panini Entities from and against any and all claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of counsel and other professionals) and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Panini Entity in any way relating to, or arising out of directly or indirectly, any contracts or other agreements to which any of the Debtors are party, including, without limitation, the NBA License Agreement, provided, however, that (i) obligations to repay the Panini Lenders pursuant to the Existing Credit Agreements shall not constitute Panini Indemnified Liabilities and (ii) Newco shall not be responsible for making any royalty payments owed to or for the benefit of the National Basketball Association under the NBA License Agreement solely in respect of sticker sales or card sales made by Panini from and after the Consummation Date.

                  "Panini Lenders" means each of the holders of Panini Obligations arising under the Existing Panini Credit Agreements including any holder of a Panini Obligation through the Panini
Participation Agreements.

                  "Panini Liquidation Event" means the commencement of any insolvency proceeding under the laws of the Republic of Italy or other applicable law which mandates the liquidation of Panini.

                  "Panini Obligations" means all of the obligations of the Panini Entities arising under the Existing Panini Credit Agreements including, without limitation, outstanding principal, accrued and unpaid interest, fees, costs, expenses, charges and any other amounts owing under the Existing Panini Credit Agreements.

                  "Panini Participation Agreement" means, collectively, (i) the Participation Agreement dated as of August 30, 1994 among Istituto Bancario San Paolo di Torino, S.p.A., New York Limited Branch, as Italian Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants and (ii) the Participation Agreement dated as of August 5, 1997 among The Chase Manhattan Bank, as

Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants.

                  "Panini Sticker Agreement" means that certain License Agreement dated as of November 15, 1996 by and between Characters and Panini.

                  "Panini Stock" means all of the issued and outstanding capital stock of Panini.

                  "Petition Date" means December 27, 1996, the date on which each of the Debtors filed its voluntary petition for relief under the Bankruptcy Code.

                  "Plan of Reorganization" means this Plan of Reorganization dated as of May__, 1998, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the terms hereof.

                  "Plan Rate" means simple interest at the rate of seven percent (7%) per annum.

                  "Plan Warrant Agreement" means that certain Warrant Agreement in the form of Exhibit 13 hereto, subject to non- substantive changes.

                  "Plan Warrants" means warrants exercisable not later than the fourth (4th) anniversary of the Consummation Date entitling the holder thereof to acquire one share of Newco Common Stock, subject to customary anti-dilution protections, based upon an exercise price of seventeen dollars and twenty-five cents ($17.25) per share and otherwise upon the terms and conditions contained in the Plan Warrant Agreement.

                  "Priority Non-Tax Claim" means any Claim of a kind specified in section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

                  "Priority Tax Claim" means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

                  "Professional Fee Reimbursement Note" means the note to be executed by the Litigation Trustee on behalf of the Litigation Trust in the form of Exhibit 14 hereto, subject to non- substantive changes.

                  "Proponents" means Toy Biz and the Secured Lenders.

                  "Qualifying Transaction" means a transaction to be closed not later than ten (10) days after the Confirmation Date to acquire all or a portion of the capital stock of Newco which transaction generates Net Cash Proceeds equal to or greater than the sum of (i) the Toy Biz Cash Distribution, (ii) the Required Secured Lender Consideration, and (iii) the amounts (other than Excess Proceeds) due to holders of Allowed Unsecured Claims pursuant to Section 4.4(a)(ii) hereof, is otherwise consistent with the terms of this Plan of Reorganization and has been approved as to the Newco Guaranty by Requisite Panini Lender Consent not to be unreasonably withheld.

                  "Registration Rights Agreement" means a registration rights agreement in the form annexed hereto as Exhibit 15, subject to non-substantive changes.

                  "Reorganization Cases" means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on the Petition Date.

                  "Reorganized" means, with reference to any Debtor, such Debtor (unless such Debtor is a Debtor for which this Plan of Reorganization is not confirmed in accordance with Section 5.4 hereof) or any successor in interest thereto from and after the Consummation Date, including, without limitation, Newco.

                  "Required Secured Lender Consideration" means four hundred and thirty five million dollars ($435,000,000) in Cash or such other amount which has been approved by Requisite Secured Lender Consent.

                  "Requisite Panini Lender Consent" means the written consent of holders of Designated Contingent Senior Secured Claims holding a majority in dollar amount of the aggregate Designated Contingent Senior Secured Claims.

                  "Requisite Secured Lender Consent" means the written consent of holders of Designated Fixed Senior Secured Claims holding at least eighty five percent (85%) in amount of such Designated Fixed Senior Secured Claims.

                  "Restructured Panini Loan Documents" means loan documents (i) extending the maturity of the Panini Obligations until thirty-six (36) months after the earlier of (a) the Consummation Date or (b) March 31, 1998; (ii) providing that interest in respect of the obligations evidenced by the Existing Panini Senior Credit Agreements shall be paid monthly at the non-default rate thereof; (iii) providing that interest in respect of the obligations evidenced by the Existing Panini Junior Credit Agreements may, at the election of Newco, be paid in Cash or in kind by the issuance of additional notes on a quarterly basis on the last day of March, June, September and December until December 31, 1998, in either case at the non-default rate thereof; (iv) containing customary and reasonable defaults for a transaction of this nature, it being understood and agreed that all defaults which predate the Consummation Date shall be waived and that there shall be no events of default which are inconsistent with the transactions contemplated hereby; (v) requiring Panini to commence paying interest in respect of the obligations evidenced by the Existing Panini Junior Credit Agreements, at the non-default rate thereof, in Cash by making one quarterly Cash interest payment as of January 1, 1999 (on the principal amount thereof including any capitalized amounts) in advance, and thereafter making quarterly Cash interest payments (on the principal amount thereof including any capitalized amounts) in arrears on the last day of March, June, September and December until maturity, it being understood that the first quarterly interest payment in arrears will be due on June 30, 1999 and that no payment will be due on March 31, 1999; (vi) fixing the non-default rate of interest in respect of the Panini Obligations at the same rate as in the Existing Panini Credit Agreements; (vii) fixing the default rate of interest in respect of the Panini Obligations at two hundred
(200) basis points above the non-default rate of interest in the Existing Panini Credit Agreements; (viii) containing cure periods consistent with those contained in the Existing Panini Credit Agreements but in no event less than five (5) Business Days; and (ix) which are otherwise in form and substance reasonably acceptable to Toy Biz and the Panini Lenders.

                  "Restructured Panini Obligations" means all of the obligations under the Restructured Panini Loan Documents.

                  "Resulting Claim" means any Claim arising pursuant to section 502(h) of the Bankruptcy Code from the recovery of property under section 550 of the Bankruptcy Code.

                  "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended.

                  "Secured Claim" means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

                  "Secured Lenders" means those holders of Senior Secured Claims set forth on Exhibit 16 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Secured Claim" means any Contingent Senior Secured Claim and any Fixed Senior Secured Claim.

                  "Shareholder Agreement" means a shareholders' agreement by and between Isaac Perlmutter, Isaac Perlmutter, T.A., Zib Inc., Avi Arad, the New Investors and the Secured Lenders in form and substance reasonably acceptable to each of the foregoing and Toy Biz.

                  "Stipulation" means that certain Stipulation and Agreement of Settlement dated May _, 1998 by and among Toy Biz, Isaac Perlmutter, Isaac Perlmutter T.A., Zib Inc., Avi Arad, Joseph M. Ahearn, James S. Carluccio,
Alan Fine, James F. Halpin, Morton E. Handel, Alfred A. Piergallini, Donald
E. Rosenblum, Paul R. Verkuil, Mark Dickstein, Dickstein & Co. L.P., Dickstein Focus Fund, L.P., Dickstein International Limited, Dickstein Partners L.P.,
DPI, the Trustee, Chase individually and on behalf of those holders of Senior Secured Claims which authorize Chase to sign this Stipulation on their behalf pursuant to the Master Agreement Amendment, Chase as a holder of a DIP Claim, CIBC, Inc. as a holder of a DIP Claim, Goldman Sachs Credit Partners L.P. as a holder of a DIP Claim, Lehman Commercial Paper Inc. as a holder of a DIP Claim, The Long Term Credit Bank of Japan, Ltd., Los Angeles Agency as a holder of a DIP Claim and The Sumitomo Bank, Limited as a holder of a DIP Claim.

                  "Stockholder Series A Warrants" means warrants entitling the holder thereof to acquire one share of Newco Common Stock at an initial exercise price of twelve dollars($12.00) per share, subject to increase as provided in the Stockholder Series A Warrant Agreement and subject to customary anti-dilution protections, which warrants will be issued in one or more series, with all such warrants having the same Warrant Distribution Date constituting the same series and with the warrants in each such series being exercisable until the first (1st) Business Day occurring more than six months after the Warrant Distribution Date of such series, and otherwise having the terms and conditions contained in the Stockholder Series A Warrant Agreement.

                  "Stockholder Series B Warrants" means warrants entitling the holder thereof to acquire one share of Convertible Preferred Stock at an initial exercise price of ten dollars and sixty-five cents($10.65) per share, subject to increase as provided in the Stockholder Series B Warrant Agreement and subject to customary anti-dilution protections, which warrants will be issued in one or more series, with all such warrants having the same Warrant Distribution Date constituting the same series and with the warrants in each such series being exercisable until the first (1st) Business Day occurring more than six months after the Warrant Distribution Date of such series, and otherwise having the terms and conditions contained in the Stockholder Series B Warrant Agreement.

                  "Stockholder Series C Warrants" means warrants exercisable on or before the fourth (4th) anniversary of the Consummation Date entitling the holder thereof to acquire one share of Newco Common Stock, subject to customary anti-dilution protections, based upon an exercise price of eighteen dollars and fifty cents ($18.50) per share and otherwise upon the terms and conditions contained in the Stockholder Series C Warrant Agreement.

                  "Stockholder Series A Warrant Agreement" means that certain Warrant Agreement in the form of Exhibit 17 hereto, subject to non-substantive changes.

                  "Stockholder Series B Warrant Agreement" means that certain Warrant Agreement in the form of Exhibit 18 hereto, subject to non-substantive changes.

                  "Stockholder Series C Warrant Agreement" means that certain Warrant Agreement in the form of Exhibit 19 hereto, subject to non-substantive changes.

                  "Subsidiary Equity Interests" means the Equity Interests in any of the Debtors held by any of the other Debtors.

                  "Term Loan Facility" means a term loan facility or facilities for Newco and its subsidiaries in the amount of one hundred and forty million dollars ($140,000,000) secured by all of the assets of Newco upon market rate terms and conditions and otherwise in form and substance reasonably acceptable to each of the Proponents.

                  "Toy Biz" means Toy Biz, Inc., a Delaware corporation.

                  "Toy Biz Cash Distribution" means an amount of Cash equal to the aggregate of (a) two hundred and eighty million dollars ($280,000,000), (b) any commitment or facility fees actually paid in connection with obtaining financing commitments required by this Plan of Reorganization, (c) the fees, expenses and costs of Toy Biz's attorneys, investment bankers, and other professionals incurred in connection with the Reorganization Cases and the transactions contemplated hereby, including, without limitation, in connection with or related to the preparation of any proxy statement, the making of any securities registration and the solicitation of any proxies for Toy Biz in an amount not to exceed in the aggregate (i) three million five hundred thousand dollars ($3,500,000) for the period through and including November 30, 1997,
(ii) one million dollars ($1,000,000) for a fairness opinion, (iii) one million, five hundred thousand dollars ($1,500,000) as a success fee, and (iv) an average of six hundred and twenty-five thousand dollars ($625,000) per month thereafter through and including the Consummation Date, and (d) the Breakup Fee.

                  "Transaction" means the transactions contemplated by the Merger Agreement, and/or, to the extent applicable, the documents governing any Qualifying Transaction.

                  "Transmittal Material" shall mean the materials in the form of Exhibit 20 hereto, subject to non-substantive changes, which shall be distributed in connection with all Warrants distributed pursuant to this Plan of Reorganization.

                  "Trustee" means John J. Gibbons solely in his capacity as chapter 11 trustee for the Debtors.

                  "Unsecured Claim" means any Claim against a Debtor that is not an Administration Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a DIP Claim, a Secured Claim, a Class Securities Litigation Claim or any deficiency Claim in respect of any Senior Secured Claim.

                  "Unsecured Creditor Payment" means Cash in an amount equal to fifteen percent (15%) of the aggregate amount of Allowed Unsecured Claims plus two million dollars ($2,000,000), but in no event more than eight million dollars ($8,000,000) in the aggregate.

                  "U.S. Trustee" means the United States Trustee appointed under section 581, title 28, United States Code to serve in the District of Delaware.

                  "Warrant Liquidation Agent" means a financial institution to be selected by Toy Biz no later than ten (10) days prior to the commencement of the Confirmation Hearing subject to the approval of each of the Trustee and the Secured Lenders not to be unreasonably withheld or delayed and retained by Newco pursuant to the Warrant Liquidation Agency Agreement.

                  "Warrant Liquidation Agency Agreement" means an agreement in the form of Exhibit 21 hereto, subject to non- substantive changes.

                  "Warrant Distribution Date" means the first to occur of (i) the date on which Newco substantially completes the distribution of a series of Warrants to the record holders of the applicable Claims or Equity Interest in accordance with this Plan of Reorganization, or (ii) the date on which such Warrants are distributed to the Warrant Liquidation Agent.

                  "Warrants" means the Plan Warrants, the Stockholder Series A Warrants, the Stockholder Series B Warrants and the
Stockholder Series C Warrants.

                  "Working Capital Facility" means a revolving credit loan facility for Newco and its subsidiaries in an amount of up to seventy-five million dollars ($75,000,000) upon market rate terms and conditions and otherwise in form and substance reasonably acceptable to each of the Proponents.

         B.       Interpretation; Application of Definitions and Rules of
                  Construction

                  Unless otherwise specified, all Section, schedule or exhibit references in this Plan of Reorganization are to the respective Section in, article of, or schedule or exhibit to, this Plan of Reorganization, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan of Reorganization as a whole and not to any particular Section, subsection or clause contained in this Plan of Reorganization. Except as otherwise expressly provided herein, a term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan of Reorganization. The headings in this Plan of Reorganization are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

         C.       Exhibits and Schedules

                  The Merger Agreement, Charter and Bylaws are contained in a separate Exhibit Volume filed with the Clerk of the Bankruptcy Court herewith. All other Exhibits and Schedules to this Plan of Reorganization, including any materially modified or amended Merger Agreement, Charter or Bylaws, all of which shall be in form and substance reasonably acceptable to the Proponents, shall be contained in a supplemental Exhibit Volume that shall be filed with the Clerk of the Bankruptcy Court five (5) days prior to the commencement of the Confirmation Hearing or such later date as the Bankruptcy Court may fix.

         SECTION 2. PROVISIONS FOR PAYMENT OF ADMINISTRATION EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

                  2.1  Administration Expense Claims.

                  On the Consummation Date, each holder of an Allowed Administration Expense Claim (including all DIP Claims) shall be paid by Newco on account of such Allowed Administration Expense Claim an amount in Cash equal to the amount of such Allowed

Administration Expense Claim, except to the extent that any entity entitled to payment of any Allowed Administration Expense Claim agrees to a different treatment of such Administration Expense Claim; provided, that Allowed Administration Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession shall be assumed and paid by Newco in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

                  This Plan of Reorganization constitutes a motion by the Proponents to fix a bar date for the filing of Administrative Expense Claims other than the Administration Expense Claims treated under Section 2.2 hereof, which shall be a date fixed by order of the Bankruptcy Court.

                  2.2  Compensation and Reimbursement Claims.

                  All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Consummation Date under section 330 or 503(b)(2) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Consummation Date and, if granted such an award by the Bankruptcy Court, (b) shall be paid in full by Newco in such amounts as are allowed by the Bankruptcy Court (i) upon the later of (A) the Consummation Date, and (B) the date upon which the order relating to any such Administration Expense Claim becomes a Final Order or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administration Expense Claim and the Proponents or, on and after the Consummation Date, Newco.

                  2.3  Priority Tax Claims.

                  On the Consummation Date, each holder of an Allowed Priority Tax Claim shall be distributed on account of such Allowed Priority Tax Claim a payment in Cash equal to the amount of such Allowed Priority Tax Claim.

         SECTION 3.        CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                   Claims against and Equity Interests in the Debtors are divided into the following classes:

Class 1  --        Priority Non-Tax Claims

Class 2  --        Senior Secured Claims

         Subclass 2A       --        Fixed Senior Secured Claims

         Subclass 2B       --        Contingent Senior Secured Claims

Class 3  --        Other Secured Claims

         Subclass 3A      --        Entertainment
         Subclass 3B      --        The Asher Candy Company
         Subclass 3C      --        Fleer Corp.
         Subclass 3D      --        Frank H. Fleer Corp.
         Subclass 3E      --        Heroes World Distribution, Inc.
         Subclass 3F      --        Malibu Comics Entertainment, Inc.
         Subclass 3G      --        Marvel Characters, Inc.
         Subclass 3H      --        Marvel Direct Marketing Inc.
         Subclass 3I      --        SkyBox International Inc.

Class 4  --        Unsecured Claims

         Subclass 4A      --        Entertainment
         Subclass 4B      --        The Asher Candy Company
         Subclass 4C      --        Fleer Corp.
         Subclass 4D      --        Frank H. Fleer Corp.
         Subclass 4E      --        Heroes World Distribution, Inc.
         Subclass 4F      --        Malibu Comics Entertainment, Inc.
         Subclass 4G      --        Marvel Characters, Inc.
         Subclass 4H      --        Marvel Direct Marketing Inc.
         Subclass 4I      --        SkyBox International Inc.
         Subclass 4J      --        Intercompany Claims
         Subclass 4K      --        Insider Claims

Class 5  --        Class Securities Litigation Claims

Class 6  --        Equity Interests

         Subclass 6A       --        Entertainment
         Subclass 6B       --        Subsidiary Equity Interests

Class 7  --        Existing Warrants

         SECTION 4. PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

                  4.1  Priority Non-Tax Claims (Class 1).

                  On the Consummation Date, each holder of an Allowed Priority Non-Tax Claim shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim.

                  4.2  Senior Secured Claims (Class 2).

                           (a) Allowance of Senior Secured Claims.  On the
Consummation Date, the Claims of each holder of a Senior Secured Claim under each of the Existing Credit Agreements (other than and to the extent of Claims beneficially owned or controlled directly, indirectly or by participation by any entity or Affiliate of any entity that serves or has served as a member of Entertainment's board of directors) shall be allowed in an amount equal to the amount owing to such holder under the applicable Existing Credit Agreement as of the date hereof, together with interest, fees, charges and other amounts owing under the Existing Credit Agreement through the Consummation Date, but in no event more than an amount equal to the sum of (i) the value of the Collateral as of the Consummation Date securing such Senior Secured Claim, (ii) any Claim for adequate protection relating to the Collateral, arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing, and (iii) the aggregate amount the holders of Senior Secured Claims would have been entitled to in respect of any deficiency Claim to which such holders would have been entitled if such deficiency Claims were classified as Unsecured Claims in section 4.4 hereof.


                           (b) Treatment of Allowed Fixed Senior Secured
Claims (Subclass 2A).

                               (i) No Qualifying Transaction.

                                    (A) Distributions.  In the event that
no Qualifying Transaction closes, each holder of an Allowed Fixed Senior Secured Claim shall be distributed, subject to increase or decrease pursuant to
Section 9.5 hereof, on the Consummation Date, in full and complete satisfaction and discharge of its Fixed Senior Secured Claims, its Ratable Proportion of:

         (1) two hundred and thirty million, two hundred and fifty thousand dollars ($230,250,000) in Cash less the sum of (a) the actual amount distributed to the holders of DIP Claims from the proceeds of a sale or other disposition of the Confection Business, (b) all amounts paid to satisfy DIP Claims in full (exclusive of any increase in the amount of the DIP Claims from and after October 7, 1997 including, without limitation, any interest or charges which may accrue and all amounts advanced under the DIP Credit Agreements), and (c) the Excess Administration Claims Amount;

         (2) eleven million, six hundred thousand (11,600,000) shares of Newco Common Stock;

         (3) seven million nine hundred thousand (7,900,000) shares of Convertible Preferred Stock;

         (4) the Excess Administration Claims Note;

         (5) one thousand (1,000) shares of new common stock of each of the Debtors other than Entertainment representing one hundred percent (100%) of the issued and outstanding stock of such Debtors, which stock shall be transferred to Newco in accordance with section 6.15 hereof;

         (6) the right to purchase up to thirty million dollars ($30,000,000) of Convertible Preferred Stock of Newco as New Investors that would otherwise be issued to the New Investors set forth on Exhibit 11; and

         (7) four and nine tenths percent(4.9%) of the Net Avoidance Litigation Proceeds to be distributed pursuant to Section 7.4(a) hereof.

Subject to the preceding sentence and without duplication, Chase and the holders of Senior Secured Claims shall be reimbursed for all of the professional fees, costs and expenses of professionals engaged by Chase in its capacity as agent or to act on behalf of all holders of Senior Secured Claims, including, without limitation, all fees and expenses of counsel and financial advisors incurred in connection with the Reorganization Cases, it being understood that(a) to the extent that there is an Excess Administration Claims Amount, an amount equal to all or a portion of such fees may be included in the Excess Administration Claims Note as set forth above, and (b) in no event shall the aggregate value (as of the Consummation Date) of the property distributed to holders of Fixed Senior Secured Claims exceed the amount of such Fixed Senior Secured Claims or the sum of (i) the value (as of the Consummation
Date), of the collateral securing such Fixed Senior Secured Claims, (ii) any Claim for adequate protection relating to the collateral, arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing, and (iii) the aggregate amount the holders of Senior Secured Claims would have been entitled to in respect of any deficiency Claims to which such holders would have been entitled if such deficiency Claims were classified as Unsecured Claims in section 4.4 hereof.

                           (B) Panini Obligations.  All Intercompany Agreements
shall remain in full force and effect unless (a) modified or terminated in the ordinary course of business or pursuant to the Plan of Reorganization or (b) the Proponents agree in writing otherwise.

                           (ii)  Qualifying Transaction.  In the event of a
Qualifying Transaction, each holder of an Allowed Fixed Senior Secured Claim shall be distributed on the Consummation Date, in full and complete satisfaction and discharge of its Fixed Senior Secured Claims, its Ratable Proportion of all consideration received in connection with such transaction other than (i) the Toy Biz Cash Distribution, and (ii) any property to be distributed pursuant to Sections 2, 4.1, 4.2(c), 4.3, 4.4, 4.5 and 4.6 hereof; provided, however, that in no event shall the holders of Allowed Fixed Senior Secured Claims receive more than payment in full in accordance with the Existing Fleer Credit Agreements.

                           (c) Treatment of Allowed Contingent Senior Secured
Claims (Subclass 2B).

                 (i) No Panini Liquidation Event. If no Panini
Liquidation Event occurs on or prior to Consummation Date, the holders of Allowed Contingent Senior Secured Claims shall receive, in full and complete satisfaction and discharge of their Contingent Senior Secured Claims, the Newco Guaranty of the
Restructured Panini Obligations.

                   (ii) Panini Liquidation Event. If a Panini
Liquidation Event occurs on or prior to Consummation Date, the holders of Allowed Contingent Senior Secured Claims shall receive, in full and complete satisfaction and discharge of their Contingent Senior Secured Claims, their Ratable Proportion of the
New Panini Securities.

                  4.3  Other Secured Claims (Class 3).

                  On the Consummation Date, each holder of an Allowed Other Secured Claim in each subclass of Class 3 (Other Secured Claims) shall in full and complete satisfaction and discharge of its Other Secured Claim (a) be distributed on account of such Allowed Other Secured Claim Cash equal to such Allowed Other Secured Claim, (b) be distributed on account of such Allowed Other Secured Claim the Collateral securing such Allowed Other Secured Claim or
(c) have such Allowed Other Secured Claim reinstated as against the applicable Reorganized Debtor and made unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand and receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default. Such treatment shall be determined by the Proponents.

                  4.4  Unsecured Claims (Class 4).

                           (a)      Distributions.

                                    (i) No Qualifying Transaction.

                  In the event that no Qualifying Transaction occurs and except as set forth in Sections 4.4(b) and 4.4(c) hereof, in full and complete satisfaction and discharge of its Allowed Unsecured Claim, each holder of an Allowed Unsecured Claim in each of Subclass 4A (Entertainment), Subclass 4B
(The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World Distribution, Inc.), Subclass 4F
(Malibu Comics Entertainment, Inc.), Subclass 4G (Marvel Characters, Inc.), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (Skybox International Inc.) of Class 4 (Unsecured Claims) shall, to the extent not paid prior to the Consummation Date, be distributed, subject to increase or decrease pursuant to
Section 9.5 hereof:

         (1) its Ratable Proportion of the Unsecured Creditor Payment;

         (2) its Ratable Proportion of one million (1,000,000) Plan Warrants plus three (3) Plan Warrants for each eighty dollars ($80) of Allowed Unsecured Claim in excess of twenty million dollars ($20,000,000) but in no event more than one million seven hundred and fifty thousand (1,750,000) Plan Warrants in the aggregate;

         (3) its Ratable Proportion of the thirty percent (30%) interest in the Net Avoidance Litigation Proceeds to be distributed pursuant to Section 7.4(b) hereof;

         (4) its Ratable Proportion of the thirty percent (30%) interest in the Net MAFCO Litigation Proceeds to be distributed pursuant to Section 7.4(b) hereof; and

         (5) its Ratable Proportion of the thirty percent (30%) interest in the Net Litigation Proceeds to be distributed pursuant to Section 7.4(b) hereof;

it being understood that distributions in respect of items (4) and (5) above shall in all events be limited so that no holder of an Allowed Unsecured Claim shall receive more than payment in full plus interest at the Plan Rate from after the Consummation Date.

                                    (ii) Qualifying Transaction.

                   In the event that a Qualifying Transaction occurs and except as set forth in Sections 4.4(b) and 4.4(c)

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



hereof, in full and complete satisfaction and discharge of its Allowed Unsecured Claim, each holder of an Allowed Unsecured Claim in each of Subclass 4A (Entertainment), Subclass 4B (The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World Distribution, Inc.), Subclass 4F (Malibu Comics Entertainment, Inc.), Subclass 4G (Marvel Characters, Inc.), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (Skybox International Inc.) of Class 4 (Unsecured Claims) shall, to the extent not paid prior to the Consummation Date, be distributed the same property as set forth in Section 4.4(a)(i) above except that each holder of an Allowed Unsecured Claim shall receive in lieu of the Plan Warrants to be distributed pursuant to Section 4.4(a)(i)(2) above one dollar and thirty cents ($1.30) for each Plan Warrant which would have otherwise been distributed to such holder. In addition, holders of Allowed Unsecured Claims shall receive all Excess Proceeds until all holders of Allowed Unsecured Claims have received payment in full. Notwithstanding anything else contained herein to the contrary, each of the foregoing Subclasses that does not vote as a Subclass to accept this Plan of Reorganization shall not receive the right to any distributions in respect of Net Litigation Proceeds, Net Mafco Litigation Proceeds or Net Avoidance Litigation Proceeds and shall not receive any Cash distribution in lieu of Plan Warrants.

                           (b)     Intercompany Claims.   Each holder of an
Allowed Intercompany Claim shall receive, in full and complete satisfaction and discharge of its Intercompany Claim, its Ratable Proportion of one dollar ($1). In lieu thereof, at the election of the Proponents, any Intercompany Claims shall be treated as contributions to the capital of the obligor on such Intercompany Claims.

                           (c)     Insider Claims.  Each holder of an Allowed
Insider Claim shall receive, in full and complete satisfaction and discharge of its Insider Claim, its Ratable Proportion of one dollar ($1) and, in the event a Qualifying Transaction closes pursuant to which holders of Fixed Senior Secured Claims and holders of all other Unsecured Claims (other than Intercompany Claims) are paid in full, all Excess Proceeds not distributed to holders of Unsecured Claims.

                  4.5  Class Securities Litigation Claims (Class 5).

                           (a)     Distributions. Subject to allocation between
holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) in accordance with Section 4.5(b) hereof, each holder of an Allowed Class Securities Litigation Claim shall be distributed, in full and complete satisfaction and discharge of its Allowed Class Securities Litigation on account of such Allowed Class Securities Litigation Claim its Ratable

Proportion of (i) four million (4,000,000) Stockholder Series A Warrants, (ii) three million (3,000,000) Stockholder Series B Warrants, (iii) five million (5,000,000) Stockholder Series C Warrants, and (iv) Net MAFCO Litigation Proceeds in the amounts set forth in Section 7.4 below, and, in the event a Qualifying Transaction closes pursuant to which holders of Fixed Senior Secured Claims and holders of Unsecured Claims are paid in full, all Excess Proceeds not distributed to holders of Unsecured Claims. The number of Warrants distributed hereunder is subject to increase or decrease pursuant to Section
9.5 hereof.

                           (b)      Calculation of Distribution. For purposes of
effecting distributions hereunder on account of Allowed Class Securities Litigation Claims and Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests), any judgment evidencing any Allowed Class Securities Litigation Claim shall be converted into an implied number of shares of common stock of Entertainment calculated as the quotient of (i) the aggregate amount of any such judgment, divided by (ii) the average of intraday high and low average sales prices of a share of common stock of Entertainment on the New York Stock Exchange, as reported in The Wall Street Journal
(National Edition) for the ten consecutive trading days ending on the trading day immediately preceding the date of the commencement of any action underlying any Allowed Class Securities Litigation Claim.

                           (c)      Parity of and Limitation on Distributions.
The distributions to be made under this Section 4.5 on account of Allowed Class Securities Litigation Claims shall be made on the basis of parity with the Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                  4.6  Equity Interests (Class 6).

                           (a)      Entertainment (Subclass 6A).

                    (i) Distributions. Subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) in accordance with Section 4.5(b) and 4.5(c) hereof, each holder of an Allowed Equity Interest in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall be distributed, in full and complete satisfaction and discharge of such Allowed Equity Interest, on account of such Allowed Equity Interest its Ratable Proportion of (i) four million (4,000,000) Stockholder Series A Warrants, (ii) three million (3,000,000) Stockholder Series B Warrants, (iii) five million (5,000,000) Stockholder Series C Warrants, and
(iv)

Net MAFCO Litigation Proceeds in the amounts set forth in Section 7.4 below, and in the event a Qualifying Transaction closes pursuant to which holders of Fixed Senior Secured Claims and holders of Unsecured Claims are paid in full, all Excess Proceeds not distributed to holders of Unsecured Claims. The number of Warrants distributed hereunder is subject to increase or decrease pursuant to Section 9.5 hereof.

                                    (ii)  Parity of and Limitation on
Distributions. The distributions to be made under this Section 4.6 on account of Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall be made on the basis of parity with the Allowed Class Securities Litigation Claims and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                           (b)      Subsidiary Equity Interest (Subclass 6B). On
the Consummation Date, all Subsidiary Equity Interests shall be canceled, and the holders of Subsidiary Equity Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Subsidiary Equity Interest.

                  4.7  Existing Warrants (Class 7).

                  On the Consummation Date, the Existing Warrants shall be canceled, and the holders of Existing Warrants shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Equity Interests in Class 7 (Existing Warrants).

         SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED UNDER THE PLAN; ACCEPTANCE OR REJECTION OF THE PLAN

                  5.1  Holders of Claims and Equity Interests Entitled to Vote.

                  Each of Class 1 (Priority Non-Tax Claims), Class 2 (Senior Secured Claims), Class 3 (Other Secured Claims), Class 4 (Unsecured Claims), Class 5 (Class Securities Litigation Claims), Subclass 6A (Marvel Entertainment Group) of Class 6 (Equity Interests), Subclass 6B (Subsidiary Equity Interests) of Class 6 (Equity Interests) and Class 7 (Existing Warrants) and, as applicable, each subclass thereof, are impaired hereunder, and the holders of Claims in each of Class 1 (Priority Non-Tax Claims), Class 2 (Senior Secured Claims), Class 4 (Unsecured Claims), Class 5 (Class Securities Litigation Claims) and Subclass 6A (Entertainment) of Class 6 (Equity Interests) and, as applicable, each subclass thereof, are entitled to vote separately to accept or reject this Plan of Reorganization as provided in the order of the Bankruptcy Court fixing the Ballot Date and otherwise governing the balloting procedures applicable to this Plan of Reorganization. Holders of Claims in Subclass 4J (Intercompany Claims) of Class 4 (Unsecured Claims) and Equity Interests in Subclass 6B (Subsidiary Equity Interests) of Class 6 (Equity Interests) and Class 7 (Existing Warrants) are not entitled to vote on this Plan of Reorganization and are presumed to have rejected it in accordance with section 1126(g) of the Bankruptcy Code.

                  For purposes of calculating the number of Allowed Claims held by holders of Allowed Claims that have voted to accept or reject this Plan of Reorganization under section 1126(c) of the Bankruptcy Code, all Allowed Claims held by any entity of any Affiliate thereof that acquired record ownership of such Allowed Claims after the Petition Date shall be aggregated and treated as one Allowed Claim.

                  5.2  Subtraction and Addition of Classes and Subclasses.

                           (a)      Subtraction of Classes and Subclasses.  Any
class or subclass of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed subtracted from this Plan of Reorganization for purposes of voting to accept or reject this Plan of Reorganization and for purposes of determining acceptance or rejection of this Plan of Reorganization by such class or subclass under section 1129(a)(8) of the Bankruptcy Code.

                           (b)      Addition of Classes and Subclasses.  In the
event that any subclass of Class 3 (Other Secured Claims) would contain as elements thereof two or more Secured Claims collateralized by different properties or interests in property or collateralized by Liens against the same property or interest in property having different priority, such claims shall be divided into separate subclasses of such subclass of Class 3 (Other Secured Claims).

                  5.3  Nonconsensual Confirmation.

                  In the event that any impaired class of Claims or Equity Interests entitled to vote shall not accept this Plan of Reorganization by the requisite statutory majorities provided in section 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, after giving effect to any vote designated under section 1126(e) of the Bankruptcy Code, the Proponents shall move to have the Bankruptcy Court confirm this Plan of Reorganization under section 1129(b) of the Bankruptcy Code notwithstanding such rejection and notwithstanding the deemed rejection of this Plan of Reorganization by holders of Equity Interests in Subclass 6B (Subsidiary Equity Interests) of Class 6 (Equity Interests) and Existing Warrants in Class 7 (Existing Warrants) in accordance with Section 5.1 hereof.

                  5.4  Severability of Plan of Reorganization.

                  This Plan of Reorganization is, severally, a plan of reorganization for each of the Debtors. In the event that this Plan of Reorganization is not confirmed for all Debtors, then this Plan of Reorganization may not be confirmed for any Debtor without the consent of each of the Proponents, provided, however, that this Plan of Reorganization may be confirmed if it can be confirmed for all Debtors other than Immaterial Debtors.

         SECTION 6.        MEANS OF IMPLEMENTATION

                  6.1 Closing of Transaction.

                  On the Consummation Date, the closing of the Transaction shall occur in accordance with the Merger Agreement and, in the event of a Qualifying Transaction, any other applicable document on the terms and subject to the conditions contained in such Merger Agreement and/or other applicable document, free and clear of all Liens, claims, encumbrances and interests. In connection therewith, all outstanding letters of credit or other similar obligations as set forth on Schedule 6.1 hereto issued for the account of any of the Debtors or the Debtors in Possession under the Existing Credit Agreements or the DIP Credit Agreement, as applicable, shall be (a) canceled and terminated with Chase receiving releases reasonably acceptable to Chase from the beneficiaries thereof, or (b) Newco shall issue a back to back letter of credit in form and substance reasonably acceptable to Chase.

                  6.2  Derivative Securities Litigation Claims.

                  Any derivative securities litigation claims are property of the estate of Entertainment under section 541 of the Bankruptcy Code and shall become the property of Newco.


                  6.3  Board of Directors of the Reorganized Debtors.

                  The initial Board of Directors of Newco shall consist of six
(6) individuals designated by Toy Biz and the New Investors and five (5) individuals designated by the Secured Lenders. The initial members of the Board of Directors of Newco, assuming its formation, are or shall be stated in the Disclosure Statement under "GENERAL INFORMATION - Board of Directors and

Executive Officers of the Reorganized Debtors" or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. Thereafter, and subject to the Shareholder Agreement, the Board of Directors of Newco shall be elected in accordance with the Charter and Bylaws.

                  6.4  Officers of the Reorganized Debtors.

                  The initial officers of Newco shall be determined by the Proponents. The selection of officers of the Reorganized Debtors after the Consummation Date shall be as provided in the Charter and Bylaws.

                  6.5  Distribution to New Investors.

                  In the event that no Qualifying Transaction closes, the New Investors shall receive nine million (9,000,000) shares of Convertible Preferred Stock on the Consummation Date in exchange for ninety million dollars ($90,000,000) in Cash.

                  6.6  Toy Biz Distribution.

                           (a)      No Qualifying Transaction.

                  In the event that no Qualifying Transaction closes, holders of Toy Biz common stock (other than the Debtors) shall receive on the Consummation Date twenty million, three hundred fifty-two thousand, one hundred twenty-seven (20,352,127) shares of Newco Common Stock, and such shares shall be distributed to holders of Toy Biz common stock on the Consummation Date.

                           (b)      Qualifying Transaction.

                  In the event that a Qualifying Transaction closes, holders of Toy Biz common stock (other than the Debtors) shall receive on the Consummation Date an amount of Cash equal to the Toy Biz Cash Distribution less the Breakup Fee and certain professional fees which net amount shall be payable in immediately available funds in accordance with instructions to be provided to the Debtors by Toy Biz on or before the Consummation Date.

                  6.7  Fees to New Investors.

                           (a)    Professional Fees.  On the Consummation Date,
DPI as a New Investor committing to purchase Convertible Preferred Stock under the Convertible Preferred Stock Purchase Agreement shall be reimbursed by Newco in an amount not to exceed two hundred thousand dollars ($200,000) for all of the professional fees, costs and expenses incurred solely in connection with the preparation and negotiation of the

Convertible Preferred Stock Purchase Agreement and related agreements and documentation, it being understood that DPI shall not be reimbursed for any other professional fees, costs or expenses relating to these Reorganization Cases paid to its personal counsel including, without limitation, any litigation relating to the Reorganization Cases, this Plan of Reorganization, the Convertible Preferred Stock Purchase Agreement or Toy Biz.

                           (b)      Breakup Fee.  In the event that a Qualifying
Transaction closes, the Breakup Fee shall be payable in Cash in immediately available funds to DPI or its assignees.

                  6.8  Dissolution of Committees.

                  On the Consummation Date, all statutory committees (other than the Creditors Committee to the extent provided in Section 6.16 hereof) appointed by the U.S. Trustee in the Reorganization Cases shall automatically dissolve and such committees shall cease to exercise any functions and be divested of all rights, powers and duties.

                  6.9 Transfer of Panini. All Intercompany Agreements between the Panini Entities and Marvel or any of its Affiliates, including, without limitation, any material licensing agreement designated by the holders of a majority of the Senior Secured Claims, shall remain in full force and effect unless modified or terminated in the ordinary course of business or the holders of the Senior Secured Claims and Toy Biz otherwise agree in writing.

                  6.10  Newco Financing.

                  In the event that no Qualifying Transaction closes, Toy Biz shall arrange for Newco to obtain the Term Loan Facility, the Working Capital Facility and investors to purchase ninety million dollars ($90,000,000) of Convertible Preferred Stock for ninety million dollars ($90,000,000) in Cash.

                  6.11  Vote of Characters' Toy Biz Stock.

                  As of the Consummation Date, Characters shall be deemed to have voted all of its Toy Biz common stock in favor of the Merger Agreement, any Qualifying Transaction and the transactions contemplated hereby.

                  6.12  Forgiveness of Panini Obligations.

                  On the Consummation Date, each of the Debtors shall forgive all monetary obligations of Panini to such Debtor due and payable as of December 31, 1997.

                  6.13  Panini Indemnity.

                  On the Consummation Date, Newco shall execute and deliver the Panini Indemnity.

                  6.14 Outstanding Toy Biz Stock Interests. Any outstanding Toy Biz preferred stock or stock options shall be eliminated prior to the Consummation Date or will only dilute the Newco Common Stock to be distributed pursuant to Section 6.6 hereof.

                  6.15  Distribution of Subsidiary Equity Interests.

                  In connection with and in consideration for the distributions to be made under section 4.2(b)(i) hereof by Entertainment on account of the Allowed Fixed Senior Secured Claims, each holder of a Fixed Senior Secured Claim shall transfer to Entertainment, and Entertainment shall acquire by subrogation, all Fixed Senior Secured Claims against any Debtor other than Entertainment. The distributions of shares of new common stock of Debtors other than Entertainment provided for under section 4.2(b)(i)(A)(5) hereof shall be made directly to Newco.

                  6.16  Continuation of Creditors Committee.

                  From and after the Consummation Date, the Creditors Committee may continue to exist for the sole purpose of monitoring the Claims objection process, it being understood that the reasonable professional fees and expenses of the Creditors Committee and the expenses of its members shall be paid by the Litigation Trust in an amount not to exceed one hundred thousand dollars ($100,000) and that neither Newco nor any of its subsidiaries or affiliates shall have any liability therefor.

                  6.17 Right to Object to Fees.

                  Nothing contained herein shall be construed as in any way limiting the right of any party in interest to object to any of the fees and expenses of any professionals retained pursuant to sections 327, 328 or 1103 of the Bankruptcy Code.

                  6.18  Certain Securities Law Matters.

                  In the event that the Confirmation Order does not determine that the Newco Common Stock issuable on exercise of the Plan Warrants, Stockholder Series A Warrants and the Stockholder Series C Warrants, the Convertible Preferred Stock issuable on exercise of the Stockholder Series B Warrants and the Newco Common Stock issuable on exercise of that Convertible Preferred Stock are exempt from the registration requirements of the

Securities Act of 1933, as amended, and state blue sky laws pursuant to the exemption afforded by Section 1145 of the Bankruptcy Code, Newco will either obtain a no action letter from the Securities and Exchange Commission that those issuances are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to the exemption afforded by Section 1145 of the Bankruptcy Code or it will register those issuances under the Securities Act. Newco shall use its reasonable best efforts to cause the Convertible Preferred Stock, Plan Warrants and Stockholder Series C Warrants to be listed on the New York Stock Exchange or the American Stock Exchange at the time of, or as promptly as reasonably practicable after, the Consummation Date. Newco shall remain subject to the reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and shall file all reports required to be filed thereunder with the Securities and Exchange Commission until Rule 144(k) under the Securities Act becomes applicable to resales of the Stockholder Series C Warrants, shares of Common Stock and Convertible Preferred Stock issued on exercise of Warrants and shares of Common Stock issuable on exercise of those shares of Convertible Preferred Stock, other than resales for the account of persons who are at the time of such resale, or have been within the three months preceding such resale, affiliates of Newco. Pursuant to the Registration Rights Agreement, Newco shall use its reasonable best efforts to have the Securities and Exchange Commission declare effective, as promptly as reasonably practicable after the Consummation Date, a registration statement under the Securities Act registering the resale of those share of Convertible Preferred Stock acquired by the New Investors including, without limitation, holders of Fixed Senior Secured Claims pursuant to Section 4.2(b)(i)(A)(6) hereof.

         SECTION 7.        LITIGATION TRUST

                  7.1 Assignment of Rights.

                  On the Consummation Date, each of the Debtors and the Litigation Trustee shall execute and deliver the Litigation Trust Agreement pursuant to which (i) the Debtors shall grant, assign, transfer, convey and deliver to the Litigation Trustee, without representation, warranty or recourse, for the benefit of the Beneficiaries all of the Debtors' right, title and interest in and to any and all Litigation Claims, and (ii) pursuant to the Litigation Trust Agreement, the Litigation Trustee shall accept the rights and properties assigned and transferred to it and the trust imposed upon it, agree to retain and enforce the Litigation Claims for the benefit of the Beneficiaries, further agree to be appointed for such purpose under section 1123(b)(3)(B) of the Bankruptcy Code and hold the Net Litigation Proceeds, the Net Avoidance Litigation Proceeds and the Net MAFCO Litigation Proceeds in trust for the Beneficiaries.

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



                  7.2  Control of Litigation.

                  Except as set forth in this Section 7.2, the Litigation Trustee shall have the full power and discretion to select and to hire professionals, and to initiate, to prosecute, to supervise, to direct, to compromise and to settle all Litigation Claims. Notwithstanding the foregoing, Newco may, in its sole and absolute discretion, direct the Litigation Trustee to dismiss with prejudice, to compromise or to settle any Cause of Action against any person or entity which is a provider of goods or services to Newco or party to any licensing arrangement with Newco, or, in each case, any of its direct or indirect subsidiaries, at any time from and after the Consummation Date which Newco reasonably believes could have an adverse effect on its business.

                  7.3  Liability of Trustee.

                  The Trustee shall not have any liability for any of its acts or omissions in connection with the selection and hiring of professionals, or the initiation, prosecution, supervision, direction, compromising or settling of any Litigation Claims, except in the case of its gross negligence, recklessness or its own intentional or wanton misconduct, and in no event shall be liable for any action taken in reliance upon the advice of professionals selected with due care in respect of the subject matter in question. Notwithstanding the foregoing, the Litigation Trustee may, without liability therefor, retain the services of any professional services firm with which the Litigation Trustee is affiliated.

                  7.4 Distribution of Net Litigation Proceeds, Net Avoidance Litigation Proceeds and Net MAFCO Litigation Proceeds. Net Litigation Proceeds, Net Avoidance Litigation Proceeds and Net MAFCO Litigation Proceeds shall be distributed as follows:

                  (a) four and nine tenths percent (4.9%) of the Net Avoidance Litigation Proceeds shall be distributed to the holders of Allowed Fixed Senior Secured Claims pursuant to Section
4.2(b)(i)(7) hereof.

                  (b) thirty percent (30%) of Net Litigation Proceeds, thirty percent (30%) of Net MAFCO Litigation Proceeds and thirty percent (30%) of Net Avoidance Litigation Proceeds shall be distributed to the holders of Allowed Unsecured Claims pursuant to Section 4.4 hereof; it being understood that distributions in respect of Net MAFCO Litigation Proceeds and Net Litigation Proceeds shall in all events be limited so that no holder of an Allowed Unsecured Claim shall receive more than payment in full plus interest at the Plan Rate.

                  (c) seventy percent (70%) of Net MAFCO Litigation Proceeds shall be distributed to the holders of Allowed Class Securities Litigation Claims and Allowed Equity Interests in Entertainment pursuant to Sections 4.5 and 4.6(a) hereof.

                  (d) seventy percent (70%) of Net Litigation Proceeds and sixty five and one tenth percent (65.1%) of Net Avoidance Litigation Proceeds shall be distributed to Newco.

From and after the date that holders of Allowed Unsecured Claims shall have been paid in full together with interest at the Plan Rate, Net MAFCO Litigation Proceeds otherwise payable to holders of Allowed Unsecured Claims shall be payable to holders of Allowed Securities Litigation Claims (Class 5) and holders of Allowed Equity Interests (Class 6A) in Entertainment. From and after the date that holders of Allowed Unsecured Claims shall have been paid in full together with interest at the Plan Rate, Net Litigation Proceeds otherwise payable to holders of Allowed Unsecured Claims shall be payable to Newco.

                  7.5 Professional Fees and Expenses. On the Consummation Date, Newco shall execute and deliver to the Litigation Trustee the Litigation Trust Loan Agreement pursuant to which it shall agree for a period of five (5) years from and after the Consummation Date to make loans to the Litigation Trust for the payment of all professional fees and expenses of the Litigation Trustee in an amount not to exceed two million one hundred thousand dollars ($2,100,000) in the aggregate, it being understood that one hundred thousand dollars of such amount shall be for the exclusive purpose of paying fees and expenses of the Creditors Committee which may become due and payable pursuant to Section 6.16 hereof. On the Consummation Date, the Litigation Trustee shall execute and deliver to Newco the Professional Fee Reimbursement Note pursuant to which the Litigation Trust shall be obligated to reimburse Newco for any and all sums advanced pursuant to the Litigation Trust Loan Agreement together with simple interest at the rate of ten percent (10%) per annum which obligation shall be secured by a valid, binding, enforceable, perfected, first priority security interest in and lien against all assets of the Litigation Trust. On the Consummation Date and thereafter whenever reasonably requested to do so by Newco, the Litigation Trustee shall execute and deliver UCC-1 financing statements and any other documents or interests requested by Newco to evidence a perfected first priority security interest in and lien against all assets of the Litigation Trust to secure repayment of the Professional Fee Reimbursement Note. After payment in full of the Professional Fee Reimbursement Note, the Litigation Trustee shall have the right, but not the obligation, to reserve all or a portion of any recoveries realized by the Litigation Trustee to pay for future professional fees and expenses.

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



                  7.6 Commencement of Avoidance Actions. Unless otherwise authorized by the Court, the Litigation Trustee may not commence actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code
later than four (4) months after the Consummation Date.

                  7.7 Reduction of Judgment and Indemnifications. It is the intention of the Proponents and the Creditors Committee that no Exculpated Person shall have any liability to any person or entity, including, without limitation, liability with respect to claims in the nature of contribution or indemnification, however denominated or described, in connection with, arising out of or in any way related to Litigation Claims asserted or threatened by the Litigation Trust and that any such claims-over shall be extinguished and/or satisfied as provided herein.

                  (a) No Exculpated Person shall have any liability to any person or entity for contribution or indemnification with respect to any Litigation Claim asserted or threatened by the Litigation Trust and the Litigation Trust (i) shall treat as a reduction or credit against any judgment or settlement it may obtain against any person or entity the full amount of any judgment or settlement such person or entity may obtain against any Exculpated Person on whatsoever theory (whether by way of third- or subsequent party-complaint, cross-claim, separate action or otherwise) in connection with, arising out of, or which is any way related to any Litigation Claim; and (ii) shall obtain from such person or entity for the benefit of any implicated Exculpated Persons a satisfaction in full of such entity's or person's judgment or settlement against any such Exculpated Person.

                  (b) For good and valuable consideration including the benefits to be received hereunder by holders of Claims against the Debtors, the investment by the New Investors and the contribution of all issued and outstanding common stock of Toy Biz to Newco, the Litigation Trust and Newco shall indemnify and hold harmless each Exculpated Person from and against any and all liability (including amounts paid in judgment, settlement, compromise, penalty or otherwise) with respect to claims-over on whatsoever theory (whether by way of third- or subsequent party complaint, cross-claim, separate action or otherwise) by any person or entity to recover in whole or in part any liability, direct or indirect, whether by way of judgment, settlement, compromise, penalty or otherwise of any person or entity in connection with, arising out of, or which is in any way related to any Litigation Claim, it being understood that the Litigation Trust's indemnity shall be subordinate to its obligation to pay up to two million one hundred thousand dollars ($2,100,000) of professional fees and expenses of the professionals for the Litigation Trust and the Creditors Committee. If separate counsel is required as to any such claim-over, the Litigation Trust shall pay for the reasonable fees and expenses of competent counsel selected by the Exculpated Person, subject to the approval of the Litigation Trustee which will not be unreasonably withheld or delayed. No settlement of any such claim-over shall require any financial contribution on the part of any Exculpated Person.

                  (c) The Confirmation Order shall permanently bar and enjoin all persons and entities, including, but not limited to, defendants or potential defendants in controversies in connection with, arising out of, or which are in any way related to any Litigation Claim, either directly, representatively, or in any other capacity, from instituting or prosecuting or continuing to prosecute, any action, claim or claim-over against any Exculpated Person on whatsoever theory (whether by way of third or subsequent-party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such person entity to any other person or entity in connection with, arising out of, or which is in any way related to any Litigation Claim.


                  7.8  Timing of Distributions.

                  Notwithstanding anything contained herein or in the Litigation Trust Agreement to the contrary, no distributions may be made to any of the Beneficiaries in their capacity as Beneficiaries of the Litigation Trust unless and until (a) the Litigation Trustee has paid all sums due and owing pursuant to the Professional Fee Reimbursement Note, (b) the Litigation Trustee has provided Newco with an instrument in form and substance reasonably satisfactory to Newco releasing Newco from any further liability pursuant to the Litigation Trust Loan Agreement. Notwithstanding the foregoing, the Litigation Trustee shall distribute an amount equal to 50% of the Net Litigation Proceeds, the Net Avoidance Litigation Proceeds and the Net MAFCO Litigation Proceeds, provided that the Litigation Trustee has paid all Litigation Trust costs incurred to date and then due and payable, on an annual basis. In no event shall any distribution be made to any Beneficiary unless all accrued interest in respect of the Litigation Trust Loan Agreement shall have been paid in full. In the event the Litigation Trustee makes a distribution at any time when the Litigation Trustee has not terminated the Litigation Trust Loan Agreement with Newco and has not released Newco from any further liability to make advances under the Loan Agreement, then Newco's obligation under the Loan Agreement to make advances shall be reduced by any amount so distributed.

                  7.9  Objections to Claims.

                  The Creditors Committee shall have the right to apply to the Court to direct the Litigation Trustee to object to any Claim not Allowed by this Plan if the Creditors Committee believes that Newco has not exercised reasonable business judgement in failing to prosecute or in settling any specified Claims objections. In the event that the Creditors Committee is successful in connection with such application, Newco shall pay the reasonable fees and expenses of the Litigation Trust in connection with the prosecution of such objection.

                  7.10  Jurisdiction.

                  The Bankruptcy Court shall have jurisdiction over the Litigation Trustee, the Litigation Trust, the Litigation Claims and the remaining Litigation Trust Assets, including, without limitation, jurisdiction to determine all controversies and disputes arising under or in connection with the Litigation Trust Agreement. The Litigation Trustee shall have the power and authority to bring any action in the Bankruptcy Court to prosecute the Litigation Claims. The Bankruptcy Court shall have the authority to construe and interpret the Litigation Trust Agreement and to establish, amend and revoke rules and regulations for the administration of the Litigation Trust, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Litigation Trust Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Litigation Trust fully effective; and all decisions and determinations by the Bankruptcy Court in the exercise of this power shall be final and binding upon the Litigation Trustee, Newco and the Beneficiaries.

         SECTION 8.        PROVISIONS GOVERNING DISTRIBUTIONS

                  8.1 Date of Distributions.

                  Any distributions and deliveries to be made hereunder shall be made on the Consummation Date or as soon as practicable thereafter and deemed made on the Consummation Date. In the event that any payment or act under this Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  8.2  Entities to Exercise Function of Disbursing Agent.

                  All distributions under this Plan of Reorganization shall, at the election of the Proponents, be made by Newco as

Disbursing Agent or such other entity designated by the Proponents prior to the conclusion of the Confirmation Hearing as a Disbursing Agent. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Newco.

                  8.3  Surrender and Cancellation of Instruments.

                  Each holder of a promissory note, Existing Warrant or other instrument evidencing a Claim or Equity Interest (other than a holder of a promissory note issued under any of the Existing Credit Agreements) shall surrender such promissory note, Existing Warrant or instrument to the Disbursing Agent, and the Disbursing Agent shall distribute or shall cause to be distributed to the holder thereof the appropriate distribution, if any, hereunder. No distribution hereunder shall be made to or on behalf of any holder of such a Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of the Disbursing Agent. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim or Equity Interest that fails to (a) surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and (b) in the event that the Disbursing Agent requests, furnish a bond in form and substance (including, without limitation, amount) reasonably satisfactory to the Disbursing Agent, within one (1) year from and after the Consummation Date shall be deemed to have forfeited to Newco all rights, claims and interests and shall not participate in any distribution hereunder.

                  8.4  Delivery of Distributions.

                  Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as scheduled on the Schedules filed with the Bankruptcy Court unless the Debtors or Reorganized Debtors, as applicable, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that relates an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Consummation Date. After such date, all unclaimed property or interests in property shall be distributed on a pro rata basis to other holders of Claims or Equity Interests in the same class or subclass and the Claim or Equity Interest in respect of which such property or interest in property was not delivered shall be discharged and forever barred. The distributions to be made on the Consummation Date to each holder of an Allowed Senior Secured Claim shall be made to the Administrative Agent for distribution to holders of Allowed Senior Secured Claims in accordance with the provisions of the Existing Credit Agreements.

                  8.5  Manner of Payment Under Plan of Reorganization.

                  At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  8.6  Reserves and Distributions.

                  The Disbursing Agent shall reserve in a trust account for the benefit of holders of Allowed Unsecured Claims cash, securities or other property in an amount determined by the Bankruptcy Court on account of (a) Disputed Claims in Class 4 (Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof and (b) Resulting Claims. Upon the resolution from time to time of Disputed Claims in Class 4 (Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof, the Disbursing Agent may make distributions on account of such claims in such manner deemed appropriate in the judgment of the Disbursing Agent. Appropriate reserves of Convertible Preferred Stock shall also be reserved in the event that a disputed Senior Secured Claim becomes an Allowed Fixed Senior Secured Claim, and the holder thereof wishes to exercise its right to purchase Convertible Preferred Stock pursuant to Section 4.2(b)(i)(6) of this Plan.

                  8.7  Resulting Claims.

                  In the event that any person or entity becomes entitled to an Allowed Unsecured Claim in subclasses 4A through 4I and to receive distributions on account of such Allowed Unsecured Claim as a result of the compromise, adjustment, arbitration, settlement or enforcement or other resolution of an action commenced, asserted or which could have been commenced or asserted by the Litigation Trustee and such Allowed Unsecured claim is a Resulting Claim, such person's or entity's only rights with respect to the Cash portions of the distributions it would otherwise have been entitled to as a holder of such Allowed Unsecured Claim is to take a set off equal to the aggregate amount of all such Cash payments against any liability such person has or may have to the Litigation Trust. Such setoff shall be deemed a distribution under the Plan on account of such Allowed Claim.

                  8.8  Distributions After Consummation Date.

                  Distributions made after the Consummation Date to holders of Disputed Claims that are not Allowed Claims as of the Consummation Date but which later become Allowed Claims shall be deemed to have been made on the Consummation Date.

                  8.9  Rights And Powers Of Disbursing Agent.

                           (a)      Powers of the Disbursing Agent.  The
Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan of Reorganization, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                           (b)      Expenses Incurred on or after the
Consummation Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Consummation Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable fees and expenses of counsel) made by the Disbursing Agent, shall be paid in Cash by the Reorganized Debtors.

                           (c)      Exculpation. Each Disbursing Agent, from and
after the Consummation Date, is hereby exculpated by all entities, including, without limitation, holders of Claims and Equity Interests and other parties in interest from any and all claims, Causes of Action and other assertions of liability (including, without limitation, breach of fiduciary duty) arising out of the discharge by such Disbursing Agent of the powers and duties conferred upon it hereby or any order of the Bankruptcy Court entered pursuant to or in furtherance hereof, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of such Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance herewith or for implementing the terms hereof.

                  8.10  Distributions of Certain Warrants.

                  If on the first (1st) anniversary of the Consummation Date, any Stockholder Series A Warrants or Stockholder Series B Warrants have not been issued, Newco will issue such Warrants to the Warrant Liquidation Agent which shall sell such Warrants into the market as promptly as reasonably practical to permit an orderly sale. Newco will use its reasonable best efforts either (i) to obtain a no-action letter to the effect that neither the distribution of Warrants to the Warrant Liquidation Agent or the resale of Warrants by the Warrant Liquidation Agent will require registration under the Securities Act, or (ii) if it does not obtain such a no-action letter, file and cause to become effective a registration statement under the Securities Act registering that issuance or resale or both, as the case may be, in either case on before the first (1st) anniversary of the Consummation Date. One-half of the fees and expenses of the Warrant Liquidation Agent shall be paid from the net proceeds of the sale of those Warrants if those net proceeds are sufficient to pay the fees and expenses of the Warrant Liquidation Agent. The balance of the fees and expenses of the Warrant Liquidation Agent shall be paid by Newco. Any remaining net proceeds of the sale of such Warrants shall be delivered to the Disbursing Agent to be held in a trust account in lieu of the Warrants sold pursuant to this Section 8.10 for the benefit of holders of Class 5 Claims and Class 6A Equity Interests whose Claims or Equity Interests become Allowed following the first (1st) anniversary of the Consummation Date and for all holders of Allowed Class 5 Claims and Allowed Class 6A Equity Interests following the allowance or disallowance of all Class 5 Claims and Class 6A Interests.

         SECTION 9. PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN OF REORGANIZATION

                  9.1 Objections to Claims.

                  Subject to Section 7.9 hereof, Newco shall be the sole entity to object to Claims. Any objections to Claims shall be filed by the latest of
(a) ninety (90) days after the Consummation Date, (b) thirty (30) days after a proof of claim is filed and (c) such later date as may be fixed by the Bankruptcy Court.

                  9.2  No Distributions Pending Allowance.

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of the disputed portion of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  9.3  Cash Reserve.

                  On the Consummation Date, Newco shall deposit the sum of eight million dollars ($8,000,000) in an interest bearing trust account for the benefit of holders of Allowed Unsecured Claims under the Plan.

                  9.4  Distributions After Allowance.

                  Payments and distributions to each holder of a Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest, to the extent that such Claim or Equity Interest ultimately becomes an Allowed Claim or Equity Interest, shall be made in accordance with the provisions hereof governing the class or subclass of Claims or Equity Interests in which such Claim or Equity Interest is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest becomes a Final Order, the Disbursing Agent shall distribute to the holders of such Claim or Equity Interest any payment or property that would have been distributed to such holder if the Claim or Equity Interest had been allowed on the Consummation Date, together with any interest earned thereon.

                  9.5  Fractional Securities.

                  Neither fractional shares of Convertible Preferred Stock, nor fractional shares of Newco Common Stock, nor Fractional Warrants shall be distributed pursuant to this Plan of Reorganization. Instead, as of the record date for distributions to any class of Claims or Interests, holders of Allowed Claims or Allowed Interests otherwise entitled to receive a fractional share of Convertible Preferred Stock or Newco Common Stock or a Fractional Warrant shall receive a whole share of Convertible Preferred Stock or Newco Common Stock or a whole Warrant if the holder was to receive a fractional share of Convertible Preferred Stock or Newco Common Stock of 0.5 or more or a Fractional Warrant to acquire 0.5 shares or more of Convertible Preferred Stock or Newco Common Stock and no share of Convertible Preferred Stock or Newco Common Stock or no Warrant if the holder was to receive a fractional share of Convertible Preferred Stock or Newco Common Stock of less than 0.5 or a Fractional Warrant to acquire shares of Convertible Preferred Stock or Newco Common Stock of less than 0.5.


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



         SECTION 10. PROVISION GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THE PLAN

                  10.1  General Treatment.

                  Except as set forth in Section 10.4 below, this Plan of Reorganization constitutes a motion by the Debtors governed by this Plan of Reorganization to assume, as of the Consummation Date, all executory contracts and unexpired leases to which any of the Debtors are parties, except for an executory contract or unexpired lease that (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, or (b) is specifically rejected on Schedule 10.1 hereto filed by the Proponents on or before the commencement of the Confirmation Hearing or such later date as may be fixed by the Bankruptcy Court, or (c) is otherwise assumed hereunder. Any executory contract or unexpired lease assumed hereunder may be freely assigned by any Debtor to any other Debtor or Reorganized Debtor or Newco and any such assignment shall constitute a novation of the obligations of the assigning Debtor under any such executory contract or unexpired lease. Any such assignment shall be effected by filing a notice thereof with the Bankruptcy Court on or before the commencement of the Confirmation Hearing. For purposes hereof, each executory contract and unexpired lease listed on Schedule 10.1 hereto that relates to the use of occupancy of real property shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule
10.1 hereto and (b) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 10.1 hereto, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are assumed.

                  10.2  Amendments to Schedule; Effect of Amendments.

                  The Debtors shall assume each of the executory contracts and unexpired leases not listed in Schedule 10.1 hereto; provided, that the Proponents may on or before the last Business Day before the Confirmation Date amend Schedule 10.1 hereto to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected. The Proponents shall provide notice of any amendments to

Schedule 10.1 hereto to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on
Schedule 10.1 hereto shall not constitute or be construed to constitute an admission by any Proponent or any Debtor that any Debtor has any liability thereunder.

                  10.3  Bar to Rejection Damage Claims.

                  In the event that the rejection of an executory contract or unexpired lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for each of the Proponents on or before thirty (30) days after the earlier to occur of (a) the giving of notice to such party under Section 10.1 or 10.2 hereof and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

                  10.4  Certain Panini Agreements.

                           (a)      Panini Sticker Agreement.  Notwithstanding
anything else contained herein to the contrary, the Panini Sticker Agreement shall be assumed and all amounts owing by any of the Panini Entities to any of the Debtors on or prior to December 31, 1997 shall be forgiven. In addition, Newco shall permit the Panini Entities to assign the Panini Sticker Agreement to any other entity in connection with any subsequent sale of Panini except to a Designated Competitor.

                           (b)      Panini Comic Distribution Agreement.
Notwithstanding anything else contained herein to the contrary, the Panini Comic Distribution Agreement shall be assumed and modified as follows: (i) the term shall be through December 31, 1998, (ii) the royalty rate through December 31, 1998 shall be six percent (6%), (iii) the minimum guaranteed royalty (A) shall be eliminated for the period from January 1, 1997 through December 31, 1997 and (B) shall be two million dollars ($2,000,000) for the period from January 1, 1998 through December 31 1998, (iv) the license shall entitle the Panini Entities to the use of a minimum of fifty (50) titles at all times during 1998, and (v) any and all amounts owing thereunder to the Debtors on or prior to December 31, 1997 shall be forgiven. In addition, Newco shall permit the Panini Entities to assign the Panini Comic Distribution Agreement, as modified, to any other entity in connection with a sale of the Panini Entities except to a Designated Competitor. From and after the Consummation Date, any and all royalties owed to the National

Basketball Association in respect of sticker sales and card sales made by Panini pursuant to the NBA License Agreement shall be the sole responsibility of Panini.

         SECTION 11. CONDITIONS PRECEDENT TO CONFIRMATION DATE AND CONSUMMATION DATE

                  11.1 Conditions Precedent to Confirmation of Plan of Reorganization.

                  The confirmation of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:

                  (a) Confirmation Order. The Confirmation Order to be entered by the Clerk of the Bankruptcy Court shall be in a form that (i) does not materially and adversely affect the benefits to be received hereunder by any of (A) the Debtors' estates, (B) Toy Biz, (C) the holders of Senior Secured Claims, (D) the holders of DIP Claims, (E) the holders of Unsecured Claims, or (F) the holders of Class 5 Claims and Class 6A Equity Interests; (ii) determines that the Plan satisfies each of the applicable requirements of section 1129 of the Bankruptcy Code; (iii) approves the delivery of the Transmittal Materials to all persons receiving Warrants under the Plan; (iv) approves the releases contained in the Stipulation;(v) includes the contribution bar, indemnification and judgment reduction provisions set forth in section 7.7(c) hereof, (vi) determines that the distributions to be made pursuant to Section 4 hereof are exempt from the Securities Act and state blue sky laws pursuant to section 1145 of the Bankruptcy Code, and (vii) is otherwise in form and substance reasonably acceptable to the Proponents, the Creditors Committee and the Trustee.

                  11.2 Conditions Precedent to Consummation Date of Plan of Reorganization.

                  The occurrence of the Consummation Date of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:


                  (a) SEC Proxy Statement. The Securities and Exchange Commission shall have stated that it has no further comments on the proxy statement filed by Toy Biz with respect to the meeting of the stockholders of Toy Biz called for the purpose of approving the transactions contemplated by this Plan of Reorganization, such proxy statement shall have been delivered to all holders of Toy Biz common stock in accordance with the rules of the Securities and Exchange

         Commission, twenty (20) business days (computed in accordance with Schedule 14A of the Securities and Exchange Commission) shall have elapsed since such delivery and Toy Biz shareholders shall have voted to approve the transactions contemplated hereby;

                  (b) HSR. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated;

                  (c) Restructured Panini Loan Documents.  The
         Restructured Panini Loan Documents shall be in full force and effect;

                  (d) Secured Lender Consummation Date. The Consummation Date shall occur not later than August 15, 1998; and

                  (e) Toy Biz Consummation Date. The Consummation Date shall occur not later than November 20, 1998.


                  11.3  Waiver of Conditions Precedent.

                  Each of the conditions precedent in Sections 11.1 and 11.2 hereof may only effectively be waived, in whole or in part, if waived, by the Proponents acting jointly except that the consent of Toy Biz is not required to waive the condition precedent contained in Section 11.2(d) hereof. Any such waiver of a condition precedent in Section 11.1 or 11.2 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action other than filing a notice of waiver with the Bankruptcy Court and otherwise proceeding to consummate this Plan of Reorganization. Notwithstanding the foregoing, the condition precedent contained in Section 11.1(a)(i)(E) may only be waived with the consent of the Creditors Committee and the condition precedent contained in section 11.1(a)(i)(F) may only be waived with the consent of the Trustee.

         SECTION 12.       EFFECT OF CONFIRMATION

                  12.1  General Authority.

                  Until the completion of all transactions contemplated to occur on the Consummation Date, the Bankruptcy Court shall retain custody and jurisdiction of each of the Debtors, its properties and interests in property and its operations. On the Consummation Date, each of the Debtors, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in Section 14.1 hereof.

                  12.2  Discharge of Debtors.

                           (a)      General Discharge.  The treatment of all
Claims against or Equity Interests in each of the Debtors hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against any Equity Interests in such Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided herein, upon the Consummation Date, all Claims against and Equity Interests in each of the Debtors will be satisfied, discharged and released in full exchange for the consideration provided hereunder. All entities shall be enjoined and precluded from asserting against any Debtor, Reorganized Debtor or Newco or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date.

                           (b)      Exculpations.  From and after the
Consummation Date, no Exculpated Person shall have or incur any liability to any other Exculpated Person or any entity receiving any distribution under this Plan of Reorganization (i) for any act taken or omission made in connection with or in any manner related to negotiating, formulating, implementing, confirming or consummating (x) this Plan of Reorganization or the transactions contemplated hereby, or (y) any agreement, instrument or other documents created in connection with this Plan of Reorganization, (ii) for the actions or other participation of such Exculpated Person in respect of any of the Reorganization Cases (including the negotiation of any other Plan of Reorganization, settlement or arrangement), (iii) that relate, directly or indirectly, by implication or otherwise, to the Existing Credit Documents, the DIP Claims, or the Senior Secured Claims, or (iv) that were asserted in or could have been asserted in the District Court Complaint; provided, however, that such exculpation shall not affect the rights and obligations of parties to agreements entered into in connection with the Plan of Reorganization or under the Plan of Reorganization. All Exculpated Persons as well as all entities receiving any distribution under this Plan of Reorganization shall be enjoined and precluded from asserting against the Exculpated Persons or their respective properties or interests in property any other Claims based upon liability exculpated pursuant to the preceding sentence.

                           (c)      Treatment of Indemnification Claims.
Notwithstanding Del. Code Ann. (General Corporation) ss. 145 (1997) or any other state or local statute or rule, all existing indemnification and other similar obligations as of the Confirmation Date of any Debtor are released or discharged except as provided in this Section 12.2(c), and the Confirmation Order shall contain injunctions enforcing such releases and discharge; provided, that: (i) existing indemnity obligations may survive to the extent of insurance coverage, but shall in no event entitle such directors or officers to assert any Claim (including, without limitation, with respect to any deductible) against Newco, Toy Biz, Marvel or any of their Affiliates, and
(ii) any such directors or officers shall be entitled to make Claims only against the insurance and the proceeds thereof. This Section 12.2(c) shall not limit any right of directors or officers or former directors and officers from asserting Claims against any Debtor based upon timely filed proofs of claim or requests for payment of Administration Expense Claims nor shall it limit the right of Newco to object to any such Claim or request for payment of Administration Expense Claims. To the extent such Claims are Allowed Claims, such Claims shall be treated under this Plan of Reorganization with Claims in any class or subclass, as applicable, having the same legal rights and priority as such Claims; provided, that the Confirmation Order shall establish a bar date for Administration Expense Claims.

                  12.3  Term of Injunctions or Stays.

                  Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through and including the Consummation Date.

         SECTION 13.       WAIVER OF CLAIMS

                  13.1  Avoidance Actions.

                  Effective as of the Consummation Date, Newco shall have the right to prosecute and release any actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code that are not Litigation Claims and the Litigation Trust shall have the right to prosecute and release any actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code that are Litigation Claims; provided, however, that notwithstanding the foregoing, the Litigation Trust, the Debtors and Newco will be deemed to have waived the right to assert or pursue any claims, rights, and causes of action to recover preferences or fraudulent conveyances, or to pursue similar avoidance actions against any current customers or suppliers of the Panini Entities (solely in such capacities) and, or otherwise relating, directly or indirectly, to any of the Panini Entities.

         SECTION 14.       RETENTION OF JURISDICTION

                  14.1 Retention of Jurisdiction.

                  The Bankruptcy Court may retain jurisdiction of and, if the Bankruptcy Court exercises its retained jurisdiction, shall have exclusive jurisdiction of all matters arising out of, and related to, the Reorganization Cases and this Plan of Reorganization pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

                  (b) To determine any and all adversary proceedings, applications and contested matters including, without limitation, proceedings relating to Litigation Claims, matters concerning the Litigation Trust and actions pursuant to Section 7.9 hereof;

                  (c) To ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein;

                  (d) To hear and determine any timely objections to Administration Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Equity Interest, in whole or in part;

                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (f) To issue such orders in aide of execution of this Plan of Reorganization, to the extent authorized by section 1142 of the Bankruptcy Code;

                  (g) To consider any amendments to or modifications of this Plan of Reorganization, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (h) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Consummation Date;

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan of Reorganization, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

                  (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (k) To hear any other matter not inconsistent with the Bankruptcy Code;

                  (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under Section
         12.2 hereof;

                  (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of this Plan of Reorganization;

                  (n) To hear and determine all disputes regarding the reasonableness of fees requested pursuant to the Litigation Trust Professional Fee Guaranty or any other dispute concerning the administration of the Litigation Trust; and

                  (o)      To enter a final decree closing the Reorganization
         Cases.

                  14.2  Amendment of Plan of Reorganization.

                  Amendments of this Plan of Reorganization may be proposed in writing only jointly by the Proponents at any time before confirmation, provided that this Plan of Reorganization, as amended, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. This Plan of Reorganization may be amended only by the Proponents acting jointly at any time after confirmation and before substantial consummation, provided that this Plan of Reorganization, as amended, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan of Reorganization as amended under section 1129 of the Bankruptcy Code and the circumstances warrant such amendments. A holder of a Claim or Equity Interest that has accepted this Plan of Reorganization shall be deemed to have accepted this Plan of Reorganization as amended if the proposed amendment does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. Notwithstanding the foregoing, this Plan may not be amended in a manner which (a) adversely changes the distributions to holders of Unsecured Claims or otherwise materially and adversely affects the rights of holders of Unsecured Claims without the consent of the Creditors Committee, or (b) is inconsistent with the Stipulation without the consent of the Trustee.

         SECTION 15.       MISCELLANEOUS PROVISIONS

                  15.1  Payment of Statutory Fees.

                  All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Consummation Date. Any such fees accrued after the Consummation Date will constitute an Allowed Administration Expenses Claim and be treated in accordance with Section 2.2 hereof.

                  15.2  Retiree Benefits.

                  On and after the Consummation Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors or Newco, as applicable, shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period each Debtor has obligated itself to provide such benefits and shall assume such obligations.

                  15.3  Compliance with Tax Requirements.

                  In connection with the consummation of this Plan of Reorganization, the Debtors shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                  15.4  Recognition of Guaranty Rights.

                  The classification of and manner of satisfying all Claims hereunder take into account (a) the existence of guaranties by certain Debtors of obligations of other Debtors and (b) the fact that the Debtors may be joint obligors with each other or other entities with respect to an obligation. All Claims against the Debtors based upon any such guaranties or joint obligations shall be discharged in the manner provided in this Plan of Reorganization; provided, that no creditor shall be entitled to receive more than a single satisfaction of its Allowed Claims.

                  15.5  Severability of Plan Provisions.

                  In the event that, prior to the Confirmation Date, any term or provision of this Plan of Reorganization is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Proponents and the Trustee (which consent shall not be unreasonably withheld or delayed), have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

                  15.6  Governing Law.

                  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of the conflicts of law.

                  15.7 Further Assurances. All parties in interest shall execute and deliver such documents, instruments, certificates, assignments, and other writings, and do such other acts as may be necessary or desirable to carry out the intents and purposes of this Plan of Reorganization, including, without limitation, effecting the Merger Agreement.

                  15.8  Time of the Essence.

                  Time shall be of the essence relative to any and all dates contained in this Plan of Reorganization on the Confirmation Date.

                  15.9  Counterparts.

                  This Plan of Reorganization may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  15.10  Notices.

                  All notices, requests, and demands, to be effective, shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  If to the Debtors:

                                    MARVEL ENTERTAINMENT GROUP, INC.
                                    387 Park Avenue South
                                    12th Floor
                                    New York, New York 10016
                                    Attn:  Mr. Joseph Calamari
                                    Telephone:   (212) 696-0808
                                    Telecopier:  (212) 576-9260

                                     -and-

                                    YOUNG, CONAWAY, STARGATT & TAYLOR
                                    Rodney Square North
                                    Wilmington, Delaware 19899
                                    Attn:  James L. Patton, Jr., Esq.
                                           Laura Davis Jones, Esq.
                                    Telephone:  (302) 571-6600
                                    Telecopier: (302) 571-1253

                  If to Toy Biz:

                                    TOY BIZ, INC.
                                    685 Third Avenue
                                    New York, New York 10017
                                    Attn:  Mr. Joseph M. Ahearn
                                    Telephone:   (212) 588-5103
                                    Telecopier:  (212) 588-5330

                                     -and-

                                    BATTLE FOWLER LLP
                                    75 East 55th Street
                                    New York, New York 10022
                                    Attn:  Lawrence Mittman, Esq.
                                           Douglas L. Furth, Esq.
                                           Madlyn Gleich Primoff, Esq.
                                    Telephone:  (212) 856-7000
                                    Telecopier: (212) 856-7807

                                     -and-

                                    PEPPER HAMILTON LLP
                                    1201 Market Street, Suite 1600
                                    P.O. Box 1709
                                    Wilmington, Delaware 19899
                                    Attn:  David B. Stratton, Esq.
                                    Telephone:  (302) 777-6500
                                    Telecopier: (302) 777-656-8865

                  If to The Secured Lenders:

                                    THE CHASE MANHATTAN BANK
                                    270 Park Avenue
                                    New York, New York 10017-2070
                                    Attn:  Ms. Susan E. Atkins
                                    Telephone:  (212) 270-7142
                                    Telecopier: (212) 270-5748

                                     -and-

                                    WACHTELL, LIPTON, ROSEN & KATZ
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Attn:  Chaim J. Fortgang, Esq.
                                    Telephone:  (212) 403-1000
                                    Telecopier: (212) 403-2000

                                     -and-

                                    ZALKIN, RODIN & GOODMAN LLP
                                    750 Third Avenue
                                    New York, New York 10017-2771
                                    Attn:  Richard S. Toder, Esq.
                                    Telephone:  (212) 455-0600
                                    Telecopier: (212) 682-6331

                  If to The Chapter 11 Trustee:

                                    John J. Gibbons, Esq.
                                    Gibbons, Del Deo, Dolan, Griffinger
                                      & Vecchione
                                    One Riverfront Plaza
                                    Newark, New Jersey 07102
                                    Telephone:  (973) 596-4521
                                    Telecopier: (973) 639-6250

                                     -and-

                                    Frank J. Vecchione, Esq.
                                    Gibbons, Del Deo, Dolan, Griffinger
                                      & Vecchione
                                    One Riverfront Plaza
                                    Newark, New Jersey 07102
                                    Telephone:  (973) 596-4521
                                    Telecopier: (973) 639-6250

                  If to Creditors Committee:

                                    Tonny Ho, Esq.
                                    Willkie, Farr 7 Gallagher
                                    153 East 53rd Street
                                    New York, New York 10022
                                    Telephone:  (212) 935-8000
                                    Telecopier: (212) 821-8111

Dated:   Wilmington, Delaware
                  May __, 1998

                                    Respectfully submitted,

                                    TOY BIZ, INC.


                                    By:
                                       ----------------------------------
                                            Name:   Joseph M. Ahearn
                                            Title:  President

                                    BATTLE FOWLER LLP
                                    Attorneys for Toy Biz, Inc.
                                    75 East 55th Street
                                    New York, New York 10022
                                    (212) 856-7000

                                     -and-

                                    PEPPER HAMILTON LLP
                                    1201 Market Street
                                    Wilmington, Delaware 19899
                                    (302) 777-6500


                                    By:
                                       -----------------------------------

                         SECURED LENDER EXECUTION PAGE

                                    Name of Secured Lender:

                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:

                                    WACHTELL, LIPTON, ROSEN, KATZ
                                    Attorneys for The Secured
                                     Lenders
                                    51 West 52nd Street
                                    New York, New York  10019
                                    (212) 403-1000

                                     -and-



                                    RICHARDS, LAYTON & FINGER, P.A.
                                    Attorneys for The
                                      Lenders
                                    One Rodney Square
                                    Wilmington, Delaware  19899
                                    (302) 658-6541


                                    By:
                                       ------------------------------------

The Bylaws of Newco, Charter for Newco and Merger Agreement have been filed in a separate exhibit volume.

Pursuant to Section 1(C) of the Plan of Reorganization, all other exhibits and schedules to the Plan will be filed at least ten days prior to the hearing to consider confirmation of the Plan.

                                                                      EXHIBIT B

                                                      CLASS A WARRANT AGREEMENT

                               WARRANT AGREEMENT
                               -----------------

                  WARRANT AGREEMENT, dated as of ____________, 1998 (this "Agreement") between Toy Biz, Inc., a Delaware corporation (the "Company"), and [Name of Warrant Agent], as warrant agent (the "Warrant Agent").

                  WHEREAS, as consideration paid by the Company in connection with the settlement and resolution of all disputes between stockholders of Marvel Entertainment Group, Inc., a Delaware corporation ("Marvel"), and the Debtors (as herein defined), in connection with a Third Amended Joint Plan of Reorganization under Chapter 11, Title 11, United States Code (the "Plan of Reorganization"), for Marvel, the Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and SkyBox International Inc. (collectively, the "Debtors") and of Marvel Holdings, Inc., Marvel (Parent) Holdings, Inc., and Marvel III Holdings, Inc. (collectively, the "Holding Companies"), jointly proposed by the Company and certain holders of senior secured indebtedness of Marvel, the Company proposes to issue and deliver warrant certificates (the "Warrant Certificates"), at such time, and from time to time as provided in the Plan of Reorganization (the "Warrant Distribution Date") to each holder of an Allowed Equity Interest and Allowed Class Securities Litigation Claims (as defined in the Plan of Reorganization) evidencing Class A Warrants (the "Warrants") to acquire, under certain circumstances, an aggregate of 4,000,000 shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock"), representing ___ percent (___%) of the fully diluted Common Stock, such number of Warrants and shares of Common Stock being subject to adjustment as set forth herein; and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of the Warrant Certificates and other matters provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined herein), the parties hereto agree as follows:

                  SECTION 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" means, (i) with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person, or any executive officer or director of any such specified Person or other Person or (ii) with respect to any natural Person, any Person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession, direct or indirect, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means the Company's Board of Directors or a duly appointed committee of the Company's Board of Directors.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, or the city in which the principal corporate trust office of the Warrant Agent is located, are authorized or obligated by law or executive order to be closed.

                  "Closing Price" means (a) if the Common Stock shall be listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE-Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, or if the Common Stock shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Common Stock have been traded during such 30 consecutive trading days); or

                  (b) if the Common Stock is not listed or admitted to trading, the average of the closing sale prices as reported by the NASDAQ National Market System or, if the Common Stock is not included on such system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by any system maintained by the NASD or any comparable system or, if the Common Stock is not included for quotation in any such system, the average of the closing bid and asked prices as furnished by two members of the NASD selected reasonably and in good faith from time to time by the Board of Directors for that purpose; or

                  (c) if the Common Stock is not listed or admitted to trading and in the absence of one or more such quotations, the Fair Market Value shall be as reasonably determined in good faith by the Board of Directors (which determination shall be reasonably described in a written notice delivered to the Warrantholders) or, if an objection is made to such determination by a Qualifying Warrantholder (as defined below) in accordance with the following sentence, as determined by an Independent Appraiser in accordance with the following sentence. In the event that any Qualifying Warrantholder shall object to the determination of the Board of Directors of the Fair Market Value by delivering written notice to the Company within ten (10) Business Days following the receipt by such Qualifying Warrantholder of such determination of the Board of Directors, the Fair Market Value shall instead be determined in good faith by an Independent Appraiser. The term "Qualifying Warrantholder" shall include any Warrantholder (or group of Warrantholders) that, at the time of any objection to the determination of the Board of Directors of the Fair Market Value, beneficially owns collectively, together with its Affiliates, at least ten percent (10%) of the Warrants on a fully diluted basis. The determination of the Board of Directors of the Fair Market Value shall be binding and conclusive if no objection is made to such determination by a Qualifying Warrantholder in accordance with the terms set forth above in this paragraph. The fees and expenses of any Independent Appraiser determining the Fair Market Value shall be borne by the Company and the determination by such Independent Appraiser of the Fair Market Value shall be binding and conclusive.

                  "Common Stock" has the meaning set forth in the preamble hereof.

                  "Company" means Toy Biz, Inc., a Delaware corporation, and its successors and assigns.

                  "Consummation Date" has the meaning set forth in the Plan of Reorganization.

                  "Current Market Price" means the Closing Price of the Common Stock as of the day immediately preceding the day on which the current Market Price is determined, or, in the case of a firm commitment underwriting, the current Market Price on the date on which the price at which the Company is contractually bound to sell its Common Stock in an underwritten offering is fixed.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                  "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall be determined as described below, in each case subject to adjustment from time to time pursuant to Section 11 hereof. With respect to each series of Warrants issued on a particular Warrant Distribution Date, the Exercise Price shall be an amount per share of Common Stock as follows:

------------------------------------------------ ----------------------------------------------- --------------
If the Warrant Distribution Date is a date on    But Before:                                       Then the
or after:                                                                                          Exercise
                                                                                                  Price shall
                                                                                                      be:

------------------------------------------------ ----------------------------------------------- --------------
[The Consummation Date]                          [The date 30 days after the Consummation Date]         $12.00
------------------------------------------------ ----------------------------------------------- --------------
[The date 30 days after the Consummation Date]   [The date 60 days after the Consummation Date]         $12.25
------------------------------------------------ ----------------------------------------------- --------------
[The date 60 days after the Consummation Date]   [The date 90 days after the Consummation Date]         $12.50
------------------------------------------------ ----------------------------------------------- --------------
[The date 90 days after the Consummation Date]   [The date 120 days after the Consummation              $12.75
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 120 days after the Consummation Date]  [The date 150 days after the Consummation              $13.00
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 150 days after the Consummation Date]  [The date 180 days after the Consummation              $13.25
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 180 days after the Consummation Date]  [The date 210 days after the Consummation              $13.50
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 210 days after the Consummation Date]  [The date 240 days after the Consummation              $13.75
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 240 days after the Consummation Date]  [The date 270 days after the Consummation              $14.00
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 270 days after the Consummation Date]  [The date 300 days after the Consummation              $14.25
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 300 days after the Consummation Date]  [The date 330 days after the Consummation              $14.50
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 330 days after the Consummation Date]  [The date 360 days after the Consummation              $14.75
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------


                  "Expiration Date" means the first business day occurring more than six months after the applicable Warrant Distribution Date.

                  "Fair Market Value" means, with respect to any share of Common Stock, as of the date of determination the average of the daily closing prices for 30 consecutive trading days preceding the date of such computation.

                  "Holder" or "Warrantholder" means the registered holder of a Warrant.

                  "Independent Appraiser" means any nationally recognized investment banking firm or accounting firm (other than any investment banking firm or accounting firm having a significant ongoing relationship with the Company at the time of the appraisal) selected jointly in good faith by the Board of Directors and the Qualifying Warrantholder, whose fees and expenses shall be paid by the Company.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity.

                  "Plan" has the meaning set forth in Section 11(f) hereof.

                  "Register" has the meaning set forth in Section 5(c) hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder.

                  "Transfer Agent" has the meaning set forth in Section 10 hereof.

                  "Warrant Agent" means [Name of Warrant Agent] or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

                  "Warrant Certificates" has the meaning set forth in the preamble hereof.

                  "Warrant Distribution Date" has the meaning set forth in the preamble hereof.

                  "Warrants" has the meaning set forth in the preamble hereof.

                  "Warrants Shares" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

                  SECTION 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  SECTION 3. Warrant Certificates. (a) The Warrant
Certificates to be delivered pursuant to this Agreement shall be in registered form only, shall be substantially in the form set forth in Exhibit A attached hereto and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers, designations or other marks of identification and such legends, summaries and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may from time to time be listed. Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

                  (b) The Warrant Certificates shall be issued at such time, and from time to time, as provided in the Plan of Reorganization. Each Warrant Certificate issued as of a particular Warrant Distribution Date and the Warrants represented thereby shall be designated as a separate series (i.e., Class A, Series 1; Class A, Series 2; etc.).

                  (c) Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

                  (d) If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Temporary Warrant Certificates so surrendered for exchange shall be cancelled by the Warrant Agent and disposed of by the Warrant Agent in a manner satisfactory to the Company. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                  SECTION 4. Execution of Warrant Certificates. (a) Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President of the Company. Such signature upon the Warrant Certificates may be manual or in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

                  (b) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or delivered to the Holder thereof, such Warrant Certificates nevertheless shall be countersigned and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, unless the Warrant Agent has received written instructions from the Company not to countersign and deliver such Certificates; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                  SECTION 5. Registration and Countersignature. (a) The Company and the Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a Register (as hereinafter defined) as they are issued by the Company which such register shall be maintained in accordance with Section 5(c) hereof.

                  (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President of the Company, initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

                  (c) The Company shall maintain, or cause to be maintained, a register (the "Register") of the Warrants at its registered office, at the principal office of the Warrant Agent or at any other place in the United States of America designated by the Company, showing (i) the names and the latest known address of each person who is or has been a Holder; (ii) the number of Warrants of each series held by each Holder; and (iii) the date and particulars of the issue and transfer of Warrants. The registered owner on the Register may be deemed and treated by the Company, the Warrant Agent and all other persons dealing with the Warrants evidenced thereby as the Holder and absolute owner thereof for any purpose and as the person entitled to exercise the right represented thereby, or to the transfer on the books of the Company, any notice to the contrary notwithstanding, and, until such transfer of the Warrant on such books in accordance with the provisions of this Agreement, the Company may treat the registered owner on the Register as the owner for all purposes.

                  SECTION 6. Registration of Transfers and Exchanges. (a) The Warrant Agent shall from time to time, subject to the limitations of Section 7 hereof, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer a new Warrant Certificate(s) of like tenor and representing in the aggregate the number and series of Warrants transferred, shall be issued to the transferee(s), and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Upon any partial transfer, a new Warrant Certificate of like tenor and representing in the aggregate the number and series of Warrants which were not so transferred, shall be issued to, and in the name of, the Warrantholder. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

                  (b) Any Warrant Certificate of a particular series may be exchanged, subdivided or combined with other Warrant Certificates of the same series evidencing the same rights as the rights evidenced thereby upon presentation and surrender thereof at the principal office of the Warrant Agent, together with a written notice signed by the Holder hereof specifying the denominations in which new Warrant Certificate(s) are to be issued. Upon presentation and surrender of any Warrant Certificates of a particular series, together with such written notice, for exchange, subdivision or combination of such Warrant Certificates, the Company will issue a new Warrant Certificate or Warrant Certificates, in the denominations requested, of the same series and like tenor entitling the Holder(s) thereof to purchase the same aggregate number of Warrant Shares as the Warrant Certificate(s) so surrendered. Such new Warrant Certificate(s) will be registered in the name of the Holder submitting such request. Any Warrant Certificate surrendered for exchange, subdivision or combination shall be canceled promptly upon the issuance of such new Warrant Certificate(s) and then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

                  (c) The Warrant Agent is hereby authorized to countersign and deliver, in accordance with the provisions of this Section 6 and of Section 5 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 6.

                  SECTION 7. Terms of Warrants; Exercise of Warrants. (a) The Warrants issued hereunder shall be identical in form except (i) that each Warrant Certificate issued as of a particular Warrant Distribution Date and the Warrants represented thereby shall be designated as a separate series (i.e., Class A, Series 1; Class A, Series 2; etc.), and (ii) as to variations among each series of Warrants as to the applicable Exercise Price and the applicable Expiration Date.

                  (b) Subject to the terms of this Agreement, each Holder shall have the right, upon payment of the applicable Exercise Price then in effect for such Holder's series of Warrants in accordance with the terms of this Agreement, from and after the date of issuance of such Warrants until 5:00 p.m., New York City time, on the applicable Expiration Date for such series of Warrants, to receive from the Warrant Agent on behalf of the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such series of Warrants.
Each Warrant not exercised on or before 5:00 p.m., New

York City time, on the applicable Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

                  (c) The Warrants may be exercised during normal business hours on any Business Day on or prior to the applicable Expiration Date upon surrender to the Warrant Agent on behalf of the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of subscription to purchase on the reverse thereof duly completed and signed, and upon payment to the Warrant Agent for the account of the Company of the applicable Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price for the number of Warrant Shares specified in the subscription form shall be made, at the option of the Holder:

                  (i) by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America; or

                  (ii) by reducing the number of Warrant Shares issuable to the Warrantholder by a number of shares of Common Stock that have a value equal to the Exercise Price which otherwise would have been paid. For the purpose of any exercise pursuant to the previous sentence, the value of a share of Common Stock shall be the Fair Market Value of such share on the date of such exercise.

                  (d) Upon surrender of Warrants in accordance with this
Section 7, and payment of the applicable Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company, and the Warrant Agent shall deliver or cause to be delivered, as promptly as possible thereafter, but in any event within five (5) business days of receipt of such surrender and payment, to the Holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or other securities or property (including any money) to which the Holder is entitled, and, to the extent possible, certificates representing the Warrant Shares or such other securities shall be in such denomination(s) as such Holder shall request, and registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver or cause to be delivered such evidence of ownership and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 13 hereof. Any such evidence of ownership shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the applicable Exercise Price, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

                  (e) The Warrants shall be exercisable either in full or from time to time in part and, in the event that a Warrant Certificate is surrendered to the Warrant Agent for exercise of fewer than all of the Warrants represented by such Warrant Certificate at any time prior to the applicable Expiration Date, a new certificate evidencing the remaining Warrant or Warrants but otherwise identical to the surrendered Warrant Certificate (including, without limitation, of the same series) will be issued by the Company, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate pursuant to the provisions of this Section 7 and of Section 4 hereof as promptly as possible, but in any event within five (5) Business Days of receipt of the certificate evidencing the Warrants, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  (f) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to such Warrants exercised and concurrently pay to the Company as promptly as practicable, but in any event within five (5) Business Days of receipt, all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

                  (g) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

                  SECTION 8. Payment of Taxes. The Company will pay all documentary stamp taxes and other governmental charges attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 9. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. (a) If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) the Company and the Warrant Agent receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such certificate or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon the Company's written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of and in substitution for any such destroyed, lost or stolen Warrant

Certificate, a new Warrant Certificate of the same series, like tenor and for a like aggregate number of Warrants. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations as the Company may prescribe.

                  (b) Upon the issuance of any new Warrant Certificate under this Section 9, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the payment of such other reasonable charges as the Company may prescribe, including reimbursement of reasonable fees and expenses of the Company and the Warrant Agent incidental thereto.

                  (c) The provisions of this Section 9 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

                  SECTION 10. Issuance of Warrant Shares. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock (the "Transfer Agent") and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition, from time to time, from such Transfer Agent the certificates representing shares of the Common Stock and any cash which may be payable as provided in Section 13 hereof required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates representing shares of Common Stock for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent and the Warrant Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to Section 14 hereof.

                  SECTION 11. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number and kind of Warrant Shares purchasable upon the exercise of Warrants and the applicable Exercise Price shall be subject to adjustment from time to time as follows, if at any time after the Consummation Date and prior to the applicable Expiration Date:

                  (a) Stock Dividends. The Company shall pay a stock dividend or other distribution payable in shares of Common Stock or the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the date of the payment of such dividend or distribution (retroactive to the record date) or immediately after the effective date of subdivision or split-up, as the case may be, the number of Warrant Shares to be delivered upon exercise of the Warrants will be increased so that the Warrantholder will be entitled to receive the number of Warrant Shares that such Warrantholder would have owned immediately following such action had the Warrants been exercised immediately prior thereto or, in the case of a stock dividend or distribution, prior to the record date for determination of shareholders entitled thereto, and the applicable Exercise Price will be adjusted as provided in Section 11(e) hereof.

                  (b) Combination of Stock. If the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of Warrant Shares to be delivered upon exercise of each Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of Warrant Shares that such Warrantholder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the applicable Exercise Price will be adjusted as provided in Section 11(e) hereof.

                  (c) Reorganization, Etc. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other Person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities, cash or other assets (whether such stock, other securities, cash or other assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of each Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities, cash or other assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of Warrant Shares that such Warrantholder would have been entitled to receive upon exercise of such Warrant had such Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments (as determined in good faith by the Board of Directors of the Company). Adjustments for events subsequent to the effective date of such a reorganization, reclassification, consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Warrantholders shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this
                  Section 11 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

                  (d) Adjustment for Rights Issue. In case the Company shall issue rights, options or warrants (collectively, "Rights") to all holders of its outstanding

                  Common Stock entitling them to subscribe for or purchase shares of Common Stock at a Price Per Share which is lower at the record date mentioned below than either (x) the then current Fair Market Value per share of Common Stock or (y) the Exercise Price, or both, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the additional Number of Shares of Common Stock offered for subscription or purchase in connection with such Rights and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the number of shares which the aggregate Gross Proceeds received or receivable by the Company upon exercise of such Rights would purchase at the greater of (x) the Fair Market Value per share of Common Stock at such record date or (y) the Exercise Price. Such adjustment shall be made whenever Rights are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive Rights. As used herein, "Price Per Share" shall be defined and determined in accordance with the following formula:

                           P  =  R/N

                           where

                           P  =  Price Per Share;

                           R = the "Gross Proceeds" received or receivable by the Company in respect of Rights which shall be the total amount received or receivable by the Company in consideration for the issuance and sale of such Rights plus the aggregate amount of additional consideration payable to the Company upon exercise thereof; provided that the proceeds received or receivable by the Company shall be the cash proceeds before deducting therefrom any cash compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; and

                           N = the "Number of Shares," which in the case of Rights is the maximum number of shares of Common Stock initially issuable upon exercise thereof.

                  (e) Adjustment for Other Distributions. (i) In case the Company shall distribute to all holders of its shares of Common Stock (x) evidences of indebtedness or assets (excluding cash dividends or distributions payable out of the consolidated earnings or surplus legally available for such dividends or distributions and dividends or distributions referred to in paragraphs (a), (c) or (d) above) of the Company or any subsidiary or (y) shares of capital stock of a subsidiary of the Company (such evidences of indebtedness, assets and securities as set forth in clauses (x) and (y) above, collectively, "Assets"), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the date of such distribution and the denominator of which shall be such Fair Market Value per share of Common Stock less the fair value as of such record date as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the Assets applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                           (ii) In case the Company shall issue any shares of
                  Common Stock or rights, options or warrants to acquire shares of Common Stock, other than the Exempted Issuances (as defined below) and other than issuances covered by other clauses of this Section 11, (x) within the first six months after the Consummation Date at an Issue Price (as defined below) which is lower than the then current Exercise Price, then the Exercise Price of all outstanding Warrants and Warrants issued thereafter shall be adjusted to a price equal to the Issue Price, or (y) more than six months after the Consummation Date, but prior to the Expiration Date, at an Issue Price which is lower than both the current Exercise Price and the Current Market Price of the Common Stock on the date of issuance, then the Exercise Price of all outstanding Warrants and Warrants issued thereafter shall be adjusted to a price equal to that Issue Price. In the case the Company shall issue rights, options or warrants to acquire shares of Common Stock, the consideration received by the Company for such issuance shall be deemed to be the same as the consideration, if any, received by the Company upon the issuance of such rights, options or warrants plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby. "Exempted Issuances" means securities issuances contemplated by the Third Amended Plan (including securities issued on conversion or exercise of securities contemplated by the Third Amended Plan), issuances of shares of the Company's 8% Cumulative Convertible Preferred Stock ("Convertible Preferred Stock") as dividends on Convertible Preferred Stock and issuances pursuant to employee benefit plans of shares of, and options to acquire shares of, Common Stock, provided that such issuances pursuant to employee benefit plans which are vested or scheduled to vest prior to the Expiration Date do not exceed, in the aggregate, 5% of the sum of the shares of Common Stock outstanding as of the Consummation Date and subject to issuance upon conversion of shares of Convertible Preferred Stock outstanding as of the Consummation Date. "Issue Price" means (i) in the case of the issuance of

                  Common Stock for cash, the amount of the cash proceeds received or receivable by the Company before deducting therefrom any cash compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; (ii) in the case of the issuance of Common Stock for consideration, in whole or in part, other than cash, the fair value of such consideration as determined by the Board of Directors of the Company in good faith.

                  (f) Carryover. Notwithstanding any other provision of this
                  Section 11, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrantholder (or to the applicable Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the earlier to occur of (i) the exercise of all or any portion of a Warrant and (ii) the next subsequent adjustment that, together with any adjustments so carried forward, shall amount to 1% or more of the number of Warrant Shares to be so delivered.

                  (g) Exercise Price Adjustment.

                           (i) Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted as provided pursuant to this Section 11, the applicable Exercise Price payable upon the exercise of a Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter; provided, however, that the applicable Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                           (ii) If at any time after the date of issuance of a Warrant, the Company shall pay to holders of record of Common Stock any cash dividends or other cash distributions, then, on the date of the payment of such dividend or distribution (retroactive to the record date), the applicable Exercise Price payable upon the exercise of such Warrant shall be adjusted by reducing the applicable Exercise Price by the amount of such dividend or distribution applicable to one share of Common Stock; provided, however, that the applicable Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                  (h) Decrease in Exercise Price. The Company, in its sole discretion, shall have the right at any time, or from time to time, to decrease the applicable Exercise Price of the Warrants and/or increase the number of Warrants Shares issuable upon the exercise of the Warrants, including as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to recipients.

                  (i) Other Adjustments.

                           (A) In case the Company shall issue any shares of
                  Common Stock or rights, options or warrants to acquire shares of Common Stock, other than the Exempted Issuances and other than issuances covered by other clauses of this Section 11, within the first six months after the Consummation Date at an Issue Price which is equal to or greater than the then current Exercise Price but lower than the Current Market Price of the Common Stock on the date of issuance, then the Board of Directors shall make such adjustments in the application of the provisions of this Section 11, in accordance with the essential intent and principles of this
                  Section 11, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect the purchase rights of the Holders in accordance with such essential intent and principles.

                           (B) If any event occurs as to which the foregoing
                  provisions of this Section 11 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the purchase rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.

                  (j) Further Equitable Adjustments. If, after one or more adjustments to the applicable Exercise Price pursuant to this
                  Section 11, the applicable Exercise Price cannot be reduced further without falling below the greater of (i) $0.01 or
                  (ii) the lowest positive exercise price legally permissible for warrants to acquire shares of Common Stock, the Company shall make further adjustments to compensate the Holder, consistent with the foregoing principles, as the Board of Directors, acting in good faith, deems necessary, including an increase in the number of Warrant Shares issuable upon exercise of outstanding Warrants and/or a cash payment to the Holders.

                  SECTION 12. Statement on Warrants. Irrespective of any adjustment(s) in the number or kind of Warrant Shares issuable upon the exercise in whole or in part of the Warrants or the applicable Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares as are stated in the Warrants initially issuable from time to time pursuant to this Agreement, all subject to further adjustment as provided herein.

                  SECTION 13. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 13, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall (i) direct and deposit with the Transfer Agent an amount sufficient to pay an amount in cash calculated by it to equal the then current Fair Market Value per share multiplied by such fraction computed to the nearest whole cent and (ii) deliver to the Transfer Agent a written certificate of an officer of the Company setting forth the then current Fair Market Value per share which certificate shall be conclusive evidence of the correctness of the matters set forth therein, absent clear error. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

                  SECTION 14. Notices to Warrantholders. (a) Upon any adjustment of the applicable Exercise Price or number of Warrant Shares issuable pursuant to Section 11 hereof, the Company shall as promptly as practicable (x) give a written certificate of the Company to the Warrant Agent of such adjustment or adjustments which certificate shall set forth for each series of Warrant (i) the number of Warrant Shares issuable upon the exercise of such series of Warrant and the applicable Exercise Price after such adjustment, (ii) a brief statement of the facts requiring such adjustment,
(iii) the computation by which such adjustment was made, and (y) cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced certificate(s) and shall be under no duty or responsibility with respect to any such certificate(s), except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of Warrant Shares or other stock or property issuable on exercise of the Warrants or the applicable Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any Warrant Shares or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Share or stock certificates or other stock, securities or property upon the exercise of any Warrant.

                  (b) With respect to each series of Warrants, prior to the applicable Expiration Date, and for so long as such series of Warrants have not been exercised in full, in the event of:

                   (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, indebtedness or property, or to receive any other right, option or warrant; or

                  (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), any consolidation or merger involving the Company and any other party or any transfer of all or substantially all the assets of the Company to any other party or any tender offer or exchange offer by the Company for shares of Common Stock; or

                  (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Warrantholder of such series of Warrant at such Warrantholder's address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distributions are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that the holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

                  SECTION 15. Reservation of Warrant Shares, Etc. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrants, free from preemptive rights, liens, security interests and other encumbrances, such number of shares of authorized but unissued or treasury shares of Common Stock, or other stock or securities deliverable pursuant to Section 11, as shall be required for issuance or delivery upon exercise of the Warrants. Without limiting the generality of the foregoing, the Company agrees that it will not take any action which would result in Warrant Shares when issued not being validly and legally issued and fully paid and nonassessable. The Company hereby represents that, as of the date hereof, it has sufficient shares of Common Stock reserved for issuance upon exercise of all outstanding Warrants.

                  SECTION 16. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrant Shares or payment or refund of the applicable Exercise Price except as herein otherwise provided.

                  (b) The Warrant Agent may consult at any time with counsel satisfactory to it and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (c) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence, bad faith or willful misconduct.

                  (d) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders, as the respective rights or interests may appear.

                  (e) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (f) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder or the Company to make or cause to be made any adjustment of the applicable Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  SECTION 17. Merger, Consolidation or Change of Name of Warrant Agent. (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  SECTION 18. Resignation and Removal of Warrant Agent; Appointment of Successor. (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder at his last address as shown on the Register a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than US$50,000,000. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 18(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                  (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged shall be a successor Warrant Agent under this Agreement without any further act. Any such successor Warrant Agent shall, at the Warrant Agent's expense, promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the Register.

                  SECTION 19. Money and Other Property Deposited with the Warrant Agent. Any money, securities and other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited, which such purpose shall be stated in writing in reasonable detail and delivered to the Warrant Agent; but such moneys, securities or other property need not be segregated from other funds, securities or other property of the

Warrant Agent except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to any Holder by mailing by first-class mail a check in such amount as is appropriate to such Holder at the address shown on the Register, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants. Any money or other property deposited with the Warrant Agent for payment and distribution to any Holder that remains unclaimed for two years, less one day after the date the money was deposited with the Warrant Agent, shall be paid to the Company upon its request therefor.

                  SECTION 20. Compliance with Government Regulations; Qualification under the Securities Laws.

                  (a) The Company covenants that if the shares of Common
                  Stock required to be reserved for purposes of exercise of Warrants require, under any federal or state law, registration with or approval of any governmental authority before such shares may be issued upon exercise, the Company will, unless the Company has received an opinion of counsel to the effect that such registration is not then permitted by such laws, use commercially reasonable efforts to cause such shares to be duly so registered or approved, as the case may be; provided that in no event shall such shares of Common Stock be issued, and the exercise of all Warrants shall be suspended, for the period during which such registration or approval is required but not in effect; provided, further, that the Expiration Date shall be extended one day for each day (or portion thereof) that any such suspension is in effect. The Company shall promptly notify the Warrant Agent of any such suspension, and the Warrant Agent shall have no duty, responsibility or liability in respect of any shares of Common Stock issued or delivered prior to its receipt of such notice. The Company shall promptly notify the Warrant Agent of the termination of any such suspension, and such notice shall set forth the number of days that the applicable Exercise Period shall be extended as a result of such suspension. The foregoing provisions of this Section 20 shall not require that the Company effect or obtain any such registration or approval of Warrant Shares in order to allow the resale or transfer thereof by any Person that may be an underwriter for purposes of Section 1145 of Chapter 11, Title 11 of the United States Code.

                  (b) The Company covenants that it shall, until the expiration of one year after the final Expiration Date of any Warrants, make available adequate current public information with respect to the Company so as to satisfy paragraph (c) of Rule 144 under the Securities Act of 1933, as amended.

                  (c) The Company covenants that it shall use commercially reasonable efforts to have the Common Stock listed on the New York Stock Exchange, subject to official notice of issuance and subject to satisfaction of the Warrants with listing requirements, as soon as practicable after the date hereof.

                  SECTION 21. Notices. (a) Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Holder to or on the Company shall be deemed given or made when and if delivered personally, facsimiled (which is confirmed) or sent by overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                                    Toy Biz, Inc.
                                    685 Third Avenue
                                    New York, New York  10017
                                    Facsimile No.: 212-682-5272
                                    Telephone: 212-588-5100
                                    Attention: Corporate Secretary

                  (b) In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

                  (c) Any notice pursuant to this Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered or overnight, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                                    [Name of Warrant Agent]
                                    [Address of Warrant Agent]
                                    Attn: [Corporate Trust Department]

                  (d) Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Company to any Holder shall be sufficiently given or made when and if mailed by first-class or registered, postage prepaid, mail to the Holder's address shown on the Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  (f) If the Company mails a notice or communication to a Holder or Holders, it shall deliver a copy of such notice to the Warrant Agent at the same time.

                  SECTION 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the applicable Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased.

                  SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 24. Termination. With respect to each series of Warrants, this Agreement (other than the Company's obligations with respect to Warrants of such series previously exercised and with respect to indemnification under Section 18) shall terminate at 5:00 p.m., New York City time, on the applicable Expiration Date.

                  SECTION 25. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                  SECTION 26. Benefits of This Agreement. (a) Nothing in this Agreement shall be construed to give any person other than the Company, the Warrant Agent and the Warrantholders (or other respective successors or assigns) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrantholders (and other respective successors or assigns).

                  (b) Prior to the exercise of the Warrants, no Holder as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. No provisions hereof, in the absence of affirmative action by the Warrantholder hereof to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder as a stockholder of the Company.

                  (c) All rights of action in respect of this Agreement are vested in the Holders, and any Holder without the consent of the Warrant Agent or the Holder, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

                  SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 28. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 29. Severability. Any term or provision of this Agreement or the Warrants which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the other terms and provisions of this Agreement or the Warrants or affecting the validity or enforceability of any of the terms or provisions of this Agreement or the Warrants in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                            TOY BIZ, INC.

                            By____________________
                               Title______________

                            [NAME OF WARRANT AGENT]

                            By____________________
                               Title______________

                                                                    EXHIBIT A-1

         EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY
         TIME ON _________________.

Class A, Series __ No.                      Cusip No.
                       -------------
                                 ___________________Class A, Series __ Warrants

                [Form of Class A, Series __ Warrant Certificate]

                                 TOY BIZ, INC.

             (Incorporated under the laws of the State of Delaware)

                  This Warrant Certificate certifies that _________ or its registered assigns, is the registered holder of Class A, Series __ Warrants expiring __________ (the "Warrants") to purchase shares of Common Stock (the "Common Stock"), of Toy Biz, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time during normal business hours after the date hereof and on or before 5:00 p.m., New York City time, on _______________, to receive from the Company _________ fully paid and nonassessable shares of Common Stock (each such share a "Warrant Share") at the initial exercise price (the "Exercise Price") of $_______ per share payable in accordance with the terms, provisions and conditions of the Warrant Agreement referred to on the reverse hereof upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the terms, provisions and conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment from time to time upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised after 5:00 p.m., New York City time, on ___________ and, to the extent not exercised by such time, such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  The terms of this Warrant Certificate are qualified in their entirety by reference to the Warrant Agreement and, in the event of a conflict between the terms of this Warrant Certificate and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall control the rights, interests and obligations of the holders of the Warrants, the Warrant Agent and the Company with respect to the Warrants.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by a duly authorized Officer.

Dated:

                                      TOY BIZ, INC.

                                      By _________________________
                                      Name:
                                      Title:

Countersigned:

[NAME OF WARRANT AGENT],

as Warrant Agent

By________________________
    Authorized Signature

                                 [REVERSE SIDE]

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of _______, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company to [Warrant Agent], as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holders) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

                  Payment of the Exercise Price may be made, at the option of the holder, in cash by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America, or by reducing the number of Warrant Shares issuable to the holder by a number of shares of Common Stock that have a value equal to the Exercise Price which otherwise would have been paid (for purpose of any such exercise, the value of a share of Common Stock shall be the Fair Market Value of such share on the date of such exercise).

                  Upon due presentation for registration of transfer of this Warrant Certificate, with or without other Warrant Certificates, at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, with or without other Warrant Certificates, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes. Neither the Warrants nor this Warrant Certificate entities any holder hereof to any rights of a stockholder of the Company.

                               SUBSCRIPTION FORM

(To be executed only upon exercise of Warrants represented by this Warrant Certificate)

To:      [Name of Warrant Agent],
             as Warrant Agent

         [Address of Warrant Agent]

                  The undersigned hereby irrevocably exercises [_____________] of the Class A, Series __ Warrants represented by this Warrant Certificate and herewith makes payment in accordance with the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Common Stock of Toy Biz, Inc. (the "Warrant Shares") deliverable upon the exercise of such Class A, Series __ Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:                       --------------------------------------------------
                             (Signature of Owner)

                             --------------------------------------------------
                             (Street Address)

                             --------------------------------------------------
                             (City)                (State)          (Zip Code)


                             Signature Guaranteed By:

                             --------------------------------------------------

Securities and/or check or other property (including, if such number of Class A, Series __ Warrants exercised shall not be all of the Class A, Series __ Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Class A, Series __ Warrants) to be issued or delivered to:

Name:

Street Address:

City, State and Zip Code:

Please insert social security or identifying number:

                      FORM OF ASSIGNMENT

                  For value received from the Assignee(s) named below, the undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Class A, Series __ Warrants constituting a part of the Class A, Series __ Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Class A, Series __ Warrants set forth below:
                                        Social Security
                                          or other
Name of Assignee         Address        Identifying No.         No. of Warrants
----------------       ----------     -------------------       ---------------

and does hereby irrevocably constitute and appoint                 the
undersigned's attorney to make such transfer on the books of         maintained
for the purposes, with full power of substitution in the premises.

Dated:                       --------------------------------------------------
                             (Signature of Owner)

                             --------------------------------------------------
                             (Street Address)

                             --------------------------------------------------
                             (City)                (State)          (Zip Code)


                             Signature Guaranteed By:

                             --------------------------------------------------

                                  EXHIBIT B-1

                                   TERM SHEET
                        FOR STOCKHOLDER CLASS A WARRANTS

Number of Warrants      4,000,000 (subject to increase or decrease to
                        accommodate rounding of Fractional Warrants), issuable in one or more series, with each Warrant being exercisable for one share of Common Stock. The date on which each series of Warrants are issued is referred to herein as the "Warrant Distribution Date." All Warrants having the same Warrant Distribution Date shall constitute the same series. The distribution of the Warrants shall occur as promptly as reasonably practicable after the Consummation Date.


                        With respect to each series of Warrants issued on a particular Warrant Distribution Date, the Exercise Price shall be an amount per share of Common Stock as follows:


If the Warrant Distribution Date is a               But Before:                    Then the Exercise
date on or after:                                                                  Price shall be:

[The Consummation Date]                     [The date 30 days after the              $12.00
                                            Consummation Date]

[The date 30 days after the                 [The date 60 days after the              $12.25
 Consummation  Date]                         Consummation Date]

[The  date 60 days after the                [The date 90 days after the              $12.50
 Consummation Date ]                         Consummation Date]

[The date 90 days after the                 [The date 120 days after the             $12.75
 Consummation Date]                          Consummation Date]

[The date 120 days  after the               [The date 150 days after the             $13.00
 Consummation Date]                          Consummation Date]

[The date 150 days after the                [The date 180 days after the             $13.25
 Consummation Date]                          Consummation Date]

[The date 180 days after the                [The date 210 days after the             $13.50
 Consummation Date]                          Consummation Date]

[The date 210 days after the                [The date 240 days after the             $13.75
 Consummation Date]                          Consummation Date]

[The date 240 days after the                [The date 270 days after the             $14.00
 Consummation Date]                          Consummation Date]

[The date 270 days after the                [The date 300 days after the             $14.25
 Consummation Date]                          Consummation Date]




[The date 300 days after the                [The date 330 days after the             $14.50
 Consummation Date]                          Consummation Date]

[The date 330 days after the                [The date 360 days after the             $14.75
 Consummation Date]                          Consummation Date]




                If any Warrants have not yet been issued by the first anniversary of the Consummation Date (or the first business day thereafter if that date is not a business day) (the "Consummation Anniversary Date"), on the Consummation Anniversary Date Newco shall distribute all of those unissued Warrants to a financial institution (the "Warrant Liquidation Agent"). The Expiration Date of the Warrants distributed to the Warrant Liquidation Agent shall be six months after the date they are distributed to the Warrant Liquidation Agent and the Exercise Price of those Warrants shall be $14.75. The Warrant Liquidation Agent shall be instructed by Newco to sell those Warrants into the market as promptly as reasonably practical to permit an orderly sale. One-half of the fees and expenses of the Warrant Liquidation Agent shall be paid from the net proceeds of the sale of those Warrants if those net proceeds are sufficient to pay the fees and expenses of the Warrant Liquidation Agent. The balance of the fees and expenses of the Warrant Liquidation Agent shall be paid by Newco. Any remaining net proceeds of the sale of those Warrants shall be delivered to the Disbursing Agent to be held in a trust account and disbursed to claimants who would otherwise have been entitled to receive those Warrants after the Consummation Anniversary Date. Before the Consummation Anniversary Date, Newco shall either obtain a no-action letter from the Securities and Exchange Commission to the effect that neither (i) the issuance of those Warrants to the Warrant Liquidation Agent nor (ii) the resale of those Warrants by the Warrant Liquidation Agent will require registration under the Securities Act, or, if it does not obtain such a no-action letter, file and cause to become effective a registration statement under the Securities Act as promptly as reasonably practical after the Consummation Date. Prior to the Confirmation Date, Toy Biz shall designate a financial institution to serve as the Warrant Liquidation Agent and shall prepare a form of Warrant Liquidation Agreement to effectuate these arrangements. The Warrant Liquidation Agent and Warrant Liquidation Agreement shall be subject to the approval of the Trustee and the Senior Secured Lenders, which shall not be unreasonably withheld or delayed.

Expiration Date:For each series of Warrants, the first business day occurring more than six months after the Warrant Distribution Date applicable to that series.

Anti-Dilution   The Warrants shall be subject to customary anti-dilution
Adjustments:    adjustments with respect to stock dividends, stock splits or other similar capital reorganizations. If any anti-dilution event occurs prior the issuance of any series of Warrants, then the Board of Directors shall make appropriate adjustment in the exercise rights of that series of Warrants so that the Warrants shall be subject, as nearly as may be practical, to the adjustment which would have resulted from that anti-dilution event had the Warrants been outstanding at the time of that event.

                If any shares of Common Stock, or warrants or other rights to acquire shares of Common Stock, other than Exempted Issuances, are issued within six months after Consummation Date for an issue price less than the then current Exercise Price, then the

                Exercise Price of all outstanding Warrants and Warrants issued thereafter shall be changed to an amount equal to that issue price. If any shares of Common Stock, or warrants or other rights to acquire shares of Common Stock, other than Exempted Issuances, are issued within six months after Consummation Date for an issue price which is equal to or greater than the then current Exercise Price but less than the then Current Market Price per share of Common Stock, then appropriate adjustment shall be made by the Board of Directors to the Exercise Price of all outstanding Warrants and Warrants issued thereafter. If any shares of Common Stock, or warrants or other rights to acquire shares of Common Stock, other than Exempted Issuances, are issued more than six months after the Consummation Date but prior to the Expiration Date for an issue price which is less than both the then current Exercise Price and the then Current Market Price per share of Common Stock, then the Exercise Price of all outstanding Warrants and Warrants issued thereafter shall be changed to an amount equal to that issue price. "Exempted Issuances" means securities issuances contemplated by the Third Amended Plan (including securities issuable on conversion or exercise of securities contemplated by the Third Amended Plan), issuances of shares of Convertible Preferred Stock as dividends on shares of Convertible Preferred Stock and issuances pursuant to employee benefit plans of shares of, and options to acquire shares of, Common Stock, provided that such issuances pursuant to employee benefit plans which are vested or scheduled to vest prior to the Expiration Date do not exceed, in the aggregate, 5% of the sum of the shares of Common Stock outstanding as of the Consummation Date and subject to issuance upon conversion of shares of Convertible Preferred Stock outstanding as of the Consummation Date.

                                                                      EXHIBIT C

                                                      CLASS B WARRANT AGREEMENT

                               WARRANT AGREEMENT
                               -----------------

                  WARRANT AGREEMENT, dated as of ____________, 1998 (this "Agreement") between Toy Biz, Inc., a Delaware corporation (the "Company"), and [Name of Warrant Agent], as warrant agent (the "Warrant Agent").

                  WHEREAS, as consideration paid by the Company in connection with the settlement and resolution of all disputes between stockholders of Marvel Entertainment Group, Inc., a Delaware corporation ("Marvel"), and the Debtors (as herein defined), in connection with a Third Amended Joint Plan of Reorganization under Chapter 11, Title 11, United States Code (the "Plan of Reorganization"), for Marvel, the Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and SkyBox International Inc. (collectively, the "Debtors") and of Marvel Holdings, Inc., Marvel (Parent) Holdings, Inc., and Marvel III Holdings, Inc. (collectively, the "Holding Companies"), jointly proposed by the Company and certain holders of senior secured indebtedness of Marvel, the Company proposes to issue and deliver warrant certificates (the "Warrant Certificates"), at such time, and from time to time as provided in the Plan of Reorganization (the "Warrant Distribution Date") to each holder of an Allowed Equity Interest and Allowed Class Securities Litigation Claims (as defined in the Plan of Reorganization) evidencing Class B Warrants (the "Warrants") to acquire, under certain circumstances, an aggregate of 3,000,000 shares of the 8% cumulative convertible preferred stock, $0.01 par value per share, of the Company (the "Preferred Stock"), representing ___ percent (___%) of the fully diluted Preferred Stock, such number of Warrants and shares of Preferred Stock being subject to adjustment as set forth herein; and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of the Warrant Certificates and other matters provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined herein), the parties hereto agree as follows:

                  SECTION 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" means, (i) with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person, or any executive officer or director of any such specified Person or other Person or (ii) with respect to any natural Person, any Person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession, direct or indirect, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means the Company's Board of Directors or a duly appointed committee of the Company's Board of Directors.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, or the city in which the principal corporate trust office of the Warrant Agent is located, are authorized or obligated by law or executive order to be closed.

                  "Closing Price" means (a) if the Preferred Stock shall be then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE-Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Preferred Stock, or if the Preferred Stock shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Preferred Stock are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Preferred Stock have been traded during such 30 consecutive trading days); or

                  (b) if the Preferred Stock is not listed or admitted to trading, the average of the closing sale prices as reported by the NASDAQ National Market System or, if the Preferred Stock is not included on such system, the average of the closing bid and asked prices of the Preferred Stock in the over-the-counter market as reported by any system maintained by the NASD or any comparable system or, if the Preferred Stock is not included for quotation in any such system, the average of the closing bid and asked prices as furnished by two members of the NASD selected reasonably and in good faith from time to time by the Board of Directors for that purpose; or

                  (c) if the Preferred Stock is not listed or admitted to trading and in the absence of one or more such quotations, the Fair Market Value shall be as reasonably determined in good faith by the Board of Directors (which determination shall be reasonably described in a written notice delivered to the Warrantholders) or, if an objection is made to such determination by a Qualifying Warrantholder (as defined below) in accordance with the following sentence, as determined by an Independent Appraiser in accordance with the following sentence. In the event that any Qualifying Warrantholder shall object to the determination of the Board of Directors of the Fair Market Value by delivering written notice to the Company within ten (10) Business Days following the receipt by such Qualifying Warrantholder of such determination of the Board of Directors, the Fair Market Value shall instead be determined in good faith by an Independent Appraiser. The term "Qualifying Warrantholder" shall include any Warrantholder (or group of Warrantholders) that, at the time of any objection to the determination of the Board of Directors of the Fair Market Value, beneficially owns collectively, together with its Affiliates, at least ten percent (10%) of the Warrants on a fully diluted basis. The determination of the Board of Directors of the Fair Market Value shall be binding and conclusive if no objection is made to such determination by a Qualifying Warrantholder in accordance with the terms set forth above in this paragraph. The fees and expenses of any Independent Appraiser determining the Fair Market Value shall be borne by the Company and the determination by such Independent Appraiser of the Fair Market Value shall be binding and conclusive.

                  "Common Stock" means the common stock, $0.01 par value per share, of the Company.

                  "Company" means Toy Biz, Inc., a Delaware corporation, and its successors and assigns.

                  "Consummation Date" has the meaning set forth in the Plan of Reorganization.

                  "Current Market Price" means the Closing Price of the Common Stock as of the day immediately preceding the day on which the Current Market Price is determined, or, in the case of a firm commitment underwriting, the Current Market Price on the date on which the price at which the Company is contractually bound to sell its Common Stock in an underwritten offering is fixed.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                  "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall be determined as described below, in each case subject to adjustment from time to time pursuant to Section 11 hereof. With respect to each series of Warrants issued on a particular Warrant Distribution Date, the Exercise Price shall be an amount per share of Preferred Stock as follows:

------------------------------------------------ ----------------------------------------------- --------------
If the Warrant Distribution Date is a date on    But Before:                                       Then the
or after:                                                                                          Exercise
                                                                                                  Price shall
                                                                                                      be:

------------------------------------------------ ----------------------------------------------- --------------
[The Consummation Date]                          [The date 30 days after the Consummation Date]         $10.65
------------------------------------------------ ----------------------------------------------- --------------
[The date 30 days after the Consummation Date]   [The date 60 days after the Consummation Date]         $10.76
------------------------------------------------ ----------------------------------------------- --------------
[The date 60 days after the Consummation Date]   [The date 90 days after the Consummation Date]         $10.86
------------------------------------------------ ----------------------------------------------- --------------
[The date 90 days after the Consummation Date]   [The date 120 days after the Consummation              $10.97
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 120 days after the Consummation Date]  [The date 150 days after the Consummation              $11.08
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 150 days after the Consummation Date]  [The date 180 days after the Consummation              $11.19
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 180 days after the Consummation Date]  [The date 210 days after the Consummation              $11.31
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 210 days after the Consummation Date]  [The date 240 days after the Consummation              $11.42
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 240 days after the Consummation Date]  [The date 270 days after the Consummation              $11.53
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 270 days after the Consummation Date]  [The date 300 days after the Consummation              $11.65
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 300 days after the Consummation Date]  [The date 330 days after the Consummation              $11.76
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------
[The date 330 days after the Consummation Date]  [The date 360 days after the Consummation              $11.88
                                                 Date]
------------------------------------------------ ----------------------------------------------- --------------





                                       4

                  "Expiration Date" means the first business day occurring more than six months after the applicable Warrant Distribution Date.

                  "Fair Market Value" means, with respect to any share of Preferred Stock, as of the date of determination the average of the daily closing prices for [20] consecutive trading days preceding the date of such computation.

                  "Holder" or "Warrantholder" means the registered holder of a Warrant.

                  "Independent Appraiser" means any nationally recognized investment banking firm or accounting firm (other than any investment banking firm or accounting firm having a significant ongoing relationship with the Company at the time of the appraisal) selected jointly in good faith by the Board of Directors and the Qualifying
         Warrantholder, whose fees and expenses shall be paid by the Company.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity.

                  "Plan" has the meaning set forth in Section 11(f) hereof.

                  "Preferred Stock" has the meaning set forth in the preamble hereof.

                  "Register" has the meaning set forth in Section 5(c) hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder.

                  "Transfer Agent" has the meaning set forth in Section 10 hereof.

                  "Warrant Agent" means [Name of Warrant Agent] or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

                  "Warrant Certificates" has the meaning set forth in the preamble hereof.

                  "Warrant Distribution Date" has the meaning set forth in the preamble hereof.

                  "Warrants" has the meaning set forth in the preamble hereof.

                  "Warrants Shares" means the shares of Preferred Stock issued or issuable upon the exercise of the Warrants.



                                       5



                  SECTION 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  SECTION 3. Warrant Certificates. (a) The Warrant
Certificates to be delivered pursuant to this Agreement shall be in registered form only, shall be substantially in the form set forth in Exhibit A attached hereto and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers, designations or other marks of identification and such legends, summaries and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may from time to time be listed. Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

                  (b) The Warrant Certificates shall be issued at such time, and from time to time, as provided in the Plan of Reorganization. Each Warrant
Certificate issued as of a particular Warrant Distribution Date and the Warrants represented thereby shall be designated as a separate series (i.e., Class B, Series 1; Class B, Series 2; etc.).

                  (c) Pending the preparation of definitive Warrant
Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

                  (d) If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary
Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Temporary Warrant Certificates so surrendered for exchange shall be cancelled by the Warrant Agent and disposed of by the Warrant
Agent in a manner satisfactory to the Company. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                  SECTION 4. Execution of Warrant Certificates. (a) Warrant
Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President of the
Company. Such signature upon the Warrant Certificates may be manual or in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, notwithstanding the




                                       6



fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

                  (b) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant
Agent, or delivered to the Holder thereof, such Warrant Certificates nevertheless shall be countersigned and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, unless the Warrant Agent has received written instructions from the Company not to countersign and deliver such Certificates; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                  SECTION 5. Registration and Countersignature. (a) The
Company and the Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a Register (as hereinafter defined) as they are issued by the Company which such register shall be maintained in accordance with Section 5(c) hereof.

                  (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the Chief Executive Officer, the President or a Vice
President of the Company, initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than the number of Warrant
Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

                  (c) The Company shall maintain, or cause to be maintained, a register (the "Register") of the Warrants at its registered office, at the principal office of the Warrant Agent or at any other place in the United
States of America designated by the Company, showing (i) the names and the latest known address of each person who is or has been a Holder; (ii) the number of Warrants of each series held by each Holder; and (iii) the date and particulars of the issue and transfer of Warrants. The registered owner on the Register may be deemed and treated by the Company, the Warrant Agent and all other persons dealing with the Warrants evidenced thereby as the Holder and absolute owner thereof for any purpose and as the person entitled to exercise the right represented thereby, or to the transfer on the books of the Company, any notice to the contrary notwithstanding, and, until such transfer of the Warrant on such books in accordance with the provisions of this Agreement, the Company may treat the registered owner on the Register as the owner for all purposes.

                  SECTION 6. Registration of Transfers and Exchanges. (a) The
Warrant Agent shall from time to time, subject to the limitations of Section 7 hereof, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon




                                       7

surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer a new
Warrant Certificate(s) of like tenor and representing in the aggregate the number and series of Warrants transferred, shall be issued to the transferee(s), and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Upon any partial transfer, a new Warrant Certificate of like tenor and representing in the aggregate the number and series of Warrants which were not so transferred, shall be issued to, and in the name of, the Warrantholder. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

                  (b) Any Warrant Certificate of a particular series may be exchanged, subdivided or combined with other Warrant Certificates of the same series evidencing the same rights as the rights evidenced thereby upon presentation and surrender thereof at the principal office of the Warrant
Agent, together with a written notice signed by the Holder hereof specifying the denominations in which new Warrant Certificate(s) are to be issued. Upon presentation and surrender of any Warrant Certificates of a particular series, together with such written notice, for exchange, subdivision or combination of such Warrant Certificates, the Company will issue a new Warrant Certificate or Warrant Certificates, in the denominations requested, of the same series and like tenor entitling the Holder(s) thereof to purchase the same aggregate number of Warrant Shares as the Warrant Certificate(s) so surrendered. Such new
Warrant Certificate(s) will be registered in the name of the Holder submitting such request. Any Warrant Certificate surrendered for exchange, subdivision or combination shall be canceled promptly upon the issuance of such new Warrant
Certificate(s) and then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

                  (c) The Warrant Agent is hereby authorized to countersign and deliver, in accordance with the provisions of this Section 6 and of Section 5 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 6.

                  SECTION 7. Terms of Warrants; Exercise of Warrants. (a) The
Warrants issued hereunder shall be identical in form except (i) that each Warrant Certificate issued as of a particular Warrant Distribution Date and the Warrants represented thereby shall be designated as a separate series (i.e., Class B, Series 1; Class B, Series 2; etc.), and (ii) as to variations among each series of Warrants as to the applicable Exercise Price and the applicable
Expiration Date.

                  (b) Subject to the terms of this Agreement, each Holder shall have the right, upon payment of the applicable Exercise Price then in effect for such Holder's series of Warrants in accordance with the terms of this Agreement, from and after the date of issuance of such of Warrants until 5:00 p.m., New York City time, on the applicable Expiration Date for such series of Warrants, to receive from the Warrant Agent on behalf of the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such series of Warrants. Each Warrant not exercised on or before 5:00 p.m., New



                                       8



York City time, on the applicable Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

                  (c) The Warrants may be exercised during normal business hours on any Business Day on or prior to the applicable Expiration Date upon surrender to the Warrant Agent on behalf of the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of subscription to purchase on the reverse thereof duly completed and signed, and upon payment to the Warrant Agent for the account of the Company of the applicable Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price for the number of Warrant Shares specified in the subscription form shall be made, at the option of the Holder:

                  (i)ab by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America; or

                  (ii)ab by reducing the number of Warrant Shares issuable to the Warrantholder by a number of shares of Preferred Stock that have a value equal to the Exercise Price which otherwise would have been paid. For the purpose of any exercise pursuant to the previous sentence, the value of a share of Preferred Stock shall be the Fair Market Value of such share on the date of such exercise.

                  (d) Upon surrender of Warrants in accordance with this
Section 7, and payment of the applicable Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company, and the Warrant
Agent shall deliver or cause to be delivered, as promptly as possible thereafter, but in any event within five (5) business days of receipt of such surrender and payment, to the Holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or other securities or property
(including any money) to which the Holder is entitled, and, to the extent possible, certificates representing the Warrant Shares or such other securities shall be in such denomination(s) as such Holder shall request, and registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver or cause to be delivered such evidence of ownership and any other securities or property
(including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 13 hereof. Any such evidence of ownership shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the applicable Exercise Price, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

                  (e) The Warrants shall be exercisable either in full or from time to time in part and, in the event that a Warrant Certificate is surrendered to the Warrant Agent for exercise of



                                       9


fewer than all of the Warrants represented by such Warrant Certificate at any time prior to the applicable Expiration Date, a new certificate evidencing the remaining Warrant or Warrants but otherwise identical to the surrendered
Warrant Certificate (including, without limitation, of the same series) will be issued by the Company, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate pursuant to the provisions of this Section 7 and of Section 4 hereof as promptly as possible, but in any event within five (5) Business Days of receipt of the certificate evidencing the Warrants, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  (f) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant
Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to such Warrants exercised and concurrently pay to the Company as promptly as practicable, but in any event within five (5) Business
Days of receipt, all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

                  (g) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The
Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

                  SECTION 8. Payment of Taxes. The Company will pay all documentary stamp taxes and other governmental charges attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant
Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant
Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 9. Mutilated, Destroyed, Lost and Stolen Warrant
Certificates. (a) If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) the Company and the Warrant Agent receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Warrant
Certificate, and there is delivered to the Company and the Warrant Agent such certificate or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon the Company's written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant
Certificate or in lieu of and in substitution for any such destroyed, lost or stolen Warrant




                                      10


Certificate, a new Warrant Certificate of the same series, like tenor and for a like aggregate number of Warrants. An applicant for such a substitute Warrant
Certificate shall also comply with such other reasonable regulations as the Company may prescribe.

                  (b) Upon the issuance of any new Warrant Certificate under this Section 9, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the payment of such other reasonable charges as the Company may prescribe, including reimbursement of reasonable fees and expenses of the Company and the Warrant Agent incidental thereto.

                  (c) The provisions of this Section 9 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

                  SECTION 10. Issuance of Warrant Shares. The Company will keep a copy of this Agreement on file with the transfer agent for the Preferred
Stock (the "Transfer Agent") and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition, from time to time, from such Transfer
Agent the certificates representing shares of the Preferred Stock and any cash which may be payable as provided in Section 13 hereof required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates representing shares of Preferred Stock for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent and the Warrant Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to Section 14 hereof.

                  SECTION 11. Adjustment of Exercise Price and Number of
Warrant Shares Issuable. The number and kind of Warrant Shares purchasable upon the exercise of Warrants and the applicable Exercise Price shall be subject to adjustment from time to time as follows, if at any time after the Consummation
Date and prior to the applicable Expiration Date:

                  (a) Stock Dividends. The Company shall pay a stock dividend or other distribution payable in shares of Preferred Stock or the number of shares of Preferred Stock shall have been increased by a subdivision or split-up of shares of Preferred
                  Stock, then, on the date of the payment of such dividend or distribution (retroactive to the record date) or immediately after the effective date of subdivision or split-up, as the case may be, the number of Warrant Shares to be delivered upon exercise of the Warrants will be increased so that the Warrantholder will be entitled to receive the number of Warrant Shares that such Warrantholder would have owned immediately following such action had the Warrants been exercised immediately prior thereto or, in the case of a stock dividend or distribution, prior



                                      11


                  to the record date for determination of shareholders entitled thereto, and the applicable Exercise Price will be adjusted as provided in Section 11(e) hereof.

                  (b) Combination of Stock. If the number of shares of Preferred Stock outstanding shall have been decreased by a combination of the outstanding shares of Preferred Stock, then, immediately after the effective date of such combination, the number of Warrant Shares to be delivered upon exercise of each Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of Warrant Shares that such Warrantholder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the applicable
                  Exercise Price will be adjusted as provided in Section 11(e) hereof.

                  (c) Reorganization, Etc. If any capital reorganization of the Company, or any reclassification of the Preferred Stock, or any consolidation of the Company with or merger of the Company with or into any other Person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Preferred Stock shall be entitled to receive stock, other securities, cash or other assets
                  (whether such stock, other securities, cash or other assets are issued or distributed by the Company or another Person) with respect to or in exchange for Preferred Stock, then, upon exercise of each Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities, cash or other assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of Warrant Shares that such Warrantholder would have been entitled to receive upon exercise of such Warrant had such Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments (as determined in good faith by the Board of Directors of the Company). Adjustments for events subsequent to the effective date of such a reorganization, reclassification, consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Warrantholders shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this
                  Section 11 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

                  (d) Adjustment for Rights Issue. In case the Company shall issue rights, options or warrants (collectively, "Rights") to all holders of its outstanding



                                      12


                  Preferred Stock entitling them to subscribe for or purchase shares of Preferred Stock at a Price Per Share which is lower at the record date mentioned below than either (x) the then current Fair Market Value per share of Preferred Stock or (y) the Exercise Price, or both, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant
                  Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on the date of issuance of such Rights plus the additional Number of Shares of Preferred Stock offered for subscription or purchase in connection with such Rights and the denominator of which shall be the number of shares of Preferred Stock outstanding on the date of issuance of such Rights plus the number of shares which the aggregate Gross Proceeds received or receivable by the Company upon exercise of such Rights would purchase at the greater of (x) the Fair Market Value per share of Preferred Stock at such record date or (y) the Exercise Price. Such adjustment shall be made whenever Rights are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive Rights. As used herein, "Price Per Share" shall be defined and determined in accordance with the following formula:

                           P  =  R/N

                           where

                           P  =  Price Per Share;

                           R = the "Gross Proceeds" received or receivable by the Company in respect of Rights which shall be the total amount received or receivable by the Company in consideration for the issuance and sale of such Rights plus the aggregate amount of additional consideration payable to the Company upon exercise thereof; provided that the proceeds received or receivable by the Company shall be the cash proceeds before deducting therefrom any cash compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; and

                           N = the "Number of Shares," which in the case of Rights is the maximum number of shares of Preferred
                           Stock initially issuable upon exercise thereof.

                  (e) Adjustment for Other Distributions. (i) In case the
                  Company shall distribute to all holders of its shares of Preferred Stock (x) evidences of indebtedness or assets
                  (excluding cash dividends or distributions payable out of the consolidated earnings or surplus legally available for such dividends or distributions and dividends or distributions referred to in paragraphs (a), (c) or (d) above) of the



                                      13



                  Company or any subsidiary or (y) shares of capital stock of a subsidiary of the Company (such evidences of indebtedness, assets and securities as set forth in clauses (x) and (y) above, collectively, "Assets"), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Fair Market Value per share of Preferred Stock on the date of such distribution and the denominator of which shall be such Fair Market Value per share of Preferred Stock less the fair value as of such record date as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the Assets applicable to one share of Preferred Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                                    (ii) In case the Company shall issue any
                           shares of Preferred Stock or Common Stock or rights, options or warrants to acquire shares of Preferred
                           Stock or Common Stock, other than Exempted Issuances
                           (as defined below) and other than issuances covered by other clauses of this Section 11, within the first six months after the Consummation Date at an Issue Price (as defined below) which is lower than
                           (A) in the case of issuances of shares of Preferred
                           Stock or rights, options or warrants to acquire shares of Preferred Stock, the then current Exercise
                           Price, or (B) in the case of issuances of shares of Common Stock or rights, options or warrants to acquire shares of Common Stock, the quotient of the current Exercise Price divided by the number of shares of Common Stock (the "Conversion Number") then issuable on conversion of a share of Preferred
                           Stock, then the Exercise Price of all outstanding
                           Warrants and Warrants issued thereafter shall be changed to an amount equal to the Issue Price, if the adjustment is triggered by the issuance of shares of Preferred Stock or of rights, options or warrants to acquire shares of Preferred Stock, or equal to the product of the Issue Price multiplied by the Conversion Number, if the adjustment is triggered by the issuance of shares of Common Stock or of rights, options or warrants to acquire shares of Common Stock. "Exempted Issuances" means securities issuances contemplated by the Third
                           Amended Plan (including securities issuable on conversion or exercise of securities contemplated by the Third Amended Plan), issuances of shares of Preferred Stock as dividends on shares of Preferred
                           Stock and issuances pursuant to employee benefit plans of shares of, and options to acquire shares of, Common Stock, provided that such issuances pursuant to employee benefit plans which are vested or scheduled to vest prior to the Expiration Date do not exceed, in the aggregate, 5% of the sum of the shares of Common Stock outstanding as of the Consummation Date and



                                      14


                           subject to issuance upon conversion of shares of Preferred Stock outstanding as of the Consummation
                           Date. "Issue Price" means (i) in the case of the issuance of Preferred Stock or Common Stock for cash, the amount of the cash proceeds received or receivable by the Company before deducting therefrom any cash compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; (ii) in the case of the issuance of Preferred Stock or Common Stock for a consideration in whole or in part other than cash, the fair value of such consideration as determined by the Board of Directors of the Company in good faith.

                                    (iii) In case the Company shall issue any
                           shares of Preferred Stock or Common Stock or rights, options or warrants to acquire shares of Preferred
                           Stock or Common Stock, other than Exempted Issuances and other than issuances covered by other clauses of this Section 11, more than six months after the Consummation Date but prior to the Expiration Date for an Issue Price which is lower than (A) in the case of issuances of shares of Preferred Stock or rights, options or warrants to acquire shares of Preferred Stock, both the then current Exercise
                           Price and the product of the Conversion Number multiplied by the Current Market Price of the Common
                           Stock on the date of issuance, or (B) in the case of issuances of shares of Common Stock or rights, options or warrants to acquire shares of Common
                           Stock, both the quotient of the current Exercise
                           Price divided by the Conversion Number and the Current Market Price of the Common Stock on the date of issuance, then the Exercise Price of all outstanding Warrants and Warrants issued thereafter shall be changed to an amount equal to the Issue
                           Price, if the adjustment is triggered by the issuance of shares of Preferred Stock or of rights, options or warrants to acquire shares of Preferred
                           Stock, or equal to the product of the Issue Price multiplied by the Conversion Number, if the adjustment is triggered by the issuance of shares of Common Stock or of rights, options or warrants to acquire shares of Common Stock.

                  (f) Carryover. Notwithstanding any other provision of this
                  Section 11, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrantholder (or to the applicable Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the earlier to occur of (i) the exercise of all or any portion of a Warrant and (ii) the next subsequent adjustment that, together with any adjustments so carried forward, shall amount to 1% or more of the number of Warrant Shares to be so delivered.




                                      15

                  (g) Exercise Price Adjustment.

                           (i) Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted as provided pursuant to this Section 11, the applicable Exercise Price payable upon the exercise of a Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant
                           Shares purchasable immediately thereafter; provided, however, that the applicable Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                           (ii) If at any time after the date of issuance of a Warrant, the Company shall pay to holders of record of Preferred Stock any cash dividends or other cash distributions, then, on the date of the payment of such dividend or distribution (retroactive to the record date), the applicable Exercise Price payable upon the exercise of such Warrant shall be adjusted by reducing the applicable Exercise Price by the amount of such dividend or distribution applicable to one share of Preferred Stock; provided, however, that the applicable Exercise Price for each Warrant
                           Share shall in no event be less than the par value of such Warrant Share.

                  (h) Decrease in Exercise Price. The Company, in its sole discretion, shall have the right at any time, or from time to time, to decrease the applicable Exercise Price of the Warrants and/or increase the number of Warrants Shares issuable upon the exercise of the Warrants, including as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to recipients.

                  (i) Other Adjustments.

                                    (A) In case the Company shall issue any
                           shares of Preferred Stock or Common Stock or rights, options or warrants to acquire shares of Preferred
                           Stock or Common Stock, other than Exempted Issuances and other than issuances covered by other clauses of this Section 11, more than six months after the Consummation Date but prior to the Expiration Date for an Issue Price which is (x) in the case of issuances of shares of Preferred Stock or rights, options or warrants to acquire shares of Preferred
                           Stock, equal to or greater than the then current
                           Exercise Price but less than the product of the Conversion Number multiplied by the Current Market
                           Price of the Common Stock on the date of issuance, or (y) in the case of issuances of shares of Common
                           Stock or rights, options or warrants to


                                      16


                           acquire shares of Common Stock, equal to or greater than the quotient of the current Exercise Price divided by the Conversion Number but less than the Current Market Price of the Common Stock on the date of issuance, then the Board of Directors shall make such adjustments in the application of the purchase rights of the Holders pursuant to this Section 11, in accordance with the essential intent and principles of the provisions of this Section 11, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.

                                    (B) If any event occurs as to which the
                           foregoing provisions of this Section 11 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the purchase rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.

                  (j) Further Equitable Adjustments. If, after one or more adjustments to the applicable Exercise Price pursuant to this
                  Section 11, the applicable Exercise Price cannot be reduced further without falling below the greater of (i) $0.01 or
                  (ii) the lowest positive exercise price legally permissible for warrants to acquire shares of Preferred Stock, the Company shall make further adjustments to compensate the Holder, consistent with the foregoing principles, as the Board of Directors, acting in good faith, deems necessary, including an increase in the number of Warrant Shares issuable upon exercise of outstanding Warrants and/or a cash payment to the Holders.

                  SECTION 12. Statement on Warrants. Irrespective of any adjustment(s) in the number or kind of Warrant Shares issuable upon the exercise in whole or in part of the Warrants or the applicable Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares as are stated in the Warrants initially issuable from time to time pursuant to this Agreement, all subject to further adjustment as provided herein.

                  SECTION 13. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Preferred Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Preferred Stock would, except for the provisions of this Section 13, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall (i) direct and deposit with the Transfer Agent an amount sufficient to pay an amount in cash calculated by



                                      17



it to equal the then current Fair Market Value per share multiplied by such fraction computed to the nearest whole cent and (ii) deliver to the Transfer
Agent a written certificate of an officer of the Company setting forth the then current Fair Market Value per share which certificate shall be conclusive evidence of the correctness of the matters set forth therein, absent clear error. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Preferred Stock or a stock certificate representing a fraction of a share of Preferred Stock.

                  SECTION 14. Notices to Warrantholders. (a) Upon any adjustment of the applicable Exercise Price or number of Warrant Shares issuable pursuant to Section 11 hereof, the Company shall as promptly as practicable (x) give a written certificate of the Company to the Warrant Agent of such adjustment or adjustments which certificate shall set forth for each series of Warrant (i) the number of Warrant Shares issuable upon the exercise of such series of Warrant and the applicable Exercise Price after such adjustment, (ii) a brief statement of the facts requiring such adjustment,
(iii) the computation by which such adjustment was made, and (y) cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced certificate(s) and shall be under no duty or responsibility with respect to any such certificate(s), except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of Warrant Shares or other stock or property issuable on exercise of the Warrants or the applicable Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any Warrant Shares or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Share or stock certificates or other stock, securities or property upon the exercise of any Warrant.

                  (b) In addition to the notice requirements in Section 14(a), the Company will give to the Warrantholder all notices which are required to be given by the Company under the Restated Certificate of Incorporation to the holders of Preferred Stock.

                  (c) With respect to each series of Warrants, prior to the applicable Expiration Date, and for so long as such series of Warrants have not been exercised in full, in the event of:

                   (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, indebtedness or property, or to receive any other right, option or warrant; or




                                      18


                  (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), any consolidation or merger involving the Company and any other party or any transfer of all or substantially all the assets of the Company to any other party or any tender offer or exchange offer by the Company for shares of Common Stock or Preferred Stock; or

                  (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Warrantholder of such series of Warrant at such Warrantholder's address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock or Preferred Stock are entitled to receive any such rights, options, warrants or distributions are to be determined, or
(ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or Preferred Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that the holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

                  (d) If there is any conversion adjustment under Section 6 of the Restated Certificate of Incorporation with respect to the Preferred Stock at any time from after the date hereof and prior to the Expiration Date, an adjustment shall be made to the number of shares of Preferred Stock issuable upon exercise of this Warrant as if this Warrant was exercised for Preferred
Stock as of the date hereof.

                  SECTION 15. Reservation of Warrant Shares, Etc. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrants, free from preemptive rights, liens, security interests and other encumbrances, such number of shares of authorized but unissued or treasury shares of Preferred Stock and Common Stock, or other stock or securities deliverable pursuant to Section 11, as shall be required for issuance or delivery upon exercise of the Warrants. Without limiting the generality of the foregoing, the Company agrees that it will not take any action which would result in Warrant Shares when issued not being validly and legally issued and fully paid and nonassessable. The Company hereby




                                      19

represents that, as of the date hereof, it has sufficient shares of Preferred
Stock and Common Stock reserved for issuance upon exercise of all outstanding
Warrants.

                  SECTION 16. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant
                  Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The
                  Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrant Shares or payment or refund of the applicable Exercise Price except as herein otherwise provided.

                  (b) The Warrant Agent may consult at any time with counsel satisfactory to it and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (c) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence, bad faith or willful misconduct.

                  (d) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant
                  Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders, as the respective rights or interests may appear.



                                      20



                  (e) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (f) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder or the Company to make or cause to be made any adjustment of the applicable Exercise
                  Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  SECTION 17. Merger, Consolidation or Change of Name of
Warrant Agent. (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant
Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original
Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant
Agent may countersign such Warrant Certificates either in its prior name or in its changed name,


                                      21



and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  SECTION 18. Resignation and Removal of Warrant Agent;
Appointment of Successor. (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant
Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder at his last address as shown on the Register a copy of said notice of resignation or notice of removal, as the case may be.
Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant
Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than US$50,000,000. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant
Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section
18(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                  (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged shall be a successor Warrant Agent under this Agreement without any further act. Any such successor Warrant Agent shall, at the Warrant Agent's expense, promptly cause notice of its succession as Warrant
Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the Register.

                  SECTION 19. Money and Other Property Deposited with the
Warrant Agent. Any money, securities and other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys,



                                      22


securities or other property shall have been deposited, which such purpose shall be stated in writing in reasonable detail and delivered to the Warrant
Agent; but such moneys, securities or other property need not be segregated from other funds, securities or other property of the Warrant Agent except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to any Holder by mailing by first-class mail a check in such amount as is appropriate to such Holder at the address shown on the Register, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants. Any money or other property deposited with the Warrant Agent for payment and distribution to any Holder that remains unclaimed for two years, less one day after the date the money was deposited with the Warrant Agent, shall be paid to the Company upon its request therefor.

                  SECTION 20. Compliance with Government Regulations;
Qualification under the Securities Laws.

                  (a) The Company covenants that if the shares of Preferred
                  Stock or Common Stock required to be reserved for purposes of exercise of Warrants require, under any federal or state law, registration with or approval of any governmental authority before such shares may be issued upon exercise, the Company will, unless the Company has received an opinion of counsel to the effect that such registration is not then permitted by such laws, use commercially reasonable efforts to cause such shares to be duly so registered or approved, as the case may be; provided that in no event shall such shares of Preferred
                  Stock or Common Stock be issued, and the exercise of all Warrants shall be suspended, for the period during which such registration or approval is required but not in effect;
                  provided, further, that the Expiration Date shall be extended one day for each day (or portion thereof) that any such suspension is in effect. The Company shall promptly notify the Warrant Agent of any such suspension, and the Warrant
                  Agent shall have no duty, responsibility or liability in respect of any shares of Preferred Stock or Common Stock issued or delivered prior to its receipt of such notice. The
                  Company shall promptly notify the Warrant Agent of the termination of any such suspension, and such notice shall set forth the number of days that the applicable Exercise Period shall be extended as a result of such suspension. The foregoing provisions of this Section 20 shall not require that the Company effect or obtain any such registration or approval of Warrant Shares in order to allow the resale or transfer thereof by any Person that may be an underwriter for purposes of Section 1145 of Chapter 11, Title 11 of the
                  United States Code.

                  (b) The Company covenants that it shall, until the expiration of one year after the Consummation Date, make available adequate current public information with respect to the Company so as to satisfy paragraph (c) of Rule 144 under the Securities Act of 1933, as amended.



                                      23



                  (c) The Company covenants that it shall use commercially reasonable efforts to have the Preferred Stock listed on the New York Stock Exchange, subject to official notice of issuance and subject to satisfaction of the Warrants with listing requirements, as soon as practicable after the date hereof.

                  SECTION 21. Notices. (a) Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Holder to or on the Company shall be deemed given or made when and if delivered personally, facsimiled (which is confirmed) or sent by overnight courier service, addressed
(until another address is filed in writing by the Company with the Warrant
Agent), as follows:

                                    Toy Biz, Inc.
                                    685 Third Avenue
                                    New York, New York  10017
                                    Facsimile No.: 212-682-5272
                                    Telephone: 212-588-5100
                                    Attention: Corporate Secretary

                  (b) In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

                  (c) Any notice pursuant to this Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered or overnight, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                                    [Name of Warrant Agent]
                                    [Address of Warrant Agent]
                                    Attn: [Corporate Trust Department]

                  (d) Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Company to any Holder shall be sufficiently given or made when and if mailed by first-class or registered, postage prepaid, mail to the Holder's address shown on the Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  (f) If the Company mails a notice or communication to a Holder or Holders, it shall deliver a copy of such notice to the Warrant Agent at the same time.






                                      24


                  SECTION 22. Supplements and Amendments. The Company and the
Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the applicable Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased.

                  SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 24. Termination. With respect to each series of Warrants, this Agreement (other than the Company's obligations with respect to Warrants of such series previously exercised and with respect to indemnification under Section 18) shall terminate at 5:00 p.m., New York City time, on the applicable Expiration Date.

                  SECTION 25. Governing Law. This Agreement and each Warrant
Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                  SECTION 26. Benefits of This Agreement. (a) Nothing in this
Agreement shall be construed to give any person other than the Company, the Warrant Agent and the Warrantholders (or other respective successors or assigns) any legal or equitable right, remedy or claim under this Agreement.
This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrantholders (and other respective successors or assigns).

                  (b) Prior to the exercise of the Warrants, no Holder as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. No provisions hereof, in the absence of affirmative action by the Warrantholder hereof to purchase Warrant
Shares, and no enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder as a stockholder of the Company.

                  (c) All rights of action in respect of this Agreement are vested in the Holders, and any Holder without the consent of the Warrant Agent or the Holder, may, on such Holder's own



                                      25


behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's
Warrants in the manner provided in this Agreement.

                  SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 28. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 29. Severability. Any term or provision of this Agreement or the Warrants which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the other terms and provisions of this Agreement or the Warrants or affecting the validity or enforceability of any of the terms or provisions of this Agreement or the Warrants in any other jurisdiction.



                                      26



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                        TOY BIZ, INC.

                                        By_______________________
                                           Title_________________

                                        [NAME OF WARRANT AGENT]

                                        By_______________________
                                           Title_________________



                                      27



                                                                      EXHIBIT A

         EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY
         TIME ON _________________.

Class B, Series __ No.                      Cusip No.
                       -------------
                                   _________________Class B, Series __ Warrants

       [Form of Class B, Series __ Warrant Certificate]

                        TOY BIZ, INC.

    (Incorporated under the laws of the State of Delaware)

                  This Warrant Certificate certifies that _________ or its registered assigns, is the registered holder of Class B, Series __ Warrants expiring __________ (the "Warrants") to purchase shares of Preferred Stock (the
"Preferred Stock"), of Toy Biz, Inc., a Delaware corporation (the "Company").
Each Warrant entitles the registered holder upon exercise at any time during normal business hours after the date hereof and on or before 5:00 p.m., New
York City time, on _______________, to receive from the Company _________ fully paid and nonassessable shares of Preferred Stock (each such share a "Warrant
Share") at the initial exercise price (the "Exercise Price") of $_______ per share payable in accordance with the terms, provisions and conditions of the Warrant Agreement referred to on the reverse hereof upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the terms, provisions and conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment from time to time upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised after 5:00 p.m., New York City time, on ___________ and, to the extent not exercised by such time, such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  The terms of this Warrant Certificate are qualified in their entirety by reference to the Warrant Agreement and, in the event of a conflict between the terms of this Warrant Certificate and the terms of the Warrant
Agreement, the terms of the Warrant Agreement shall


                                      A-1


control the rights, interests and obligations of the holders of the Warrants, the Warrant Agent and the Company with respect to the Warrants.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant
Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be signed by a duly authorized Officer.

Dated:

                                      TOY BIZ, INC.

                                      By__________________________________

                                      Name:

                                      Title:

Countersigned:

[NAME OF WARRANT AGENT],

as Warrant Agent

By_______________________________
     Authorized Signature


                                      A-2



                        [REVERSE SIDE]

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Preferred Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of _______, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company to [Warrant Agent], as Warrant Agent (the "Warrant Agent"), which
Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holders) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

                  Payment of the Exercise Price may be made, at the option of the holder, in cash by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America, or by reducing the number of Warrant
Shares issuable to the holder by a number of shares of Preferred Stock that have a value equal to the Exercise Price which otherwise would have been paid
(for purpose of any such exercise, the value of a share of Common Stock shall be the Fair Market Value of such share on the date of such exercise).

                  Upon due presentation for registration of transfer of this Warrant Certificate, with or without other Warrant Certificates, at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, with or without other Warrant Certificates, subject to the limitations provided in the Warrant
Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant
Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes. Neither the Warrants nor this Warrant Certificate entities any holder hereof to any rights of a stockholder of the Company.



                                      A-3



                               SUBSCRIPTION FORM

           (To be executed only upon exercise of Warrants represented by this Warrant Certificate)

To:      [Name of Warrant Agent],
             as Warrant Agent

         [Address of Warrant Agent]

                  The undersigned hereby irrevocably exercises [_____________] of the Class B, Series __ Warrants represented by this Warrant Certificate and herewith makes payment in accordance with the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Preferred Stock of Toy Biz, Inc. (the "Warrant Shares") deliverable upon the exercise of such Class B, Series __ Warrants be registered or placed in the name and at the address specified below and delivered thereto.



Dated:                                       -----------------------------------
                                                     (Signature of Owner)

                                             -----------------------------------
                                             (Street Address)

                                             -----------------------------------
                                             (City)          (State)  (Zip Code)


                                             Signature Guaranteed By:

                                             -----------------------------------


Securities and/or check or other property (including, if such number of Class
B, Series __ Warrants exercised shall not be all of the Class B, Series __
Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Class B, Series __ Warrants) to be issued or delivered to:

Name:

Street Address:

City, State and Zip Code:

Please insert social security or identifying number:


                                      A-4



                      FORM OF ASSIGNMENT

                  For value received from the Assignee(s) named below, the undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Class B, Series __ Warrants constituting a part of the Class B, Series __ Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant
Certificate, with respect to the number of Class B, Series __ Warrants set forth below:

                                           Social Security
                                              or other
Name of Assignee             Address       Identifying No.      No. of Warrants
-----------------        ------------     -----------------     ----------------






and does hereby irrevocably constitute and appoint                    the
undersigned's attorney to make such transfer on the books of maintained for the purposes, with full power of substitution in the premises.

Dated:                                       -----------------------------------
                                                     (Signature of Owner)

                                             -----------------------------------
                                             (Street Address)

                                             -----------------------------------
                                             (City)          (State)  (Zip Code)


                                             Signature Guaranteed By:

                                             -----------------------------------



                                      A-5


                                  EXHIBIT C-1

                                  TERM SHEET
                       FOR STOCKHOLDER CLASS B WARRANTS

Number             3,000,000 (subject to increase or decrease to
of Warrants        accommodate rounding of Fractional Warrants), issuable in
                   one or more series, with each Warrant being exercisable for one share of Convertible Preferred Stock. The date on which each series of Warrants are issued is referred to herein as the "Warrant Distribution Date." All Warrants having the
                   same Warrant Distribution Date shall constitute the same
                   series.

Exercise Price:    With respect to each series of Warrants issued on a
                   particular Warrant Distribution Date, the Exercise Price
                   shall be an amount per share of Convertible Preferred Stock as follows:



If the Warrant Distribution Date   But Before:                                  Then the Exercise
is a date on or after:                                                            Price shall be:
[The Consummation Date]            [The date 30 days after the Consummation                $10.65

                                   Date]

[The date 30 days after the        [The date 60 days after the Consummation                $10.76
Consummation Date]                 Date]

[The date 60 days after the        [The date 90 days after the Consummation                $10.86
Consummation Date]                 Date]

[The date 90 days after the        [The date 120 days after the                            $10.97
Consummation Date]                 Consummation Date]

[The date 120 days after the       [The date 150 days after the                            $11.08
Consummation Date]                 Consummation Date]

[The date 150 days after the       [The date 180 days after the                            $11.19
Consummation Date]                 Consummation Date]

[The date 180 days after the       [The date 210 days after the                            $11.31
Consummation Date]                 Consummation Date]

[The date 180 days after the       [The date 210 days after the                            $11.31
Consummation Date]                 Consummation Date]

[The date 210 days after the       [The date 240 days after the                            $11.42
Consummation Date]                 Consummation Date]

[The date 240 days after the       [The date 270 days after the                            $11.53
Consummation Date]                 Consummation Date]

[The date 270 days after the       [The date 300 days after the                            $11.65
Consummation Date]                 Consummation Date]




[The date 300 days after the       [The date 330 days after the                            $11.76
Consummation Date]                 Consummation Date]

[The date 330 days after the       [The date 360 days after the                            $11.88
Consummation Date]                 Consummation Date]


                   If any Warrants have not yet been issued by the first anniversary of the Consummation Date (or the first business day thereafter if that date is not a business day) (the "Consummation Anniversary Date"), on the Consummation Anniversary Date Newco shall distribute all of those unissued Warrants to a financial institution (the "Warrant Liquidation Agent"). The Expiration Date of the Warrants distributed to the Warrant Liquidation Agent shall be six months after the date they are distributed to the Warrant Liquidation Agent and the Exercise Price of those Warrants shall be $11.88. The Warrant Liquidation Agent shall be instructed by Newco to sell those Warrants into the market as promptly as reasonably practical to permit an orderly sale. One-half of the fees and expenses of the Warrant Liquidation Agent shall be paid from the net proceeds of the sale of those Warrants if those net proceeds are sufficient to pay the fees and expenses of the Warrant Liquidation Agent. The balance of the fees and expenses of the Warrant Liquidation Agent shall be paid by Newco. Any remaining net proceeds of the sale of those Warrants shall be delivered to the Disbursing Agent to be held in a trust account and disbursed to claimants who would otherwise have been entitled to receive those Warrants after the Consummation Anniversary Date. Before the Consummation Anniversary Date, Newco shall either obtain a no-action letter from the Securities and Exchange Commission to the effect that neither (i) the issuance of those Warrants to the Warrant Liquidation Agent nor (ii) the resale of those Warrants by the Warrant Liquidation Agent will require registration under the Securities Act, or, if it does not obtain such a no-action letter, file and cause to become effective a registration statement under the Securities Act. Prior to the Confirmation Date, Toy Biz shall designate a financial institution to serve as the Warrant Liquidation Agent and shall prepare a form of Warrant Liquidation Agreement to effectuate these arrangements. The Warrant Liquidation Agent and the Warrant Liquidation Agreement shall be subject to the approval of the Trustee and the Senior Secured Lenders, which shall not be unreasonably withheld or delayed.

Expiration         For each series of Warrants, the first business day
Date:              occurring more than six months after the Warrant
                   Distribution Date applicable to that series.

Anti-Dilution      The Warrants shall be subject to customary anti-dilution
Adjustments:       adjustments with respect to stock dividends, stock splits or other similar capital reorganizations. If any anti-dilution event occurs prior the issuance of any series of Warrants, then the Board of Directors shall make appropriate adjustment in the exercise rights of that series of Warrants so that the Warrants shall be subject, as nearly as may be practical, to the adjustment which would have resulted from that anti-dilution event had the Warrants been outstanding at the time of that event.

                   If any shares of Convertible Preferred Stock or Common Stock, or warrants or other rights to acquire shares of Convertible Preferred Stock or Common Stock, other than Exempted Issuances, are issued within six months after the Consummation Date for an issue price less than (i) in the case of issuances of shares of Convertible Preferred Stock or warrants or other rights to acquire shares of Convertible Preferred Stock, the then current Exercise Price, or (ii) in the case of issuances of shares of Common Stock or warrants or other rights to acquire shares of Common Stock, the quotient of the current Exercise Price divided by the number of shares of Common Stock (the "Conversion Number") issuable on conversion of a share of Convertible Preferred Stock, then the Exercise Price of all outstanding Warrants and Warrants issued thereafter shall be changed to an amount equal to that issue price, if the adjustment is triggered by the issuance of shares of Convertible Preferred Stock or warrants or other rights to acquire shares of Convertible Preferred Stock, or equal to the product of the issue price multiplied by the Conversion Number, if the adjustment is triggered by the issuance of shares of Common Stock or warrants or other rights to acquire shares of Common Stock. "Exempted Issuances" means securities issuances contemplated by the Third Amended Plan (including securities issuable on conversion or exercise of securities contemplated by the Third Amended Plan), issuances of shares of Convertible Preferred Stock as dividends on shares of Convertible Preferred Stock and issuances pursuant to employee benefit plans of shares of, and options to acquire shares of, Common Stock, provided that such issuances pursuant to employee benefit plans which are vested or scheduled to vest prior to the Expiration Date do not exceed, in the aggregate, 5% of the sum of the shares of Common Stock outstanding as of the Consummation Date and subject to issuance upon conversion of shares of Convertible Preferred Stock outstanding as of the Consummation Date.

                   If any shares of Convertible Preferred Stock or Common Stock, or warrants or other rights to acquire shares of Convertible Preferred Stock or Common Stock, other than Exempted Issuances, are issued within six months after the Consummation Date for an issue price which is (i) in the case of issuances of shares of Convertible Preferred Stock or warrants or other rights to acquire shares of Convertible Preferred Stock, equal to or greater than the then current Exercise Price but less than the product of the Conversion Number multiplied by the then Current Market Price per share of Common Stock, or (ii) in the case of issuances of shares of Common Stock or warrants or other rights to acquire shares of Common Stock, equal to or greater than the quotient of the current Exercise Price divided by the Conversion Number but less than the then Current Market Price per share of Common Stock, then appropriate adjustment shall be made by the Board of Directors to the Exercise Price of all outstanding Warrants and Warrants issued thereafter.

                   If any shares of Convertible Preferred Stock of Common Stock, or Warrants or other rights to acquire shares of Convertible Preferred Stock or Common Stock, other than Exempted Issuances, are issued more than six months after the Consummation Date but prior to the Expiration Date for an issue price which is less than (i) in the case of issuances of shares of Convertible Preferred Stock or Warrants or other rights to acquire shares of Convertible Preferred Stock, both the then current Exercise Price and the product of the Conversion Number multiplied by the then Current Market Price per share of Common Stock, or (ii) in the case of issuances of shares of Common Stock or Warrants or other rights to acquire shares of Common Stock, both the quotient of the current Exercise Price divided by the Conversion Number and the then Current Market Price per share of Common Stock, then the Exercise Price of all outstanding Warrants and Warrants issued thereafter shall be changed to an amount equal to that issue price, if the adjustment is triggered by the issuance of shares of Convertible Preferred Stock or Warrants or other rights to acquire shares of Convertible Preferred Stock, or equal to the product of the issue price multiplied by the Conversion Number, if the adjustment is triggered by the issuance of shares of Common Stock or Warrants or other rights to acquire shares of Common Stock.

                                                                     EXHIBIT D

                                                     CLASS C WARRANT AGREEMENT

                               WARRANT AGREEMENT

                  WARRANT AGREEMENT, dated as of ____________, 1998 (this "Agreement") between Toy Biz, Inc., a Delaware corporation (the "Company"), and [Name of Warrant Agent], as warrant agent (the "Warrant Agent").

                  WHEREAS, as consideration paid by the Company in connection with the settlement and resolution of all disputes between stockholders of Marvel Entertainment Group, Inc., a Delaware corporation ("Marvel"), and the Debtors (as herein defined), in connection with a Third Amended Joint Plan of Reorganization under Chapter 11, Title 11, United States Code (the "Plan of Reorganization"), for Marvel, the Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and SkyBox International Inc. (collectively, the "Debtors") and of Marvel Holdings, Inc., Marvel (Parent) Holdings, Inc., and Marvel III Holdings, Inc. (collectively, the "Holding Companies"), jointly proposed by the Company and certain holders of senior secured indebtedness of Marvel, the Company proposes to issue and deliver warrant certificates (the "Warrant Certificates") as provided in the Plan of Reorganization to each holder of an Allowed Equity Interest and Allowed Class Securities Litigation Claims (as defined in the Plan of Reorganization) evidencing Class C Warrants (the "Warrants") to acquire, under certain circumstances, an aggregate of 5,000,000 shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock"), representing ___ percent (___%) of the fully diluted Common Stock, such number of Warrants and shares of Common Stock being subject to adjustment as set forth herein; and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of the Warrant Certificates and other matters provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined herein), the parties hereto agree as follows:

                  SECTION 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" means, (i) with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person, or any executive officer or director of any such specified Person or other Person or (ii) with respect to any natural Person, any Person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession, direct or indirect, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means the Company's Board of Directors or a duly appointed committee of the Company's Board of Directors.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, or the city in which the principal corporate trust office of the Warrant Agent is located, are authorized or obligated by law or executive order to be closed.

                  "Common Stock" has the meaning set forth in the preamble hereof.

                  "Company" means Toy Biz, Inc., a Delaware corporation, and its successors and assigns.

                  "Consummation Date" has the meaning set forth in the Plan of Reorganization.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                  "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall be $18.50 per share of Common Stock, subject to adjustment from time to time pursuant to Section 11 hereof.

                  "Expiration Date" means the first business day after the fourth anniversary of the Consummation Date.

                  "Fair Market Value" means, with respect to any share of Common Stock, as of the date of determination the average of the daily closing prices for 30 consecutive trading days preceding the date of such computation. The closing price for each day shall be:

                  (a) if the Common Stock shall be then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE-Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, or if the Common Stock shall be listed on a stock exchange other that the New York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Common Stock have been traded during such 30 consecutive trading days); or

                  (b) if the Common Stock is not listed or admitted to trading, the average of the closing sale prices as reported by the NASDAQ National Market System or, if the Common Stock is not included on such system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by any system maintained by the NASD or any comparable system or, if the Common Stock is not included for quotation in any such system, the average of the closing bid and asked prices as furnished by two members of the NASD selected reasonably and in good faith from time to time by the Board of Directors for that purpose; or

                  (c) if the Common Stock is not listed or admitted to trading and in the absence of one or more such quotations, the Fair Market Value shall be as reasonably determined in good faith by the Board of Directors (which determination shall be reasonably described in a written notice delivered to the Warrantholders) or, if an objection is made to such determination by a Qualifying Warrantholder (as defined below) in accordance with the following sentence, as determined by an Independent Appraiser in accordance with the following sentence. In the event that any Qualifying Warrantholder shall object to the determination of the Board of Directors of the Fair Market Value by delivering written notice to the Company within ten (10) Business Days following the receipt by such Qualifying Warrantholder of such determination of the Board of Directors, the Fair Market Value shall instead be determined in good faith by an Independent Appraiser. The term "Qualifying Warrantholder" shall include any Warrantholder (or group of Warrantholders) that, at the time of any objection to the determination of the Board of Directors of the Fair Market Value, beneficially owns collectively, together with its Affiliates, at least ten percent (10%) of the Warrants on a fully diluted basis. The determination of the Board of Directors of the Fair Market Value shall be binding and conclusive if no objection is made to such determination by a Qualifying Warrantholder in accordance with the terms set forth above in this paragraph. The fees and expenses of any Independent Appraiser determining the Fair Market Value shall be borne by the Company and the determination by such Independent Appraiser of the Fair Market Value shall be binding and conclusive.

                  "Holder" or "Warrantholder" means the registered holder of a Warrant.

                  "Independent Appraiser" means any nationally recognized investment banking firm or accounting firm (other than any investment banking firm or accounting firm having a significant ongoing relationship with the Company at the time of the appraisal) selected jointly in good faith by the Board of Directors and the Qualifying Warrantholder, whose fees and expenses shall be paid by the Company.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity.

                  "Plan" has the meaning set forth in Section 11(f) hereof.

                  "Register" has the meaning set forth in Section 5(c) hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder.

                  "Transfer Agent" has the meaning set forth in Section 10 hereof.

                  "Warrant Agent" means [Name of Warrant Agent] or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

                  "Warrant Certificates" has the meaning set forth in the preamble hereof.

                  "Warrants" has the meaning set forth in the preamble hereof.

                  "Warrants Shares" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

                  SECTION 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  SECTION 3. Warrant Certificates. (a) The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only, shall be substantially in the form set forth in Exhibit A attached hereto and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers, designations or other marks of identification and such legends, summaries and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may from time to time be listed. Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

                  (b) Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

                  (c) If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Temporary Warrant Certificates so surrendered for exchange shall be canceled by the Warrant Agent and disposed of by the Warrant Agent in a manner satisfactory to the Company. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                  SECTION 4. Execution of Warrant Certificates. (a) Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President of the Company. Such signature upon the Warrant Certificates may be manual or in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

                  (b) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or delivered to the Holder thereof, such Warrant Certificates nevertheless shall be countersigned and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, unless the Warrant Agent has received written instructions from the Company not to countersign and deliver such Certificates; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                  SECTION 5. Registration and Countersignature. (a) The Company and the Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a Register (as hereinafter defined) as they are issued by the Company which such register shall be maintained in accordance with Section 5(c) hereof.

                  (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President of the Company, initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

                  (c) The Company shall maintain, or cause to be maintained, a register (the "Register") of the Warrants at its registered office, at the principal office of the Warrant Agent or at any other place in the United States of America designated by the Company, showing (i) the names and the latest known address of each person who is or has been a Holder; (ii) the number of Warrants held by each Holder; and (iii) the date and particulars of the issue and transfer of Warrants. The registered owner on the Register may be deemed and treated by the Company, the Warrant Agent and all other persons dealing with the Warrants evidenced thereby as the Holder and absolute owner thereof for any purpose and as the person entitled to exercise the right represented thereby, or to the transfer on the books of the Company, any notice to the contrary notwithstanding, and, until such transfer of the Warrant on such books in accordance with the provisions of this Agreement, the Company may treat the registered owner on the Register as the owner for all purposes.

                  SECTION 6. Registration of Transfers and Exchanges. (a) The Warrant Agent shall from time to time, subject to the limitations of Section 7 hereof, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer a new Warrant Certificate(s) of like tenor and representing in the aggregate the number of Warrants transferred, shall be issued to the transferee(s), and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Upon any partial transfer, a new Warrant Certificate of like tenor and representing in the aggregate the number of Warrants which were not so transferred, shall be issued to, and in the name of, the Warrantholder. Canceled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

                  (b) Any Warrant Certificate may be exchanged, subdivided or combined with other Warrant Certificates evidencing the same rights as the rights evidenced thereby upon presentation and surrender thereof at the principal office of the Warrant Agent, together with a written notice signed by the Holder hereof specifying the denominations in which new Warrant

Certificate(s) are to be issued. Upon presentation and surrender of any Warrant Certificates, together with such written notice, for exchange, subdivision or combination of such Warrant Certificates, the Company will issue a new Warrant Certificate or Warrant Certificates, in the denominations requested, of like tenor entitling the Holder(s) thereof to purchase the same aggregate number of Warrant Shares as the Warrant Certificate(s) so surrendered. Such new Warrant Certificate(s) will be registered in the name of the Holder submitting such request. Any Warrant Certificate surrendered for exchange, subdivision or combination shall be canceled promptly upon the issuance of such new Warrant Certificate(s) and then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

                  (c) The Warrant Agent is hereby authorized to countersign and deliver, in accordance with the provisions of this Section 6 and of
Section 5 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 6.

                  SECTION 7. Terms of Warrants; Exercise of Warrants. (a) Subject to the terms of this Agreement, each Holder shall have the right, upon payment of the Exercise Price then in effect for the Warrants in accordance with the terms of this Agreement, from and after the date of issuance of such Warrants until 5:00 p.m., New York City time, on the Expiration Date, to receive from the Warrant Agent on behalf of the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of Warrants. Each Warrant not exercised on or before 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

                  (b) The Warrants may be exercised during normal business hours on any Business Day on or prior to the Expiration Date upon surrender to the Warrant Agent on behalf of the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of subscription to purchase on the reverse thereof duly completed and signed, and upon payment to the Warrant Agent for the account of the Company of the applicable Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price for the number of Warrant Shares specified in the subscription form shall be made, at the option of the Holder:

                  (i) by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America; or

                  (ii) by reducing the number of Warrant Shares issuable to the Warrantholder by a number of shares of Common Stock that have a value equal to the Exercise Price which otherwise would have been paid. For the purpose of any exercise pursuant to the previous sentence, the value of a share of Common Stock shall be the Fair Market Value of such share on the date of such exercise.

                  (c) Upon surrender of Warrants in accordance with this
Section 7, and payment of the applicable Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company, and the Warrant Agent shall deliver or cause to be delivered, as promptly as possible thereafter, but in any event within five (5) business days of receipt of such surrender and payment, to the Holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or other securities or property (including any money) to which the Holder is entitled, and, to the extent possible, certificates representing the Warrant Shares or such other securities shall be in such denomination(s) as such Holder shall request, and registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver or cause to be delivered such evidence of ownership and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 13 hereof. Any such evidence of ownership shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

                  (d) The Warrants shall be exercisable either in full or from time to time in part and, in the event that a Warrant Certificate is surrendered to the Warrant Agent for exercise of fewer than all of the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants but otherwise identical to the surrendered Warrant Certificate will be issued by the Company, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate pursuant to the provisions of this Section 7 and of Section 4 hereof as promptly as possible, but in any event within five (5) Business Days of receipt of the certificate evidencing the Warrants, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  (e) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to such Warrants exercised and concurrently pay to the Company as promptly as practicable, but in any event within five (5) Business Days of receipt, all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

                  (f) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

                  SECTION 8. Payment of Taxes. The Company will pay all documentary stamp taxes and other governmental charges attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 9. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. (a) If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) the Company and the Warrant Agent receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such certificate or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon the Company's written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of and in substitution for any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations as the Company may prescribe.

                  (b) Upon the issuance of any new Warrant Certificate under this Section 9, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the payment of such other reasonable charges as the Company may prescribe, including reimbursement of reasonable fees and expenses of the Company and the Warrant Agent incidental thereto.

                  (c) The provisions of this Section 9 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

                  SECTION 10. Issuance of Warrant Shares. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock (the "Transfer Agent") and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition, from time to time, from such Transfer Agent the certificates representing shares of the Common Stock and any cash which may be payable as provided in Section 13 hereof required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates representing shares of Common Stock for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent and the Warrant Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to Section 14 hereof.

                  SECTION 11. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number and kind of Warrant Shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time as follows if at any time after the Consummation Date and prior to the applicable Expiration Date:

                  (a) Stock Dividends. The Company shall pay a stock dividend or other distribution payable in shares of Common Stock or the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the date of the payment of such dividend or distribution (retroactive to the record date) or immediately after the effective date of subdivision or split-up, as the case may be, the number of Warrant Shares to be delivered upon exercise of the Warrants will be increased so that the Warrantholder will be entitled to receive the number of Warrant Shares that such Warrantholder would have owned immediately following such action had the Warrants been exercised immediately prior thereto or, in the case of a stock dividend or distribution, prior to the record date for determination of shareholders entitled thereto, and the Exercise Price will be adjusted as provided in Section 11(e) hereof.

                  (b) Combination of Stock. If the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of Warrant Shares to be delivered upon exercise of each Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of Warrant Shares that such Warrantholder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided in Section 11(e) hereof.

                  (c) Reorganization, Etc. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other Person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities, cash or other assets (whether such stock, other securities, cash or other assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of each Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities, cash or other assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of Warrant Shares that such Warrantholder would have been entitled to receive upon exercise of such Warrant had such Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments (as determined in good faith by the Board of Directors of the Company). Adjustments for events subsequent to the effective date of such a reorganization, reclassification, consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Warrantholders shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 11 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

                  (d) Adjustment for Rights Issue. In case the Company shall issue rights, options or warrants (collectively, "Rights") to all holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock at a Price Per Share which is lower at the record date mentioned below than either (x) the then current Fair Market Value per share of Common Stock or (y) the Exercise Price, or both, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the additional Number of Shares of Common Stock offered for subscription or purchase in connection with such Rights and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the number of shares which the aggregate Gross Proceeds received or receivable by the Company upon exercise of such Rights would purchase at the greater of (x) the Fair Market Value per share of Common Stock at such record date or (y) the Exercise Price. Such adjustment shall be made whenever Rights are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive Rights. As used herein, "Price Per Share" shall be defined and determined in accordance with the following formula:

                           P  =  R/N

                           where

                           P  =  Price Per Share;

                           R = the "Gross Proceeds" received or receivable by the Company in respect of Rights which shall be the total amount received or receivable by the Company in consideration for the issuance and sale of such Rights plus the aggregate amount of additional consideration payable to the Company upon exercise thereof; provided that the proceeds received or receivable by the Company shall be the cash proceeds before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; and

                           N = the "Number of Shares," which in the case of Rights is the maximum number of shares of Common Stock initially issuable upon exercise thereof.

                  (e) Adjustment for Other Distributions. In case the Company shall distribute to all holders of its shares of Common Stock (x) evidences of indebtedness or assets (excluding cash dividends or distributions payable out of the consolidated earnings or surplus legally available for such dividends or distributions and dividends or distributions referred to in paragraphs (a), (c) or (d) above) of the Company or any subsidiary or (y) shares of capital stock of a subsidiary of the Company (such evidences of indebtedness, assets and securities as set forth in clauses (x) and (y) above, collectively, "Assets"), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the date of such distribution and the denominator of which shall be such Fair Market Value per share of Common Stock less the fair value as of such record date as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the Assets applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (f) Carryover. Notwithstanding any other provision of this
                  Section 11, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the earlier to occur of
                  (i) the exercise of all or any portion of a Warrant and (ii) the next subsequent adjustment that, together with any adjustments so carried forward, shall amount to 1% or more of the number of Warrant Shares to be so delivered.

                  (g)      Exercise Price Adjustment.

                           (i) Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted as provided pursuant to this Section 11, the Exercise Price payable upon the exercise of a Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter; provided, however, that the Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                           (ii) If at any time, the Company shall pay to holders of record of Common Stock any cash dividends or other cash distributions, then, on the date of the payment of such dividend or distribution (retroactive to the record date), the Exercise Price payable upon the exercise of such Warrant shall be adjusted by reducing the Exercise Price by the amount of such dividend or distribution to one share of Common Stock; provided, however, that the Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                  (h) Decrease in Exercise Price. The Company, in its sole discretion, shall have the right at any time, or from time to time, to decrease the Exercise Price of the Warrants and/or increase the number of Warrants Shares issuable upon the exercise of the Warrants, including as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to recipients.

                  (i) Other Adjustments. If any event occurs as to which the foregoing provisions of this Section 11 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the purchase rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.

                  (j) Further Equitable Adjustments. If, after one or more adjustments to the Exercise Price pursuant to this Section 11, the Exercise Price cannot be reduced further without falling below the greater of (i) $0.01 or (ii) the lowest positive exercise price legally permissible for warrants to acquire shares of Common Stock, the Company shall make further adjustments to compensate the Holder, consistent with the foregoing principles, as the Board of Directors, acting in good faith, deems necessary, including an increase in the number of Warrant Shares issuable upon exercise of outstanding Warrants and/or a cash payment to the Holders.

                  SECTION 12. Statement on Warrants. Irrespective of any adjustment(s) in the number or kind of Warrant Shares issuable upon the exercise in whole or in part of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares as are stated in the Warrants initially issuable from time to time pursuant to this Agreement, all subject to further adjustment as provided herein.

                  SECTION 13. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 13, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall (i) direct and deposit with the Transfer Agent an amount sufficient to pay an amount in cash calculated by it to equal the then current Fair Market Value per share multiplied by such fraction computed to the nearest whole cent and (ii) deliver to the Transfer Agent a written certificate of an officer of the Company setting forth the then current Fair Market Value per share which certificate shall be conclusive evidence of the correctness of the matters set forth therein, absent clear error. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

                  SECTION 14. Notices to Warrantholders. (a) Upon any adjustment of the Exercise Price or number of Warrant Shares issuable pursuant to Section 11 hereof, the Company shall as promptly as practicable (x) give a written certificate of the Company to the Warrant Agent of such adjustment or adjustments which certificate shall set forth (i) the number of Warrant Shares issuable upon the exercise of a Warrant and the Exercise Price after such adjustment, (ii) a brief statement of the facts requiring such adjustment,
(iii) the computation by which such adjustment was made, and (y) cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced certificate(s) and shall be under no duty or responsibility with respect to any such certificate(s), except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of Warrant Shares or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any Warrant Shares or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Share or stock certificates or other stock, securities or property upon the exercise of any Warrant.

                  (b) Prior to the Expiration Date, and for so long as the Warrants have not been exercised in full, in the event of:

                   (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, indebtedness or property, or to receive any other right, option or warrant; or

                  (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), any consolidation or merger involving the Company and any other party or any transfer of all or substantially all the assets of the Company to any other party or any tender offer or exchange offer by the Company for shares of Common Stock; or

                  (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Warrantholder at its address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distributions are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that the holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up. The failure to give the notice required by this
Section 14 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

                  SECTION 15. Reservation of Warrant Shares, Etc. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrants, free from preemptive rights, liens, security interests and other encumbrances, such number of shares of authorized but unissued or treasury shares of Common Stock, or other stock or securities deliverable pursuant to Section 11, as shall be required for issuance or delivery upon exercise of the Warrants. Without limiting the generality of the foregoing, the Company agrees that it will not take any action which would result in Warrant Shares when issued not being validly and legally issued and fully paid and nonassessable. The Company hereby represents that, as of the date hereof, it has sufficient shares of Common Stock reserved for issuance upon exercise of all outstanding Warrants.

                  SECTION 16. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrant Shares or payment or refund of Exercise Price except as herein otherwise provided.

                  (b) The Warrant Agent may consult at any time with counsel satisfactory to it and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (c) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence, bad faith or willful misconduct.

                  (d) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders, as the respective rights or interests may appear.

                  (e) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (f) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder or the Company to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  SECTION 17. Merger, Consolidation or Change of Name of Warrant Agent. (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  SECTION 18. Resignation and Removal of Warrant Agent; Appointment of Successor. (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder at his last address as shown on the Register a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than US$50,000,000. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 18(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                  (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged shall be a successor Warrant Agent under this Agreement without any further act.

Any such successor Warrant Agent shall, at the Warrant Agent's expense, promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the Register.

                  SECTION 19. Money and Other Property Deposited with the Warrant Agent. Any money, securities and other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited, which such purpose shall be stated in writing in reasonable detail and delivered to the Warrant Agent; but such moneys, securities or other property need not be segregated from other funds, securities or other property of the Warrant Agent except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to any Holder by mailing by first-class mail a check in such amount as is appropriate to such Holder at the address shown on the Register, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants. Any money or other property deposited with the Warrant Agent for payment and distribution to any Holder that remains unclaimed for two years, less one day after the date the money was deposited with the Warrant Agent, shall be paid to the Company upon its request therefor.

                  SECTION 20. Compliance with Government Regulations; Qualification under the Securities Laws.

                  (a) The Company covenants that if the shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any federal or state law, registration with or approval of any governmental authority before such shares may be issued upon exercise, the Company will, unless the Company has received an opinion of counsel to the effect that such registration is not then permitted by such laws, use commercially reasonable efforts to cause such shares to be duly so registered or approved, as the case may be; provided that in no event shall such shares of Common Stock be issued, and the exercise of all Warrants shall be suspended, for the period during which such registration or approval is required but not in effect; provided, further, that the Expiration Date shall be extended one day for each day (or portion thereof) that any such suspension is in effect. The Company shall promptly notify the Warrant Agent of any such suspension, and the Warrant Agent shall have no duty, responsibility or liability in respect of any shares of Common Stock issued or delivered prior to its receipt of such notice. The Company shall promptly notify the Warrant Agent of the termination of any such suspension, and such notice shall set forth the number of days that the Exercise Period shall be extended as a result of such suspension. The foregoing provisions of this Section 20 shall not require that the Company effect or obtain any such registration or approval of Warrant Shares in order to allow the resale or transfer thereof by any Person that may be an underwriter for purposes of Section 1145 of Chapter 11, Title 11 of the United States Code.

                  (b) The Company covenants that it shall, until the expiration of one year after the final Expiration Date of any Warrants, make available adequate current public information with respect to the Company so as to satisfy paragraph (c) of Rule 144 under the Securities Act of 1933, as amended.

                  (c) The Company covenants that it shall use commercially reasonable efforts to have the Warrants and the Common Stock listed on the New York Stock Exchange, subject to official notice of issuance and subject to satisfaction of the Warrants with listing requirements, as soon as practicable after the date hereof.

                  SECTION 21. Notices. (a) Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Holder to or on the Company shall be deemed given or made when and if delivered personally, facsimiled (which is confirmed) or sent by overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                                    Toy Biz, Inc.
                                    685 Third Avenue
                                    New York, New York  10017
                                    Facsimile No.: 212-682-5272
                                    Telephone: 212-588-5100
                                    Attention: Corporate Secretary

                  (b) In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

                  (c) Any notice pursuant to this Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered or overnight, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                                    [Name of Warrant Agent]
                                    [Address of Warrant Agent]
                                    Attn: [Corporate Trust Department]

                  (d) Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Company to any Holder shall be sufficiently given or made when and if mailed by first-class or registered, postage prepaid, mail to the Holder's address shown on the Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  (f) If the Company mails a notice or communication to a Holder or Holders, it shall deliver a copy of such notice to the Warrant Agent at the same time.

                  SECTION 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased.

                  SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 24. Termination. This Agreement (other than the Company's obligations with respect to Warrants of such series previously exercised and with respect to indemnification under Section 18) shall terminate at 5:00 p.m., New York City time, on the Expiration Date.

                  SECTION 25. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                  SECTION 26. Benefits of This Agreement. (a) Nothing in this Agreement shall be construed to give any person other than the Company, the Warrant Agent and the Warrantholders (or other respective successors or assigns) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrantholders (and other respective successors or assigns).

                  (b) Prior to the exercise of the Warrants, no Holder as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. No provisions hereof, in the absence of affirmative action by the Warrantholder hereof to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder as a stockholder of the Company.

                  (c) All rights of action in respect of this Agreement are vested in the Holders, and any Holder without the consent of the Warrant Agent or the Holder, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

                  SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 28. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 29. Severability. Any term or provision of this Agreement or the Warrants which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the other terms and provisions of this Agreement or the Warrants or affecting the validity or enforceability of any of the terms or provisions of this Agreement or the Warrants in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        TOY BIZ, INC.


                                        By
                                          ---------------------------------
                                           Title
                                                ---------------------------



                                        [NAME OF WARRANT AGENT]


                                        By
                                          ---------------------------------
                                           Title
                                                ---------------------------

                                                                     EXHIBIT A


         EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON

         -----------------.

Class C No.                                               Cusip No.
           ----------                                              -----------

                                                             Class C, Warrants
                                                 ------------


                     [Form of Class C Warrant Certificate]

                                 TOY BIZ, INC.

            (Incorporated under the laws of the State of Delaware)


                  This Warrant Certificate certifies that _________ or its registered assigns, is the registered holder of Class C Warrants expiring __________ (the "Warrants") to purchase shares of Common Stock (the "Common Stock"), of Toy Biz, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time during normal business hours after the date hereof and on or before 5:00 p.m., New York City time, on _______________, to receive from the Company _________ fully paid and nonassessable shares of Common Stock (each such share a "Warrant Share") at the initial exercise price (the "Exercise Price") of $_______ per share payable in accordance with the terms, provisions and conditions of the Warrant Agreement referred to on the reverse hereof upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the terms, provisions and conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment from time to time upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised after 5:00 p.m., New York City time, on ___________ and, to the extent not exercised by such time, such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  The terms of this Warrant Certificate are qualified in their entirety by reference to the Warrant Agreement and, in the event of a conflict between the terms of this Warrant Certificate and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall control the rights, interests and obligations of the holders of the Warrants, the Warrant Agent and the Company with respect to the Warrants.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by a duly authorized Officer.

Dated:

                                           TOY BIZ, INC.


                                           By
                                             -------------------------------
                                           Name:
                                           Title:


Countersigned:

[NAME OF WARRANT AGENT],
as Warrant Agent


By
  ---------------------------
     Authorized Signature

                                [REVERSE SIDE]

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of _______, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company to [Warrant Agent], as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holders) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

                  Payment of the Exercise Price may be made, at the option of the holder, in cash by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America, or by reducing the number of Warrant Shares issuable to the holder by a number of shares of Common Stock that have a value equal to the Exercise Price which otherwise would have been paid (for purpose of any such exercise, the value of a share of Common Stock shall be the Fair Market Value of such share on the date of such exercise).

                  Upon due presentation for registration of transfer of this Warrant Certificate, with or without other Warrant Certificates, at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, with or without other Warrant Certificates, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes. Neither the Warrants nor this Warrant Certificate entities any holder hereof to any rights of a stockholder of the Company.

                               SUBSCRIPTION FORM

                  (To be executed only upon exercise of Warrants represented by this Warrant Certificate)

To:      [Name of Warrant Agent],
             as Warrant Agent
         [Address of Warrant Agent]

                  The undersigned hereby irrevocably exercises [_____________] of the Class C Warrants represented by this Warrant Certificate and herewith makes payment in accordance with the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Common Stock of Toy Biz, Inc. (the "Warrant Shares") deliverable upon the exercise of such Class C Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:

                                        ---------------------------------------
                                        (Signature of Owner)


                                        ---------------------------------------
                                        (Street Address)


                                        ---------------------------------------
                                        (City)          (State)      (Zip Code)


                                        Signature Guaranteed By:


                                        ---------------------------------------


Securities and/or check or other property (including, if such number of Class C Warrants exercised shall not be all of the Class C Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Class C Warrants) to be issued or delivered to:

Name:

Street Address:

City, State and Zip Code:

Please insert social security or identifying number:

                              FORM OF ASSIGNMENT

                  For value received from the Assignee(s) named below, the undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Class C Warrants constituting a part of the Class C Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Class C Warrants set forth below:

                                         Social Security
                                            or other
Name of Assignee         Address         Identifying No.      No. of Warrants
----------------         -------         ---------------      ---------------






and does hereby irrevocably constitute and appoint ____________ the undersigned's attorney to make such transfer on the books of _____________ maintained for the purposes, with full power of substitution in the premises.

Dated:


                                        ---------------------------------------
                                        (Signature of Owner)


                                        ---------------------------------------
                                        (Street Address)


                                        ---------------------------------------
                                        (City)          (State)      (Zip Code)


                                        Signature Guaranteed By:


                                        ---------------------------------------

                                  EXHIBIT D-1

                                  TERM SHEET
                       FOR STOCKHOLDER SERIES C WARRANTS



Number of Warrants 5,000,000 (subject to increase or decrease to accommodate rounding of Fractional Warrants) with each Warrant being exercisable for one share of Common Stock.

Exercise Price:                       $18.50 per share.

Expiration Date:                      The first business day after the fourth
                                      anniversary of the Consummation Date.

Anti-Dilution Adjustments:            The Warrants shall be subject to
                                      customary anti-dilution adjustments with respect to stock dividends, stock splits or other similar capital reorganizations.

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 TOY BIZ, INC.


                  Toy Biz, Inc., a corporation (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

                  1. The present name of the Corporation is Toy Biz, Inc. The Corporation was originally incorporated under the name "Toy Biz Acquisition, Inc.," and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on March 18, 1993.

                  2. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the GCL, after a special meeting of stockholders called and held upon notice in accordance with Section 222 of the GCL and after a vote of stockholders thereat.

                  3. This Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended, supplemented, and/or restated (the "Certificate of Incorporation").

                  4. The text of the Certificate of Incorporation is hereby restated and integrated and further amended to read in its entirety as follows:


                                   ARTICLE I

                                      NAME

       The name of the Corporation is Toy Biz, Inc. (the "Corporation").

                                   ARTICLE II

                               REGISTERED OFFICE

           The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                                    PURPOSES

                  The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.


                                   ARTICLE IV

                               CAPITAL STRUCTURE

                  4.1 Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 250,000,000 shares, consisting of two classes of capital stock:

                  (a) 200,000,000 shares of common stock, par value $.01 per share (the "Common Stock"); and

                  (b) 50,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") of which 30,000,000 shares shall be designated as shares of 8% Cumulative Convertible Preferred Stock.

                  4.2 Reclassification. Upon the filing (the "Effective Time") of this Restated Certificate of Incorporation pursuant to the GCL, each share of the Corporation's Class A common stock, $0.01 par value per share, issued and outstanding immediately prior to the Effective Time (the "Class A Stock") shall be reclassified as and changed into one validly issued, fully paid, and non-assessable share of Common Stock authorized by subparagraph 4.1(a) of
Article IV hereof, without any action by the holder thereof (the "Reclassification"). Each certificate that theretofore represented a share or shares of Class A Stock shall thereafter represent that number of shares of Common Stock into which the share or shares of Class A Stock represented by such certificate shall have been reclassified; provided, however, that each record holder of a stock certificate or certificates that theretofore represented a share or shares of Class A Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such record holder is entitled pursuant to the foregoing Reclassification.

                  4.3 Designations, Preferences, etc. The designations, preferences, powers, and relative, participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, of the capital stock of the Corporation shall be as set forth in this Certificate of Incorporation.

                                   ARTICLE V

                                  COMMON STOCK

                  5.1 Dividends. Subject to any preferential or other rights of the holders of outstanding shares of Preferred Stock, when, as, and if dividends are declared by the Corporation's Board of Directors in accordance with the provisions of this Certificate of Incorporation on outstanding shares of Common Stock, whether payable in cash, in property, or in securities of the Corporation, the holders of shares of the Common Stock shall be entitled to share equally in and to receive all such dividends, in accordance with the number of shares of Common Stock held by each such holder.

                  5.2 Liquidation Rights. Upon any duly authorized voluntary or any involuntary liquidation, dissolution, or winding-up of the affairs of the Corporation, after payment in full or reasonable provision for payment in full of all claims and obligations of the Corporation, in accordance with Section 281 of the GCL, as the same now exists or may hereafter be amended, or with the provisions of any successor statute, shall have been made, and subject to any preferential or other rights of holders of outstanding shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus, or earnings. For the purposes of this Paragraph 5.2, neither the consolidation or merger of the Corporation with or into any other entity or entities, nor the sale, lease, exchange or transfer by the Corporation of all or any part of its assets, nor the reduction of the number of authorized shares of the capital stock or any class or series thereof of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation as those terms are used in this Paragraph 5.2.

                  5.3 Voting Rights. At each annual or special meeting of stockholders and for all other purposes, each holder of record of shares of Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation. The holders of shares of Common Stock shall not have cumulative voting rights.

                  5.4 No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                                   ARTICLE VI

                                PREFERRED STOCK

                  Shares of Preferred Stock may be issued from time to time in one or more series only as may be determined and authorized in accordance with the provisions of this Certificate of Incorporation. Subject to the provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized, to the fullest extent permitted by law, to fix and alter the powers, designations, preferences, and relative, optional, participating, and other rights, and the qualifications, limitations, and restrictions thereof, granted to or imposed upon any wholly unissued series of Preferred Stock and, unless otherwise provided in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such series, to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                  Authorized and unissued shares of any series of Preferred Stock may be issued with such designations, powers, voting rights, preferences, and relative, participating, optional and other rights, if any, and such qualifications, limitations and restrictions thereof, if any, only as may be authorized in accordance with the provisions of this Certificate of Incorporation prior to the issuance of any shares of such series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividends payable on the shares of such series, any restriction, limitation, or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;
(vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Corporation, or any distribution of its assets; and (vii) the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series are convertible or exchangeable, if such shares are convertible or exchangeable.

                  Any and all shares of Preferred Stock issued and for which full consideration has been paid or delivered shall be deemed fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payment thereon.

                  6.1 8% Cumulative Convertible Preferred Stock. The initial series of Preferred Stock shall be comprised of 30,000,000 shares and shall be designated 8% Cumulative Convertible Preferred Stock (the "8% Preferred Stock").

                  The rights, preferences, privileges and restrictions granted to or imposed upon the 8% Preferred Stock are as follows.

                  6.2 Dividends and Distributions. (a) The holders of 8% Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, dividends at a rate per annum equal to 8% of the Liquidation Preference (as defined in Section 6.7) per share of the 8% Preferred Stock payable quarterly on the first business day of [March, June, September and December] in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing __________________, 199_. Dividends shall be payable at the option of the Board of Directors (x) in cash, (y) in additional shares of 8% Preferred Stock having an aggregate Liquidation Preference no less than the dividend payment, or (z) in any combination of cash and additional shares of 8% Preferred Stock valued on such basis. If any dividend, or portion thereof, is not timely paid in cash, the Board of Directors will be deemed to have elected to pay the dividend, or such portion, in shares of 8% Preferred Stock which will be deemed issued for this purpose as of the Dividend Payment Date applicable to that dividend. So long as any shares of 8% Preferred Stock are outstanding, the Corporation shall not pay or declare, or issue by way of any capital reorganization or reclassification, any dividend or distribution on shares of Common Stock or on any series of capital stock ranking junior to the 8% Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except (i) Approved Spinoff Distributions (as defined in this paragraph), (ii) dividends or distributions that are payable solely in shares of Common Stock or any series of capital stock ranking junior to the 8% Preferred Stock both as to dividends and upon liquidation, dissolution or winding up, or (iii) any rights or warrants to subscribe for or purchase shares described in clause (ii). "Approved Spinoff Distribution" shall mean a dividend or distribution of shares of stock having a majority of the voting power of a subsidiary of the Corporation but only if the Corporation receives a fairness opinion from a nationally recognized investment banking firm to the effect that the adjustment of the conversion ratio of the 8% Preferred Stock as a result of such dividend or distribution is fair to the holders of the 8% Preferred Stock from a financial point of view.

                  (b) In the case of the original issuance of shares of 8% Preferred Stock, dividends shall begin to accrue and be cumulative from the date of issue. In the case of shares of 8% Preferred Stock issued at any other time, dividends shall begin to accrue and be cumulative from the Quarterly Dividend Payment Date next preceding the date of issue of such shares to which such dividends have been paid, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the Dividend Record Date (as defined below) for the determination of holders of shares of 8% Preferred Stock entitled to receive a quarterly dividend and before the Quarterly Dividend Payment Date to which such Dividend Record Date relates, in either of which events such dividends shall be cumulative from such Quarterly Dividend Payment Date; provided, however, that if dividends shall not be paid on such Quarterly Dividend Payment Date, then dividends shall accrue and be cumulative from the Quarterly Dividend Payment Date to which such dividends have been paid. Dividends paid on the shares of 8% Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding. The record date (the "Dividend Record Date") for the determination of holders of 8% Preferred Stock entitled to receive payment of a dividend on any Quarterly Dividend Payment Date shall be the close of business on the last day of the month preceding the month in which a Quarterly Dividend Payment Date occurs.

                  6.3 Voting Rights. The holders of 8% Preferred Stock shall have the following voting rights:

                  (a) Except as otherwise provided herein, each holder of shares of 8% Preferred Stock shall be entitled to such number of votes for the 8% Preferred Stock held by him on all matters submitted to a vote of holders of Common Stock as shall be equal to the largest number of whole shares of Common Stock into which all of his shares of 8% Preferred Stock are then convertible;

                  (b) Except as otherwise provided herein or by law, the holders of 8% Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders;

                  (c) The Corporation shall not (A) consolidate with or merge into any other person in any transaction in which the Corporation is not the continuing or surviving corporation, (B) permit any other person to consolidate with or merge into the Corporation in any transaction in which the Corporation is the continuing or surviving person, but the Common Stock is changed into or exchanged for stock or other securities of any other person or cash or any other property, or (C) transfer all or substantially all of its properties or its assets to any other person, unless such transaction is approved by at least two-thirds of the shares of outstanding 8% Preferred Stock, voting together as a separate class, except that in the case of a merger, consolidation or transfer to be consummated prior to [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED] such approval shall not be required if each of the following conditions is satisfied with respect to such merger, consolidation, sale or transfer: (i) the holders of Common Stock will receive consideration equal to at least $9.625 per share of Common Stock, and (ii) the holders of 8% Preferred Stock will receive (x) the same consideration such holders would have received had such holders converted their 8% Preferred Stock to Common Stock immediately prior to consummation of the merger or consolidation, plus (y) an amount equal to the present value of the amount of dividends such holders would have been entitled to receive on their shares of 8% Preferred Stock if such shares remained outstanding until [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED], discounted at a discount rate of 10% per annum, compounded quarterly.

                  6.4 Certain Restrictions. So long as any shares of 8% Preferred Stock are outstanding, the Corporation shall not:

                  (a) redeem or purchase or otherwise acquire for consideration any stock ranking junior to or on a parity with (either as to dividends or upon liquidation, dissolution or winding up) the 8% Preferred Stock;

                  (b) permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could purchase such shares at such time and in such manner; or

                  (c) without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of 8% Preferred Stock voting or consenting separately as one class, authorize or issue any class or series of stock ranking (either as to dividends or upon liquidation, dissolution or winding up) senior to or on parity with the 8% Preferred Stock, or issue any shares of 8% Preferred Stock other than (i) as contemplated by the [Third] Amended Joint Plan of Reorganization Proposed by Secured Lenders and the Corporation in the chapter 11 cases of Marvel Entertainment Group, Inc. and certain of its affiliates (the "Third Amended Plan"), including pursuant to the Stockholder Series B Warrants referred to in the Third Amended Plan, or (ii) as dividends on shares of 8% Preferred Stock.

                  6.5 Redemption. (a) The Corporation shall redeem all outstanding shares of 8% Preferred Stock on [THE DATE WHICH IS THE THIRTEENTH ANNIVERSARY OF THE CLOSING WILL BE INSERTED] at a price per share equal to the Liquidation Preference plus an amount equal to all accrued but unpaid dividends thereon, whether or not declared, to the redemption date.

                  (b) The Corporation may redeem all, but not less than all, of the outstanding shares of the 8% Preferred Stock at any time after the [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED] at a price per share equal to the Liquidation Preference, plus all accrued but unpaid dividends, whether or not declared, plus, if the redemption date is not a Quarterly Dividend Payment Date, an amount equal to the annual dividend per share multiplied by a fraction, the numerator of which is the number of days from the Quarterly Dividend Payment Date next preceding the date of redemption to the redemption date and the denominator of which is 365, provided that if the redemption date occurs after a Dividend Record Date and before the Quarterly Dividend Payment Date to which that Dividend Record Date relates, the dividend otherwise payable on that Quarterly Dividend Payment Date shall not be paid by the Corporation. If the Corporation elects to redeem the outstanding shares of 8% Preferred Stock as provided in this paragraph, the Corporation shall send a notice of redemption to each holder of the 8% Preferred Stock specifying (i) the redemption date, which date shall be not less than thirty
(30) nor more than sixty (60) days following the date of mailing of the notice of redemption, and (ii) the redemption price, including a calculation thereof in reasonable detail.

                  (c) The following provisions shall apply to any redemption pursuant to this Section 6.5:

                  (i) On the redemption date, the Corporation shall deposit for the pro-rata benefit of the holders of the shares of the outstanding 8% Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Holders of shares of 8% Preferred Stock shall thereafter have the right to receive payment of the redemption price for such shares by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of 8% Preferred Stock to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing such shares. Any monies so deposited by the Corporation with a bank or trust company pursuant to this subparagraph (c)(i) and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited pursuant to this subparagraph (c)(i) shall be paid from time to time to the Corporation for its own account; and

                  (ii) Upon the deposit of funds pursuant to subparagraph (i) in respect of outstanding shares of the 8% Preferred Stock, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption and all rights of the holders of the shares of the 8% Preferred Stock shall cease and terminate, excepting only the right to receive the redemption price therefor.

                  6.6 Reacquired Shares. Any shares of the 8% Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

                  6.7 Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (A) to the holders of stock ranking junior (upon liquidation, dissolution or winding up) to the 8% Preferred Stock unless, prior thereto, the holders of 8% Preferred Stock shall have received $10.00 per share (the "Liquidation Preference"), plus an amount equal to accrued but unpaid dividends thereon, whether or not declared, to the date of such payment plus, if the date of such payment is not a Quarterly Dividend Payment Date, an amount equal to the annual dividend per share multiplied by a fraction, the numerator of which is the number of days from the Quarterly Dividend Payment Date next preceding the date of such payment to the date of such payment and the denominator of which is 365, provided that if the date of such payment is after a Dividend Record Date and before the Quarterly Dividend Payment Date to which that Dividend Record Date relates, the dividend otherwise payable on that Quarterly Dividend Payment Date shall not be paid by the Corporation, or (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the 8% Preferred Stock, except distributions made ratably on the 8% Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  6.8 Conversion. Each share of the 8% Preferred Stock may be converted (an "Optional Conversion") at any time, at the option of the holder thereof, into shares of Common Stock of the Corporation, on the terms and conditions set forth below in this Section 6.8.

                  (a) Subject to the provisions for adjustment hereinafter set forth, each share of the 8% Preferred Stock shall be convertible in the manner hereinafter set forth, into 1.039 fully paid and nonassessable shares of Common Stock of the Corporation. Upon conversion of any shares of 8% Preferred Stock, the holder thereof shall be entitled to receive all accrued but unpaid dividends, whether or not declared, on the shares so converted plus, if the conversion date is not a Quarterly Dividend Payment Date, an amount equal to the annual dividend per share multiplied by a fraction, the numerator of which is the number of days from the Quarterly Dividend Payment Date next preceding the date of conversion to the conversion date and the denominator of which is 365 (the amount of any such unpaid dividends and the other amount being payable in such number of shares of Common Stock which would be issuable upon conversion of shares of 8% Preferred Stock having an aggregate Liquidation Preference equal to such amount), provided that if the conversion date is after a Dividend Record Date and before the Quarterly Dividend Payment Date to which that Dividend Record Date relates, the dividend otherwise payable on that Quarterly Dividend Payment Date in respect of the shares so converted shall not be paid by the Corporation.

                  (b) The number of shares of Common Stock into which each share of the 8% Preferred Stock is convertible shall be adjusted from time to time as follows:

                  (i) In case the Corporation shall at any time or from time to time declare or pay any dividend on its Common Stock payable in its Common Stock or effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in its Common Stock), or combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, by reclassification or otherwise, or the Corporation shall otherwise effect a capital reorganization or reclassification of the Common Stock permitted by this Article VI, then, and in each such case, the number of shares of Common Stock into which each share of the 8% Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock or number and kind of other securities which the holder would have owned after giving effect to such event had such shares been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (b)(i) shall become effective in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, and otherwise at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

                  (ii) In case the Corporation at any time or from time to time shall issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 calendar days after the date of issuance) to subscribe for or purchase shares of its Common Stock at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in paragraph (c) below) per share of Common Stock on the record date fixed for the determination of shareholders entitled to receive such right or warrant, then, and in each such case (unless the holders of shares of the 8% Preferred Stock shall be permitted to subscribe for or purchase shares of Common Stock on the same basis as though such shares of the 8% Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on such record date), the number of shares of Common Stock into which each share of the 8% Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such share was convertible immediately prior to such event by (b) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so offered would purchase at such Current Market Price on such record date. For purposes of this subparagraph (b)(ii), the aggregate consideration receivable by the Corporation in connection with the issuance of rights of warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be equal to the sum of the aggregate offering price of such securities plus the minimum aggregate amount, if any, payable upon conversion of such securities into shares of Common Stock. An adjustment made pursuant to this subparagraph (b)(ii) shall be made upon the issuance of any such rights or warrants and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of shareholders entitled to receive such rights or warrants. For purposes of this subparagraph (b)(ii) the granting of the right to purchase Common Stock (whether treasury shares or newly issued shares) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional optional amounts, in shares of Common Stock, in any such case at a price per share of not less than 95% of the current market price (determined as provided in such plans) per share of Common Stock, shall not be deemed to constitute an issue of rights or warrants by the Corporation within the meaning of this subparagraph; and

                  (iii) In case the Corporation at any time or from time to time shall declare, order, pay or make a dividend or other distribution of any kind or nature whatsoever which is permitted to be made pursuant to this
Article VI on its Common Stock, other than a dividend payable in shares of the Corporation's Common Stock or rights or warrants to subscribe for shares of the Corporation's Common Stock covered under (ii) herein, then, and in each such case (unless the holders of shares of the 8% Preferred Stock shall receive any such dividend or other distribution on the same basis as though such shares of the 8% Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution), the number of shares of Common Stock into which each share of the 8% Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such share was convertible immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution by (b) a fraction, the numerator of which shall be the Current Market Price (as defined in paragraph (c) below) per share of Common Stock on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, and the denominator of which shall be such Current Market Price per share of Common Stock less the fair value of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be filed with each transfer agent for the 8% Preferred Stock) payable in respect of one share of Common Stock. An adjustment made pursuant to this subparagraph
(b)(iii) shall be made upon the opening of business on the next business day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution;

                  (c) The term "Current Market Price" shall mean, as applied to any class of stock on any date, the average of the daily "Closing Prices" (as hereinafter defined) for the 20 consecutive "Trading Days" (as hereinafter defined) immediately prior to the date in question; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period which includes the ex-dividend date for a dividend or distribution by the Corporation on its Common Stock payable in shares of its Common Stock or the record date for a stock split, reverse stock split, recapitalization or similar corporate transaction, then, and in each such case, the Current Market Price shall be appropriately adjusted to reflect the Current Market Price per Common Stock equivalent. The term "Closing Price" on any day shall mean the last sales price, regular way, per share of such stock on such day, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidation transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidation transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, including for these purposes the Nasdaq Stock Market National Market System, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other similar system then in use or, if such bid and ask prices are not reported on any such system, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which shares of such stock are listed or admitted to trading is open for the transaction of business or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York, are not authorized or obligated by law or executive order to close (a "Business Day") and on which high bid and low asked prices are quoted by NASDAQ or, if shares of such stock are not traded on NASDAQ, by such other similar system or if shares of such stock are not traded on any such system, a Business Day;

                  (d) If any adjustment in the number of shares of Common Stock into which each share of the 8% Preferred Stock may be converted required pursuant to this Section 6.8 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of the 8% Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of the 8% Preferred Stock is then convertible. All calculations under this Section 6.8 shall be made to the nearest one-hundredth of a share;

                  (e) The Board of Directors may, but shall not be required to, increase the number of shares of Common Stock into which each share of the 8% Preferred Stock may be converted, in addition to the adjustments required by
Section 6.8(b), as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder of the Common Stock or 8% Preferred Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes;

                  (f) The holder of any shares of the 8% Preferred Stock electing to make an Optional Conversion shall do so by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of 8% Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 6.8(f) and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares Common Stock of the Corporation to which the holder of the 8% Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of the 8% Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the 8% Preferred Stock to be converted so that the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time;

                  (g) The Corporation shall have the right, from time to time, on or after [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED], in its sole discretion, to convert shares of 8% Preferred Stock in tranches having an aggregate Liquidation Preference of up to $50 million on each occasion, into shares of Common Stock, as follows:

                  (i) If at any time on or after [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED] the Common Stock is (x) listed on a national securities exchange or included for quotation on the National Market System of the NASDAQ Stock Market and (y) the Closing Price of the Common Stock on the National Market System of the NASDAQ Stock Market or on such national securities exchange exceeds $11.55 per share (the "Test Amount") for each Trading Day (as defined in paragraph (c) above) during a Testing Period (as defined below), the Corporation shall have the right, in its sole discretion, to convert issued and outstanding shares of 8% Preferred Stock into shares of Common Stock, which conversion shall become effective as of a date no earlier than ten (10) days and no later than forty (40) days following the end of the relevant Testing Period, provided that the Corporation shall not have the right to convert 8% Preferred Stock having an aggregate principal amount of more than $50 million with respect to any single Testing Period. Any such conversion compelled by the Corporation shall be referred to herein as a "Forced Conversion." The Test Amount shall be appropriately adjusted in connection with any stock split, stock dividend, reverse stock split, recapitalization or similar corporate transaction.

                  (ii) The shares of each holder of 8% Preferred Stock shall be converted on a pro rata basis on any Forced Conversion. The transfer agent shall give holders of the 8% Preferred Stock written notice of the Forced Conversion at least ten (10) days prior to the effective date thereof, which notice shall specify (A) the effective date , (B) the Testing Period utilized,
(C) the Aggregate Liquidation Amount of the 8% Preferred Stock to be converted,
(D) the pro ration factor, if less than all outstanding shares of 8% Preferred Stock are to be converted and (E) the number of shares of Common Stock into which each share of 8% Preferred Stock shall be converted pursuant to the Forced Conversion. Any period of ten (10) consecutive Trading Days that does not precede or include a previously announced effective date of a Forced Conversion shall be referred to herein as a "Testing Period."

                  (iii) Following a Forced Conversion, the holders of shares of 8% Preferred Stock shall have the right to receive certificates representing the shares of Common Stock into which such shares of 8% Preferred Stock have been converted by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the applicable shares of 8% Preferred Stock. As promptly as practicable, and in any event within five business days after the surrender of such certificates, the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares Common Stock of the Corporation to which the holder of the 8% Preferred Stock so converted shall be entitled. Upon a Forced Conversion, the rights of the holders of 8% Preferred Stock shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time;

                  (iv) Upon the Forced Conversion of the 8% Preferred Stock, the holders thereof shall be entitled to receive payment of all accrued but unpaid dividends, whether or not declared, plus, if the conversion date is not a Quarterly Dividend Payment Date, an amount equal to the annual dividend per share multiplied by a fraction, the numerator of which is the number of days from the Quarterly Dividend Payment Date next preceding the date of conversion to the conversion date and the denominator of which is 365 (the amount of such unpaid dividends and the other amount being payable in such number of shares of Common Stock which would be issuable upon conversion of shares of 8% Preferred Stock having an aggregate Liquidation Preference equal to such amount) in respect of the shares so converted, provided that if the conversion date is after a Dividend Record Date and before the Quarterly Dividend Payment Date to which that Dividend Record Date relates, the dividend otherwise payable on that Quarterly Dividend Payment Date in respect of the shares so converted shall not be paid by the Corporation.

                  (h) In connection with the conversion of any shares of the 8% Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the market value of such fractional interest. In such event, the market value of a share of Common Stock of the

Corporation shall be the Closing Price of such shares on the last business day on which such shares were traded immediately preceding the date upon which such shares of 8% Preferred Stock are deemed to have been converted.

                  (i) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of all outstanding shares of the 8% Preferred Stock.

                  6.9 Adjustments For Consolidation, Merger, etc. In case (A) the Corporation shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger,
(B) any other person shall consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving person, but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (C) the Corporation shall transfer all or substantially all of its properties or its assets to any other person, then, and in each such case, each outstanding share of 8% Preferred Stock shall, upon the effective date of such event, be convertible into the number of shares of stock or other securities or cash or other property which the holder would have owned after giving effect to such event had such share been converted pursuant to Section
6.8 immediately prior to the occurrence of such event, plus any additional shares of stock or other securities or cash or other property payable by the terms of such event to the holders of shares 8% Preferred Stock.

                  6.10 Reports as to Adjustments. Whenever the number of shares of Common Stock into which the shares of the 8% Preferred Stock are convertible is adjusted as provided in Section 6.8, the Corporation shall (A) promptly compute such adjustment and furnish to each transfer agent for the 8% Preferred Stock a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock, or the number and kind of any other securities, into which each share of the 8% Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (B) promptly mail to the holders of record of the outstanding shares of the 8% Preferred Stock a notice stating that the number of shares into which the shares of 8% Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the 8% Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective and the basis for such adjustment in appropriate detail.

                  6.11     Notices of Corporate Action.  In the event of:

                  (a) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any distribution or any right or warrant permitted to be distributed or given to the holder of

Common Stock in accordance with this Article VI (other than a dividend payable solely in shares of Common Stock).

                  (b) any capital reorganization, reclassification or recapitalization of the Corporation (other than a subdivision or combination of the outstanding shares of its Common Stock), any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing corporation and no change occurs in the Common Stock), or any transfer of all or substantially all the assets of the Corporation to any other person; or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in each such case, the Corporation shall cause to be mailed to each transfer agent for the shares of the 8% Preferred Stock and to the holders of record of the outstanding shares of the 8% Preferred Stock, at least 20 days (or 10 days in case of any event specified in clause (a) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the number of shares of Common Stock, or kind and number of any other securities, into which shares of the 8% Preferred Stock are convertible and, if so, shall state the new number of shares of Common Stock, or kind and number of any other securities, into which each share of the 8% Preferred Stock shall be convertible upon such adjustment and when such adjustment will become effective. The failure to give any notice required by this Section 6.11, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.


                                  ARTICLE VII

                                 NOTE EXCHANGE

                  7.1 Right to Exchange 8% Preferred Stock for Subordinated Notes. Subject to the terms and conditions set forth herein, the Corporation, as note issuer (the "Note Issuer"), may, at its option, exchange all, but not less than all, of the outstanding 8% Preferred Stock for subordinated notes (the "Subordinated Notes") of the Note Issuer (the "Note

Exchange"). Pursuant to the Note Exchange, each share of 8% Preferred Stock shall be exchanged for a Subordinated Note in an aggregate principal amount equal to the sum of (i) the liquidation preference of the 8% Preferred Stock to be exchanged, as set forth in Article VI hereof, and (ii) any accrued and unpaid dividends on such 8% Preferred Stock.

                  7.2 Terms of the Subordinated Notes.

                  (a) The Subordinated Notes shall be issued under an indenture substantially in the form attached hereto as Exhibit A (the "Indenture"). The holders of the Subordinated Notes shall be deemed to be stockholders, and the Subordinated Notes shall be deemed to be shares of stock, for the purpose of any provision of the Delaware General Corporation Law or this Restated Certificate of Incorporation, which requires the vote of stockholders as a prerequisite to any corporate action. The holders of the Subordinated Notes shall have the voting rights set forth in Section 2.05 of the Indenture, which terms are incorporated herein by reference.

                  (b) The annual rate of interest on the Subordinated Notes shall be 8%, payable in the manner set forth in the form of Subordinated Note included as Exhibit 1 to the Indenture from and after the Dividend Payment Date next preceding the Note Exchange Date (as hereafter defined) or if the Note Exchange Date is a Dividend Payment Date, from such date. The principal amount of the Subordinated Notes shall be equal to the sum of (i) the liquidation preference of the 8% Preferred Stock to be exchanged, as set forth in Article VI hereof, and (ii) any accrued and unpaid dividends on such 8% Preferred Stock. The Notes shall mature on [THE DATE WHICH IS THE THIRTEENTH ANNIVERSARY OF THE CLOSING WILL BE INSERTED]

                  7.3 Manner of Exchange.

                  (a) The Note Issuer may elect to consummate the Note Exchange at any time. The Note Issuer shall elect to consummate the Note Exchange by mailing to each holder of record of the 8% Preferred Stock (a "Holder") a notice of exchange (the "Note Exchange Notice") at such Holder's address as it appears on the books of the Corporation. The Note Exchange Notice shall specify
(x) a date not less than 30 days nor more than 60 days following the date of the Note Exchange Notice on which the Note Exchange is to be consummated (the "Note Exchange Date"), (y) the procedures for exchanging certificates representing 8% Preferred Stock for certificates representing Subordinated Notes and (z) the number of shares of 8% Preferred Stock to be exchanged and, if applicable, each Holder's pro rata portion of shares to be exchanged.

                  (b) As of 5:00 p.m., New York City time, on the Note Exchange Date, the 8% Preferred Stock shall no longer be deemed to be outstanding and shall be retired and all rights with respect to such shares, including, without limitation, the rights, if any, to receive dividends and to receive notices and to vote or consent (except for the right of the Holders to receive the Subordinated Notes to which such Holder is entitled pursuant to the Note Exchange) shall forthwith cease.

                  (c) Upon the exchange of shares of 8% Preferred Stock into Subordinated Notes, as provided herein, the Note Issuer will pay any documentary, stamp or similar issue or transfer taxes which may be due with respect to the transfer and exchange of such exchanged shares, if any; provided, however, that if the Subordinated Notes into which the shares of 8% Preferred Stock are exchangeable are to be issued in the name of any person other than the Holder of the shares of 8% Preferred Stock, the amount of any transfer taxes (whether imposed on the Note Issuer, the holder or such other person) payable on account of the transfer to such person will be payable by the Holder.

                  7.4 Selection of Indenture Trustee. Prior to the Note Exchange Date, the Corporation shall appoint the person or entity to serve as trustee under the Indenture (the "Indenture Trustee"). The Indenture Trustee shall satisfy the requirements of Section 310(a)(1) of the Trust Indenture Act of 1939, as amended, and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  7.5 Conditions to Note Exchange.

                  (a) It will be a condition to the Note Exchange that: (i) the Subordinated Notes have been registered under the Securities Act of 1933, unless an exemption from registration is available, (ii) the Indenture pursuant to which the Subordinated Notes are to be issued has been executed and delivered by the Note Issuer and the Indenture Trustee, (iii) the Indenture Trustee, for the third party benefit of each holder of shares of 8% Preferred Stock on the Note Exchange Date, shall have received an opinion from outside counsel with a national reputation in corporate and securities and tax law matters (which may be Battle Fowler LLP) to the effect that the Subordinated Notes will, when issued in accordance with the terms of the Indenture, be legal, valid, binding and enforceable obligations of the Note Issuer and that each holder of shares of 8% Preferred Stock will not recognize income, for federal income tax purposes, in excess of (a) the principal amount of the Subordinated Notes to be issued to each such holder minus (b) the sum of the amount paid by the initial holder for the shares of 8% Preferred Stock exchanged therefor and the amount, if any, of taxable income previously recognized by such holder and successors due to its ownership of the 8% Preferred Stock exchanged therefor other than with respect to cash dividends,
(iv) immediately after the Note Exchange, no default or event of default will exist under the Indenture, (v) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (vi) the Subordinated Notes shall have been listed on a national securities exchange or on the National Market System of the NASDAQ stock market.

                  (b) The Note Exchange shall comply with all applicable federal and state securities and blue sky laws and, subject to Section 9.2, the provisions of this Article VII may be modified by the Note Issuer without the approval of the holders of the 8% Preferred Stock in order to effect such compliance.

                  (c) The Note Issuer may take any action necessary, including without limitation, amending or modifying the Indenture prior to the Note Exchange, in order to qualify the Indenture under the Trust Indenture Act of 1939, as amended, and as in effect from time to time.


                                  ARTICLE VIII

                         MANAGEMENT OF THE CORPORATION

                  8.1 Except as otherwise provided herein, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  8.2 The Board of Directors shall have the power to adopt, amend, and repeal the By-Laws of the Corporation.

                  8.3 The stockholders and directors shall have the power, if the By-Laws so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by law) keep the Corporation's books outside the State of Delaware, at such places as from time to time may be designated by the By-Laws or the Board of Directors.

                  8.4 Election of directors need not be by written ballot unless the By-laws so provide.

                  8.5 In addition to the powers and authority hereinbefore conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and the By-Laws; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.


                                   ARTICLE IX

                                   AMENDMENTS

                  9.1 The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed in this Certificate of Incorporation or the By-Laws or required by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

                  9.2 So long as any shares of the 8% Preferred Stock are outstanding, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of the 8% Preferred Stock voting or consenting separately as one class, no amendment may be made to (i) Article VI of this Certificate of Incorporation which would increase or decrease the aggregate number of authorized shares of the 8% Preferred Stock, increase or decrease the par value of the shares of such class, make any change that adversely affects the conversion or voting rights of the 8% Preferred Stock or alter or change any other powers, preferences, or special rights of the shares of such class so as to affect them adversely, (ii) Article VII hereof which would adversely affect the rights of holders of 8% Preferred Stock or of Subordinated Notes, (iii) the Indenture which is attached hereto as Exhibit A which would adversely affect the rights of holders of Subordinated Notes or,
(iv) this Section 9.2; provided, however, as long as any shares of 8% Preferred Stock are outstanding, without the unanimous vote or consent of holders of the outstanding 8% Preferred Stock voting or consenting separately as one class, no amendment may be made to (i) reduce the rate of or change the time of payment of dividends on the 8% Preferred Stock, (ii) change the form of payment of any amounts payable in respect of the 8% Preferred Stock, (iii) reduce the Liquidation Preference of the 8% Preferred Stock, (iv) change the redemption date, or reduce the redemption price, specified in Section 6.5(a) for the 8% Preferred Stock, or (v) adversely effect the right to convert the 8% Preferred Stock into shares of Common Stock as provided in Section 6.8.


                                   ARTICLE X

                      LIMITATION OF LIABILITY OF DIRECTORS

                  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article X is in effect shall be deemed to be doing so in reliance on the provisions of this Article X. Any repeal or modification of this Article X shall not adversely affect any right or protection of a director existing prior to such repeal or modification. The provisions of this Article X are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or directors, or otherwise.

                                   ARTICLE XI

                                  ISSUANCE OF
                          NONVOTING EQUITY SECURITIES

         The Corporation will not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code; provided, however, that this Article XI (a) will have no further force and effect beyond that required under Section 1123 of the United States Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such
Section 1123 is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                  IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be duly executed and acknowledged, this ____ day of _______________, 1998.

                                    Toy Biz, Inc.

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:  President and Chief Executive
                                               Officer

                              FORM OF INDENTURE(1)

-------------------------------------------------------------------------------


                                TOY BIZ, INC.(2)


                 8% Convertible Subordinated Voting Debentures
                                   due 2011


                                ---------------

                                   INDENTURE

                                ---------------


                           Dated as of [         ]


                               [              ]

                                    Trustee

-------------------------------------------------------------------------------












--------
1 Form of Indenture for Subordinated Notes to be issued in the event of an exchange of the 8% Cumulative Convertible Preferred Stock (the "8% Preferred Stock") of Toy Biz, Inc.

2 Or the successor entity, the "Note Issuer" as defined in the Restated Certificate of Incorporation of the Corporation.

                               TABLE OF CONTENTS
                                                                                                               Page

                                   ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE........................................................................1

Section 1.01  Definitions.........................................................................................1
Section 1.02  Other Definitions...................................................................................5
Section 1.03  Incorporation by Reference of Trust Indenture Act...................................................5
Section 1.04  Rules of Construction...............................................................................5

                                  ARTICLE II

THE SECURITIES....................................................................................................6

Section 2.01  Form and Dating.....................................................................................6
Section 2.02  Execution and Authentication........................................................................6
Section 2.03  Registrar and Paying Agent..........................................................................7
Section 2.04  Payment by the Corporation to the Trustee; Paying Agent to Hold Money in
Trust.............................................................................................................7
Section 2.05  Voting Rights of Securityholders....................................................................7
Section 2.06  Conversion Into Common Stock........................................................................8
Section 2.07  Adjustments For Consolidation, Merger, etc.........................................................14
Section 2.08  Reports as to Adjustments..........................................................................14
Section 2.09  Notices of Corporate Action........................................................................15
Section 2.10  Securityholder Lists...............................................................................16
Section 2.11  Transfer and Exchange..............................................................................16
Section 2.12  Replacement Securities.............................................................................16
Section 2.13  Outstanding Securities.............................................................................17
Section 2.14  Treasury Securities................................................................................17
Section 2.15  Temporary Securities...............................................................................17
Section 2.16  Cancellation.......................................................................................17
Section 2.17  Certain Limitations on Securities..................................................................18

                                  ARTICLE III

COVENANTS........................................................................................................18

Section 3.01  Payment of Securities..............................................................................18
Section 3.02  Dividends, Etc.....................................................................................18
Section 3.03  Reports by Corporation.............................................................................19
Section 3.04  Money for Security Payments to Be Held in Trust....................................................19


                                      -i-



                                                                                                               Page

Section 3.05  Compliance Certificate.............................................................................20
Section 3.06  Authorization of Common Stock......................................................................20
Section 3.07  Certain Restrictions...............................................................................20

                                  ARTICLE IV

SUCCESSORS.......................................................................................................21

Section 4.01  When Corporation May Merge, etc....................................................................21
Section 4.02  Successor Substituted..............................................................................21

                                   ARTICLE V

DEFAULTS AND REMEDIES............................................................................................22

Section 5.01  Events of Default..................................................................................22
Section 5.02  Acceleration; Limitations on Acceleration..........................................................22
Section 5.03  Other Remedies.....................................................................................23
Section 5.04  Waiver of Default..................................................................................23
Section 5.05  Control by Majority................................................................................23
Section 5.06  Limitation on Suits................................................................................23
Section 5.07  Rights of Holders to Receive Payment...............................................................24
Section 5.08  Collection Suit by Trustee.........................................................................24
Section 5.09  Trustee May File Proofs of Claim...................................................................24
Section 5.10  Priorities.........................................................................................24
Section 5.11  Undertaking for Costs..............................................................................25

                                  ARTICLE VI

TRUSTEE..........................................................................................................25

Section 6.01  Duties of Trustee..................................................................................25
Section 6.02  Rights of Trustee..................................................................................26
Section 6.03  Individual Rights of Trustee.......................................................................26
Section 6.04  Disclaimer.........................................................................................26
Section 6.05  Notice of Defaults.................................................................................27
Section 6.06  Reports by Trustee to Holders......................................................................27
Section 6.07  Compensation and Indemnity.........................................................................27
Section 6.08  Replacement of Trustee.............................................................................28
Section 6.09  Successor Trustee by Merger........................................................................28
Section 6.10  Eligibility; Disqualification......................................................................29


                                     -ii-



                                                                                                               Page

Section 6.11  Preferential Collection of Claims Against Corporation..............................................29

                                  ARTICLE VII

SATISFACTION AND DISCHARGE.......................................................................................29

Section 7.01  Satisfaction and Discharge of Indenture............................................................29
Section 7.02  Application of Trust Money.........................................................................30
Section 7.03  Repayment to Corporation...........................................................................30

                                 ARTICLE VIII

AMENDMENTS.......................................................................................................30

Section 8.01  Without Consent of Holders.........................................................................30
Section 8.02  With Consent of Holders............................................................................31
Section 8.03  Reserved...........................................................................................31
Section 8.04  Revocation and Effect of Consents..................................................................31
Section 8.05  Notation on or Exchange of Securities..............................................................32
Section 8.06  Trustee Protected..................................................................................32
Section 8.07  Rights of Holders to Receive Payment...............................................................32

                                  ARTICLE IX

SUBORDINATION....................................................................................................32

Section 9.01  Agreement to Subordinate...........................................................................32
Section 9.02  Subordination......................................................................................32
Section 9.03  Notice to Trustee of Specified Events; Reliance on Certificate of Custodian........................34
Section 9.04  Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice............................34
Section 9.05  Absolute Obligation to Pay.........................................................................35
Section 9.06  Trustee's Rights as Holder of Senior Debt..........................................................35
Section 9.07  No Implied Obligations to Holders of Senior Debt...................................................35
Section 9.08  Enforceability of Subordination....................................................................35
Section 9.09  Trustee Authorized to Effectuate Subordination.....................................................36




                                     -iii-



                                                                                                               Page


                                   ARTICLE X

REDEMPTION.......................................................................................................36

Section 10.01  Optional Redemption; Notice of Redemption.........................................................36
Section 10.02  Notice of Redemption..............................................................................36
Section 10.03  Effect of Notice of Redemption....................................................................36
Section 10.04  Deposit of the Redemption Price...................................................................37

                                  ARTICLE XI

MISCELLANEOUS....................................................................................................37

Section 11.01  Trust Indenture Act Controls......................................................................37
Section 11.02  Notices...........................................................................................37
Section 11.03  Communication by Holders with Other Holders.......................................................38
Section 11.04  Certificate and Opinion as to Conditions Present..................................................39
Section 11.05  Statements Required in Certificate or Opinion.....................................................39
Section 11.06  Rules by Trustee and Agents.......................................................................39
Section 11.07  Legal Holidays....................................................................................39
Section 11.08  No Recourse Against Others........................................................................39
Section 11.09  Duplicate Originals...............................................................................40
Section 11.10  Governing Law.....................................................................................40
Section 11.11  No Adverse Interpretation of Other Agreements.....................................................40
Section 11.12  Successors........................................................................................40
Section 11.13  Severability......................................................................................40
Section 11.14  Table of Contents, Headings, etc..................................................................40

         INDENTURE dated as of [_________________] between Toy Biz, Inc., a Delaware corporation, and [______________________], a [_______________]
corporation, as trustee.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the 8% Convertible Subordinated Capital Debentures due __________, 2011.


                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01  Definitions.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Board of Directors" means the Board of Directors of the Corporation or any authorized committee of such Board.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

         "Commission" means the Securities and Exchange Commission, and its successors.

         "Common Stock" means the Corporation's common stock, par value $.01 per share.

         "Consolidated Tangible Capital" of any Person means, at any date, the total amount of non-redeemable preferred stock and common shareholders' equity (excluding amounts attributable to securities which are exchangeable for or convertible into securities other than non-redeemable preferred stock or common stock and any amounts attributable to shares issued pursuant to an acquisition by such Person) which would appear on a consolidated statement of financial condition of such Person as at such date prepared in accordance with generally accepted accounting principles, less all intangible assets appearing thereon.

         "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is [______________________].

         "Corporation" means Toy Biz, Inc. or its successor "Note Issuer", provided that any such successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, "Corporation" shall mean each successor Person, and any other obligor upon the Securities.

         "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "8% Preferred Stock" means the 8% Cumulative Convertible Preferred Stock of the Corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as in effect from time to time.

         "Holder" or "Securityholder" means a Person in whose name a Security is registered in the register of the Securities kept by the Registrar.

         "Indebtedness" means, with respect to any Person, at any date, (i) all indebtedness, obligations or other liabilities for borrowed money, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, and whether now existing or hereafter created; (ii) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon Property owned by such Person; (iii) all indebtedness, obligations or liabilities of others of the type described in the preceding clauses (i) and
(ii) which the Corporation has guaranteed or is in any other way liable for; and (iv) all amendments, renewals, extensions or refundings of any such indebtedness, obligation or liability; (v) all obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) Property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with generally accepted accounting principles; (vi) all payment obligations with respect to interest rate or currency protection agreements; (vii) all obligations as an account party under any letter of credit or in respect of bankers' acceptance; and (viii) all obligations of any third party secured by Property (regardless of whether or not the Note Issuer is liable for repayment of such obligations).

         "Indenture" means this instrument as amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereto.

         "Interest Payment Due" means the date specified in the Securities as the fixed date on which interest is due and payable.

         "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation.

         "Officers' Certificate" means a certificate signed by (i) the Chairman or Vice Chairman of the Board of Directors, President or any Vice President and (ii) the Treasurer, Secretary or any Assistant Treasurer or any Assistant Secretary of the Corporation and delivered to the Trustee by the terms of this Indenture; provided that, in the event an Officer of the Corporation holds a position set forth in (i) or (ii) above, such Officer may sign an Officer's Certificate only in his capacity as an Officer under either clause (i) or (ii), but not both.

         "Opinion of Counsel" means a written opinion from legal counsel, which opinion and legal counsel are acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation.

         "Order of the Corporation" means a written order signed in the name of the Corporation by its President or any Vice President and by its Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation and delivered to the Trustee.

         "Person" means an individual, partnership, corporation or unincorporated organization, and a government or agency or political subdivision thereof.

         "Principal" means principal amount of a debt security plus the premium, if any, on the security.

         "Primary Indebtedness" means Indebtedness other than Indebtedness Ranking on Parity with the Securities or Ranking Junior to the Securities.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Ranking Junior to the Securities" means, as respects any obligation of the Corporation, an obligation that by express provisions in the instrument creating, evidencing or governing such obligation (i) is specifically designated as ranking junior to the Securities, (ii) ranks junior to and not equally with or prior to the Securities (or to the Securities and any other obligations of the Corporation ranking on a parity with the Securities) in right of payment upon the happening of a Specified Event, as defined in
Section 9.02, and (iii) is also made junior and subordinate in right of payment to other obligations of the Corporation to at least the same extent as the Securities are made junior and subordinate thereto by the provisions of
Section 9.02.

         "Ranking on a Parity with the Securities" means, with respect to any obligation of the Corporation, an obligation that by express provisions in the instrument creating, evidencing or governing such obligation (i) is specifically designated as ranking on a parity with the Securities, (ii) ranks equally with and not prior to the Securities in right of payment upon the happening of a Specified Event and
(iii) is also made junior and subordinate in right of payment to other obligations of the Corporation to the same extent as the Securities are made junior and subordinate thereto by the provisions of Section 9.02.

         "Record Date" means the 15th day (whether or not a Business Day) of the month preceding the month in which an Interest Payment Date occurs.

         "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Security.

         "Redemption Price" means, when used with respect to any Security to be redeemed, the price fixed for such redemption pursuant to this Indenture and the Security as set forth in Section 10.01.

         "Securities" means the "8% Convertible Subordinated Voting Debentures due __________, 2011" described above and issued under this Indenture.

         "Senior Debt" means principal of and premium, if any, and interest on all indebtedness and obligations of, and claims against, the Corporation (other those of the holders of 8% Preferred Stock or any other equity interests of the Corporation) including, without limitation, commercial paper, repurchase agreements, trade debt, secured Indebtedness and the Corporation's other obligations to its general and secured creditors, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Corporation (and all renewals, extensions or refundings thereof); provided, however, that "Senior Debt" shall not include the Securities, any Indebtedness Ranking on a Parity with the Securities or any Indebtedness Ranking Junior to the Securities.

         "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, more than 50% of the Voting Stock.

         "TIA" means the Trust Indenture Act of 1939, as amended, and as in effect from time to time.

         "Trustee" means the party named as such in this indenture until a successor replaces it and thereafter means such successor.

         "Trust Officer" means any officer within the Corporate Trust Office (or any successor group) of the Trustee, including any Vice President, any Assistant Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of or familiarity with the particular subject.

         "Voting Stock" means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing similar functions).

         Section 1.02  Other Definitions.


         Term                                                   Defined in

"Blockage Period"...............................................Section 9.02(b)
"Default Notice"................................................Section 9.02(b)
"Event of Default"..............................................Section 5.01
"Legal Holiday".................................................Section 11.07
"Paying Agent"..................................................Section 2.03
"Registrar".....................................................Section 2.03
"Specified Event"...............................................Section 9.02(a)

         Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, whether or not this Indenture is qualified under the TIA.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the securities means the Corporation.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule of the Commission under the TIA have the meanings assigned to them thereby.

         Section 1.04 Rules of Construction. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect in the United States at the date of such computation; (iii) "or" is always used inclusively (for example, the phrase "A" or "B" means "A or B or both," not "either A or B, but not both"); (iv) words in the singular include the plural, and in the plural include the singular; (v) provisions apply to successive events and transactions; and unless specifically stated, the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE II

                                THE SECURITIES

         Section 2.01 Form and Dating. The Securities and Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

         Section 2.02 Execution and Authentication. The Securities shall be executed on behalf of the Corporation by its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be actual or facsimile.

         If an officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. Such manual signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 5 of the Securities upon an Order of the Corporation. The aggregate principal amount of Securities outstanding at any time may not exceed the amount as stated in paragraph 5 of the Securities except as provided in Section 2.12.

         The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Securities, which authenticating agent shall be compensated by the Corporation. An authenticating agent may authenticate Securities whenever the Trustee may do so, other than the authentication of Securities issued upon original issue or pursuant to Section 2.12. Except as provided in the previous sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Corporation or an Affiliate.

         Section 2.03 Registrar and Paying Agent. The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may appoint one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Corporation or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Corporation shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Corporation shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Corporation fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Corporation initially appoints the Trustee as Registrar and Paying Agent.

         Section 2.04 Payment by the Corporation to the Trustee; Paying Agent to Hold Money in Trust. On each due date for the payment of principal of, or interest on, any of the Securities, the Corporation shall deposit with the Trustee or Paying Agent, as the case may be, in immediately available funds a sum sufficient to pay the principal or interest so becoming due.

         The Corporation will require each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Corporation (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         Section 2.05 Voting Rights of Securityholders. Holders of Securities shall have the following voting rights:

                  (a) Except as otherwise provided herein, each Holder shall be entitled to such number of votes for each Security held by him on all matters submitted to a vote of holders of Common Stock as shall be equal to the largest number of whole shares of Common Stock into which all of such Holder's Securities are then convertible.

                  (b) Except as otherwise provided herein or by law, the Holders and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

                  (c) The Corporation shall not (A) consolidate with or merge into any other person in any transaction in which the Corporation is not the continuing or surviving corporation, (B) permit any other person to consolidate with or merge into the Corporation in any transaction in which the Corporation is the continuing or surviving person, but the Common Stock is changed into or exchanged for stock or other securities of any other person or cash or any other property, or (C) transfer all or substantially all of its properties or assets to any other person, unless such transaction is approved by Holders of at least two-thirds in principal amount of the outstanding Securities, voting together as a separate class, except that, in the case of a merger, consolidation or transfer to be consummated prior to [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED] such approval shall not be required if each of the following conditions are satisfied with respect to such merger, consolidation, sale or transfer: (i) the holders of Common Stock will receive consideration equal to at least $9.625 per share of Common Stock, and (ii) the Holders will receive (x) the same consideration such holders would have received had such Holders converted their Securities to Common Stock immediately prior to consummation of the merger, consolidation, sale or transfer, plus (y) an amount equal to the present value of the amount of interest such Holders would have been entitled to receive on their Securities if such Securities remained outstanding until [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED], discounted at a discount rate of 10% per annum, compounded quarterly.

         Section 2.06 Conversion Into Common Stock. A Security may be converted (an "Optional Conversion") at any time, at the option of a Holder, into shares of Common Stock, on the terms and conditions set forth below in this Section 2.06.

                  (a) Subject to the provisions for adjustment hereinafter set forth, each one thousand dollars ($1,000) in principal amount of Securities shall be convertible in the manner hereinafter set forth, into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying [THE NUMBER OF SHARES OF COMMON STOCK INTO WHICH EACH SHARE OF 8% PREFERRED STOCK IS CONVERTIBLE ON THE DATE OF THE EXCHANGE OF 8% PREFERRED STOCK INTO SECURITIES] by a fraction, the numerator of which is one thousand (1,000) and the denominator of which is [THE LIQUIDATION PREFERENCE OF EACH SHARE OF 8% PREFERRED STOCK ON THE DATE OF THE EXCHANGE]. Upon conversion of a Security, a Holder shall be entitled to receive all accrued and unpaid interest up to the date of conversion of such Securities (the amount of any such unpaid interest being payable in such number of shares of Common Stock which would be issuable upon conversion of Securities having an aggregate principal amount equal to such amount), provided that if the conversion date is after the Record Date and before the Interest Payment Date to which that Record Date relates, the interest payment otherwise payable on that Interest Payment Date in respect of such Securities shall not be paid by the Corporation.

                  (b) The number of shares of Common Stock into which a Security is convertible shall be adjusted from time to time as follows:

                        (i) In case the Corporation shall at any time or from time to time declare or pay any dividend on Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), or combine or consolidate the outstanding shares of Common Stock into a lesser number of shares of Common Stock, by reclassification or otherwise, or the Corporation shall otherwise effect a capital reorganization or reclassification of the Common Stock permitted by the Corporation's Restated Certificate of Incorporation, as amended, then, and in each such case, the number of shares of Common Stock into which a Security is convertible shall be adjusted so that the Holder shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock or number and kind of other securities which a Holder would have owned after giving effect to such event had such Security been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (b) shall become effective in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, and otherwise at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

                       (ii) In case the Corporation at any time or from time to time shall issue rights or warrants to all holders of shares of Common Stock entitling them (for a period expiring within 45 calendar days after the date of issuance) to subscribe for or purchase shares of Common Stock at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in paragraph (c) below) per share of Common Stock on the record date fixed for the determination of shareholders entitled to receive such right or warrant, then, and in each such case (unless Holders shall be permitted to subscribe for or purchase shares of Common Stock on the same basis as though the Securities had been converted into shares of Common Stock immediately prior to the close of business on such record date), the number of shares of Common Stock into which each Security is convertible shall be adjusted so that a Holder thereof shall be entitled to receive, upon the conversion thereof, the number of shares of

         Common Stock determined by multiplying (a) the number of shares of Common Stock into which such Security was convertible immediately prior to such event by (b) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such record date plus (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so offered would purchase at such Current Market Price on such record date. For purposes of this subparagraph (b)(ii), the aggregate consideration receivable by the Corporation in connection with the issuance of rights of warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be equal to the sum of the aggregate offering price of such securities plus the minimum aggregate amount, if any, payable upon conversion of such securities into shares of Common Stock. An adjustment made pursuant to this subparagraph (b)(ii), shall be made upon the issuance of any such rights or warrants and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of shareholders entitled to receive such rights or warrants. For purposes of this subparagraph (b)(ii) the granting of the right to purchase Common Stock (whether treasury shares or newly issued shares) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional optional amounts, in shares of Common Stock, in any such case at a price per share of not less than 95% of the current market price (determined as provided in such plans) per share of Common Stock, shall not be deemed to constitute an issue of rights or warrants by the Corporation within the meaning of this subparagraph (b)(ii); and

                      (iii) In case the Corporation at any time or from time to time shall declare, order, pay or make a distribution of any kind or nature whatsoever which is permitted to be made pursuant to this Indenture on its Common Stock, other than a dividend payable in shares of Common Stock or rights or warrants to subscribe for shares of Common Stock covered under 2.06(b) (ii) herein, then, and in each such case (unless the Holders shall receive any such dividend or other distribution on the same basis as though the Securities had been converted into shares of Common Stock immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution), the number of shares of Common Stock into which each Security is convertible shall be adjusted so that the Holder of each Security shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such Security was convertible immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution by (b) a fraction, the numerator of which shall be the Current Market Price (as defined in paragraph (c) below) per share of Common Stock on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, and the denominator of which shall be such Current Market Price per share of Common Stock less the fair value of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be filed with the Trustee) payable in respect of one share of Common Stock. An adjustment made pursuant to this subparagraph (b)(iii) shall be made upon the opening of business on the next business day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution;

                  (c) The term "Current Market Price" shall mean, as applied to any class of stock on any date, the average of the daily "Closing Prices" (as hereinafter defined) for the 20 consecutive "Trading Days" (as hereinafter defined) immediately prior to the date in question; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period which includes the ex-dividend date for a dividend or distribution by the Corporation on its Common Stock payable in shares of its Common Stock, or the record date for a stock split, reverse stock split, recapitalization or similar corporate transaction, then, and in each such case, the Current Market Price shall be appropriately adjusted to reflect the Current Market Price per Common Stock equivalent. The term "Closing Price" on any day shall mean the last sales price, regular way, per share of such stock on such day, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidation transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidation transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, including for these purposes the Nasdaq Stock Market National Market System or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other similar system then in use or, if such bid and ask prices are not reported on any such system, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which shares of such stock are listed or admitted to trading is open for the transaction of business or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York, are not authorized or obligated by law or executive order to close (a "Business Day") and on which high bid and low asked prices are quoted on NASDAQ or, if shares of such stock are not traded on NASDAQ, by such other similar system or if shares of such stock are not traded on any such system, a Business Day;

                  (d) If any adjustment in the number of shares of Common Stock into which each Security may be converted required pursuant to this Section 2.06 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each Security is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each Security is then convertible. All calculations under this Section 2.06 shall be made to the nearest one-hundredth of a share;

                  (e) The Board of Directors may, but shall not be required to, increase the number of shares of Common Stock into which each Security may be converted, in addition to the adjustments required by
         Section 2.06(b), as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder of the Common Stock or the Securities resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes;

                  (f) A Holder of any of the Securities electing to make an Optional Conversion shall do so by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, the Securities to be converted accompanied by a written notice stating that such Holder elects to convert all or a specified whole number of such Securities in accordance with the provisions of this Section 2.06(f) and specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such Securities and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which a Holder of the Securities so converted shall be entitled. Such conversions shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the Securities to be converted so that the rights of a Holder shall cease except for the right to receive Common Stock in accordance herewith, and the converting Holder shall be treated for all purposes as having become the record holder of such Common Stock at such time;

                  (g) The Corporation shall have the right, from time to time, on or after [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED], in its sole discretion, to convert the Securities in tranches having an aggregate Principal amount of $50 million on each occasion, into the shares of Common Stock, as follows:

                        (i) If at any time on or after [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED] the Common Stock is (i) listed on a national securities exchange or included for quotation on the National Market System of the NASDAQ Stock Market and (ii) the Closing Price of the Common Stock on the National Market System of the NASDAQ Stock Market or on such national securities exchange exceeds $11.55 per share (the "Test Amount") for each Trading Day (as defined in paragraph (c) above) during a Testing Period (as defined below), the Corporation shall have the right, in its sole discretion, to convert Securities into shares of Common Stock, which conversion shall become effective as of a date no earlier than ten (10) days and no later than forty (40) days following the end of the relevant Testing Period, provided that the Corporation shall not have the right to convert Securities having an aggregate principal amount of more than $50 million with respect to any single Testing Period. Any such conversion compelled by the Corporation shall be referred to herein as a "Forced Conversion." The Test Amount shall be appropriately adjusted in connection with any stock split, stock dividend, reverse stock split, recapitalization or similar corporate transaction.

                    (ii) The Securities held by each Holder shall be converted on a pro rata basis on any Forced Conversion. The transfer agent shall give holders of the Securities written notice of the Forced Conversion at least ten (10) days prior to the effective date thereof, which notice shall specify (A) the effective date, (B) the Testing Period utilized, (C) the aggregate value of the Securities to be converted, (D) the pro-ration factor, if less than all Securities are to be converted and (E) the number of shares of Common Stock into which each Security shall be converted pursuant to the Forced Conversion. Any period of ten (10) consecutive Trading Days that does not precede or include a previously announced effective date of a Forced Conversion shall be referred to herein as a "Testing Period."

                   (iii) Following a Forced Conversion, the Holders shall have the right to receive certificates representing the shares of Common Stock into which the Securities have been converted by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, the applicable Securities. As promptly as practicable, and in any event within five business days after the surrender of the Securities, the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares Common Stock to which the Holder of the Securities so converted shall be entitled. Upon a Forced Conversion, the rights of the Holders of the Securities shall cease except for the right to receive Common Stock in accordance herewith, and the Holder shall be treated for all purposes as having become the record holder of such Common Stock at such time;

                    (iv) Upon the Forced Conversion of the Securities, the Holders thereof shall be entitled to receive payment of all accrued and unpaid interest to the effective date of the conversion (the amount of such unpaid interest being payable in such number of shares of Common Stock which would be issuable upon conversion of the Securities having an aggregate principal amount equal to such amount) in respect of the shares so converted, provided that if the conversion date is after the Record Date and before the Interest Payment Date to which that Interest Record Date relates, the interest otherwise payable on that Interest Payment Date in respect of the Securities so converted shall not be paid by the Corporation.

                  (h) In connection with the conversion of the Securities, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the market value of such fractional interest. In such event, the market value of a share of Common Stock shall be the Closing Price of such shares on the last business day on which such shares were traded immediately preceding the date upon which the Securities are deemed to have been converted.

         Section 2.07 Adjustments For Consolidation, Merger, etc. In case (i) the Corporation shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any other person shall consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving person, but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) the Corporation shall transfer all or substantially all of its properties or its assets to any other person, then, and in each such case, each Security shall, upon the effective date of such event, thereafter represent the right to receive the number of shares of stock or other securities or cash or other property which the Holder would have owned after giving effect to such event had such Security been converted into Common Stock pursuant to Section 2.06 immediately prior to the occurrence of such event, plus any additional shares of stock or other securities or cash or other property payable by the terms of such event to the Holders.

         Section 2.08 Reports as to Adjustments. Whenever the number of shares of Common Stock into which the Securities are convertible is adjusted as provided in Section 2.06, the Corporation shall (i) promptly compute such adjustment and furnish to the Trustee and the

Registrar a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock, or the number and kind of any other securities, into which each Security is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the Holders a notice stating that the number of shares into which the Securities are convertible has been adjusted and setting forth the new number of shares into which the Securities are convertible as a result of such adjustment and when such adjustment will become effective and the basis for such adjustment in appropriate detail.

         Section 2.09  Notices of Corporate Action.    In the event of:

                  (a) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any distribution or any right or warrant permitted to be distributed or given to the holder of Common Stock in accordance with Article VI of the Corporation's Restated Certificate of Incorporation (other than a dividend payable solely in shares of Common Stock).

                  (b) any capital reorganization, reclassification or recapitalization of the Corporation (other than a subdivision or combination of the outstanding shares of its Common Stock), any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing corporation and no change occurs in the Common Stock), or any transfer of all or substantially all the assets of the Corporation to any other person; or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in each such case, the Corporation shall cause to be mailed to the Trustee and to the Holders, at least 20 days (or 10 days in case of any event specified in clause (a) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date or expected date on which any such record is to be taken for the purpose of such distribution or right and the amount and character of such distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the Holders shall be entitled to exchange their shares of Common Stock into which their Securities are convertible or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the number of shares of Common Stock, or kind and number of any other securities, into which shares of the 8% Preferred Stock are convertible and, if so, shall state the new number of shares of Common Stock, or kind and number of any other securities, into which Securities shall be convertible upon such adjustment and when such adjustment will become effective. The failure to give any notice required by this Section 2.09, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.

         Section 2.10 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee at least 10 days before each Interest Payment Date and at such other times as the Trustee may request in writing all information in the possession or control of the Corporation or any Paying Agent as to the names and addresses of the Securityholders in such form and as of such date as the Trustee may reasonably require.

         Section 2.11 Transfer and Exchange. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange them for an equal principal amount of Securities of authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Trustee, the Registrar and the Paying Agent shall be entitled to rely on such representation in authenticating, registering the transfer or exchange of, or making of payments on, the Securities.

         The Registrar shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of 15 Business Days before the day of any selection of Securities for conversion under Section 2.06(g) or for redemption under Section 10.01 and ending at that close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for conversion or redemption in whole or in part, except for the unconverted or unredeemed portion of any Security being converted or redeemed in part.

         Section 2.12 Replacement Securities. If the Holder of a mutilated Security surrenders such Security to the Trustee, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Corporation, such Holder shall provide an indemnity bond sufficient in the judgment of both the Corporation and the Trustee to protect the Corporation, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Corporation may charge for its expenses in replacing a Security.

         Every replacement Security issued under this Section shall constitute an obligation of the Corporation, entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities.

         Section 2.13 Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.12, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced security is held by a bona fide purchaser.

         If Securities are considered paid under Section 3.01, they cease to be outstanding and interest on them ceases to accrue.

         A Security does not cease to be outstanding because the Corporation or an Affiliate of the Corporation holds the Security.

         Section 2.14 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, vote, waiver or consent, Securities owned by the Corporation or an Affiliate of the Corporation shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee or the Corporation shall be protected in relying on any such direction, vote, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

         Section 2.15 Temporary Securities. Until definitive Securities are ready for delivery, the Corporation may prepare and the Trustee shall, upon Order of the Corporation, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Corporation considers appropriate for temporary Securities including, without limitation, a legend stating that such temporary Security is a temporary Security. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

         Section 2.16 Cancellation. The Corporation at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities and deliver a certificate of such destruction to the Corporation, unless the Corporation directs the Trustee to deliver canceled Securities to the Corporation. The Corporation may not issue new Securities to replace securities that it has paid or that have been delivered to the Trustee for cancellation.

         Section 2.17 Certain Limitations on Securities. Notwithstanding anything to the contrary in this Indenture (or in any related document):

                  (a) In the event that the obligations represented by the Securities are assumed in full by another corporation, which shall succeed by merger or otherwise to substantially all of the assets and the business of the Corporation, and payment or provision for payment shall have been made in respect of all matured installments of interest upon the Securities together with all matured installments of principal on such Securities which shall have become due otherwise than by acceleration, then any default caused by the appointment of a receiver for the Corporation shall be deemed to have been cured, and any declaration consequent upon such default declaring the principal and interest on the Securities to be immediately due and payable shall be deemed to have been rescinded.

                  (b) The Securities are unsecured by the assets of the Corporation, or any of its affiliates.

                  (c) The Securities are subordinated and junior in right of payment to all Indebtedness of the Corporation, whether secured or unsecured, other than Indebtedness Ranking Junior to the Securities and Indebtedness Ranking on a Parity with the Securities.

                  (d) The Securities are ineligible as collateral for a loan by the Corporation.


                                  ARTICLE III

                                   COVENANTS

         Section 3.01 Payment of Securities. The Corporation shall punctually pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Trustee or all Paying Agents hold on that date money designated for and sufficient to pay all principal and interest then due.

         Section 3.02 Dividends, Etc. So long as any Securities are outstanding, the Corporation shall not pay or declare, or issue by way of any capital reorganization or reclassification, any dividend or distribution on shares of Common Stock or on any series of capital stock, except (i) Approved Spinoff Distributions (as defined in this paragraph), (ii) dividends or distributions that are payable solely in shares of Common Stock or any series of capital stock, or (iii) any rights or warrants to subscribe for or purchase shares described in clause (ii). "Approved Spinoff Distribution" shall mean a dividend or distribution of shares of stock having a majority of the voting power of a subsidiary of the Corporation but only if (x) the dividend or distribution of those subsidiary shares is approved by a vote of at least 75% of the members of the Corporation's board of directors and (y) the Corporation receives a fairness opinion from a nationally recognized investment banking firm to the effect that the adjustment of the conversion ratio of the Securities as a result of such dividend is fair to the Holders of the Securities from a financial point of view.

         Section 3.03  Reports by Corporation.

                  (a) The Corporation shall file with the Trustee within 5 days after it files them with the Commission copies of the annual and quarterly reports and of the information, documents and other reports which the Corporation files, or which are filed in respect of the Corporation, with the Commission pursuant to Section 13 of the Exchange Act and the regulations of the Commission thereunder, or any other rules and regulations of the Commission under the Exchange Act as may from time to time be in effect. If the Corporation is not subject to the requirements of Section 13 of the Exchange Act, the Corporation shall file with the Trustee, within 15 days after it would have otherwise been required to file pursuant to the Exchange Act, financial statements including any notes thereto, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Corporation would have been required to include in the annual and quarterly reports, information documents or other reports (under rules currently in effect on the date hereof) which the Corporation would have been required to file pursuant to Section 13 of the Exchange Act.

                  (b) While any of the Securities are outstanding, the Corporation shall mail to each Holder copies of the annual and quarterly reports of the Corporation that it is required to file with the Trustee pursuant to Section 3.03(a) (or summaries thereof) within 30 days after such filing is required to be made.

         Section 3.04 Money for Security Payments to Be Held in Trust. If the Corporation shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust in a trust or special deposit account for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sum shall be paid to such Person or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Corporation shall have one or more Paying Agents, it will, on or prior to each date for the payment of the principal of or interest on the Securities, deposit with the Paying Agents sums sufficient to pay the principal or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such payments pursuant to the agreement referred to in Section 2.04; and, unless such Paying Agent is the Trustee, the Corporation will promptly notify the Trustee of its action or failure so to act.

         For the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, the Corporation may at any time pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee, the Corporation or such Paying Agent, as the case may be, shall be released from all further liability with respect to such money.

         Section 3.05 Compliance Certificate. The Corporation shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Corporation, an Officers' Certificate stating that a review of the activities of the Corporation and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Corporation has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such Certificate, that to the best of his knowledge the Corporation has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and specifying what action the Corporation is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Securities are prohibited.

         The Corporation will, so long as any of the Securities are outstanding, deliver to the Trustee at its Corporate Trust Office, forthwith upon becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate describing such Default, Event of Default or default and specifying what action the Corporation is taking or proposes to take with respect thereto. Any such Certificate delivered under this Section
3.05 shall comply with Section 314 of the TIA.

         Section 3.06 Authorization of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of all outstanding Securities.

         Section 3.07 Certain Restrictions. So long as any Securities are outstanding, the Corporation shall not:

                  (a) redeem or purchase or otherwise acquire for consideration any shares of its capital stock or Securities Ranking Junior to or on a Parity with the Securities; and

                  (b) permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock or Securities Ranking Junior to or on a Parity with the Securities of the Corporation unless the Corporation could purchase such shares or Securities at such time and in such manner.

                  (c) without the affirmative vote or consent of Holders of at least two-thirds in principal amount of the Securities, issue any securities representing Indebtedness ranking on parity with the Securities or issue any Securities other than in payment of interest on Securities.

                                  ARTICLE IV

                                  SUCCESSORS

         Section 4.01 When Corporation May Merge, etc. Subject to Section 2.17, the Corporation shall not consolidate or merge with or into, or transfer, sell, lease or convey all or substantially all of its Property to, any Person unless:

                     (i) the corporation formed by or surviving any such consolidation or merger, or the Person to which such transfer, sale, lease or conveyance shall have been made, unconditionally assumes by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture including but not limited to the due and punctual payment of the principal of and interest on all the Securities; and

                    (ii) immediately after the transaction no Default or Event of Default exists.

         The Corporation shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture and that all conditions precedent to the consummation of the transaction under this Indenture have been met.

         The surviving corporation shall be the successor Corporation, but the predecessor Corporation in the case of a transfer, sale, lease or conveyance shall not be released from the obligation to pay the principal of and interest on the Securities.

         The parties hereto recognize that the remedies otherwise provided in this Indenture may not provide an adequate remedy in the case of noncompliance by the Corporation under this Section. The parties hereto therefore agree that, in any such case of noncompliance, the Trustee shall be entitled to seek an injunction or specific performance of the Corporation's obligations under this Section, or any other equitable remedies, in addition to other remedies provided in this Indenture.

         Section 4.02 Successor Substituted. Upon any consolidation or merger, or any transfer, sale, lease or conveyance of all or substantially all of the assets of the Corporation in accordance with Section 4.01, the successor Person formed by such consolidation or into which the Corporation is merged or to which such transfer, sale, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the

Corporation under this Indenture with the same effect as if such successor had been named as the Corporation herein.


                                   ARTICLE V

                             DEFAULTS AND REMEDIES

         Section 5.01  Events of Default.   An "Event of Default" occurs if:

                  (1) the Corporation defaults in the payment of the principal on any Security when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

                  (2) the Corporation defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days.

                  (3) the Corporation fails to comply with any of its other agreements or covenants in or provisions of the Securities or this Indenture, and such default continues for a period of 30 days after the Trustee notifies the Corporation, or the Holders of at least 25% in principal amount of the then-outstanding Securities notify the Corporation and the Trustee, of such Default;

         Section 5.02 Acceleration; Limitations on Acceleration. Subject to
Section 2.16, if an Event of Default occurs and is continuing, the Trustee by notice to the Corporation, or the Holders of at least 25% in principal amount of the then-outstanding Securities by notice to the Corporation and the Trustee, may declare the principal and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately without any presentment, demand, protest or notice to the Corporation, all of which the Corporation expressly waives.

         The Holders of a majority in principal amount of the then-outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if:

                  (1) the rescission would not conflict with any judgment or decree;

                  (2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; and

                  (3) all payments then due the Trustee and any predecessor Trustee under Section 6.07 have been made.

         Section 5.03 Other Remedies. Subject to Section 2.16, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by an action at law, suit in equity or other appropriate proceeding to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon a Default or Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Default or Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 5.04 Waiver of Default. The Holders of at least a majority in principal amount of the then-outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security. No such waiver shall extend to any subsequent or other Default or Event of Default.

         Section 5.05 Control by Majority. The Holders of a majority in principal amount of the then-outstanding Securities may direct the time, method and place of conducting any pro ceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, regulation or this Indenture, is unduly prejudicial to the rights of other Securityholders or would subject the Trustee to personal liability.

         Section 5.06 Limitation on Suits. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then-outstanding Securities make a request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer(s) to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after the receipt of the notice, the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then-outstanding Securities do not give the Trustee a direction inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         Section 5.07 Rights of Holders to Receive Payment. Subject only to
Article IX, Section 2.16 and the provisions of Section 5.02 regarding rescission of acceleration, notwith standing any other provision of this Indenture, the right of any holder of a Security to receive payment of principal of and interest on the Security on or after the due date expressed in the Security, or to bring suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of the Holder.

         Section 5.08 Collection Suit by Trustee. If an Event of Default specified in clause (1) of Section 5.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid on the Securities and any compensation due the Trustee under
Section 6.07.

         Section 5.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its Property.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         Section 5.10 Priorities. If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 6.07;

                  Second: to holders of Senior Debt to the extent required by
         Article IX;

                  Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Fourth: to the Corporation, its successors or assigns, or to whomever may be legally entitled to receive the remainder, or as a court of competent jurisdiction may determine.

         The Trustee may fix a record date and a payment date for any payment to the Securityholders pursuant to this Article.

         Section 5.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of rights set forth in Section 5.07, or a suit by Holders of at least 25% in principal amount of the then-outstanding Securities.


                                  ARTICLE VI

                                    TRUSTEE

         Section 6.01  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                        (1) the Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others;
                  and

                        (2) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but shall not be required to verify the accuracy of the contents of such certificates or opinions. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action or failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph
         (b) of this Section;

                        (2) the Trustee shall not be liable for any error of
                  judgement made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (3) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                  Section 5.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives an indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 6.02  Rights of Trustee.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         Section 6.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11.

         Section 6.04 Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

         Section 6.05 Notice of Defaults. If a Default or Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

         Section 6.06  Reports by Trustee to Holders.

                  (a) Within 60 days after each April 15, the Trustee shall mail to each Securityholder and the Corporation a brief report dated as of such April 15 that complies with TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b)(2).

                  (b) In lieu of the foregoing reports, so long as this Indenture is not qualified under the TIA, the Trustee may transmit by mail to the Corporation a statement as to its qualifications and eligibility hereunder, and shall transmit by mail a copy of such statement to such Holders who have previously furnished a written request therefor to the Trustee.

         Section 6.07 Compensation and Indemnity. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Corporation shall indemnify the Trustee against any loss or liability incurred by it in connection with its services hereunder except as set forth in the next paragraph. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall settle or defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, at the expense of the Corporation.

         The Corporation need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular securities.

         Section 6.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the then-outstanding Securities may remove the Trustee by so notifying the Trustee and the Corporation. The Corporation may remove the Trustee if:

                  (1)  the Trustee fails to comply with Section 6.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy or similar law for the benefit of creditors;

                  (3) a custodian or public officer takes charge of the Trustee or its Property; or

                  (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then-outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Corporation.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of at least 10% in principal amount of the then-outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Thereupon the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all Property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

         Section 6.09 Successor Trustee by Merger. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 6.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $10 million as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

         Section 6.11 Preferential Collection of Claims Against Corporation. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall comply with TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE VII

                          SATISFACTION AND DISCHARGE

         Section 7.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to (i) any rights of substitution, registration of transfer and exchange of Securities herein expressly provided for, (ii) rights hereunder of Holders to receive payments of principal of, or interest on, the Securities and (iii) the rights, obligations and immunities of the Trustee hereunder, including without limitation, its rights under Section 6.07), and the Trustee, on the demand and at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (1)  either

                        (A) all Securities theretofore authenticated and
                  delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Article II, and (ii) Securities for the payment of which money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 7.03) have been delivered to the Trustee for cancellation; or

                        (B) the principal of all such Securities not
                  theretofore delivered to the Trustee for cancellation has become due and payable and the Corporation has deposited or caused to be deposited in trust with the Trustee, solely for the benefit of the Holders, funds in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation;

                  (2) the Corporation has irrevocably paid or caused to be irrevocably paid all other sums payable hereunder by the Corporation; and

                  (3) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein to be complied with by the Corporation relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 7.02 Application of Trust Money. The Trustee shall hold in trust money deposited with it pursuant to Section 7.01. It shall apply the deposited money through the Paying Agents and in accordance with the Indenture to the payment of principal and Interest, on the Securities. Money so held in trust shall not be subject to Article IX.

         Section 7.03 Repayment to Corporation. Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation in trust for the payment of principal or interest that remains unclaimed for two years after such principal or interest has become due and payable shall be paid to the Corporation upon request, or, if then held by the Corporation, shall be released from such trust; provided, however, that the Trustee or such Paying Agent, may, at the expense of the Corporation, cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then re maining will be repaid to the Corporation. After such money has been paid to the Corporation or released from trust, Securityholders entitled to the money must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another person.


                                 ARTICLE VIII

                                  AMENDMENTS

         Section 8.01 Without Consent of Holders. The Corporation and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

                  (1)  to cure any ambiguity, defect or inconsistency;

                  (2)  to comply with Section 4.01;

                  (3) to provide for definitive Securities in exchange for global Securities;

                  (4) to make any change that does not adversely affect the legal rights hereunder of any Securityholder; or

                  (5) to take any action necessary to qualify this Indenture under the TIA.

         Section 8.02 With Consent of Holders. The Corporation and the Trustee may amend this Indenture or the Securities with the written consent of the holders of at least a majority in principal amount of the then-outstanding Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or change the time for or in any way affect the terms of payment of interest on any Security;

                  (3) reduce the principal of or change the fixed maturity of any Security, or change the date on which any Security may be subject to conversion or redemption, or reduce the Redemption Price therefor;

                  (4) make any Security payable in money other than that stated in the Security;

                  (5) make any change in Section 5.04 or 5.07 or the second sentence of this Section 8.02;

                  (6) make any change in Article IX that adversely affects the rights of any Securityholder; or

                  (7) make any change in Section 2.06 hereof that adversely effects the right to convert the Securities into shares of Common Stock.

         After an amendment under this Section becomes effective, the Corporation shall mail to Securityholders a notice briefly describing the amendment.

         Section 8.03  Reserved.

         Section 8.04 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same date as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

         Section 8.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of the Securities, the Trustee may require the Holders of such Securities to deliver them to the Trustee. The Trustee may place an appropriate notation on such Securities about the changed terms and return them to such Holders. Alternatively, the Corporation in exchange for all securities may issue and the Trustee shall authenticate new Securities that reflect the changed terms.

         Section 8.06 Trustee Protected. The Trustee shall sign any amendment, supplement or waiver if requested by the Corporation, so long as the same complies with the requirements of this Indenture and in doing so shall be entitled to receive, and shall be fully protected in relying upon an opinion of counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture, is not inconsistent herewith and is valid and binding on the Corporation in accordance with its terms. However, the Trustee need not sign any amendment, supplement or waiver that adversely affects its rights, duties, liabilities or immunities. The Corporation may not sign an amendment or supplement until its Board of Directors approves it (a certified copy of the resolutions in which such approval is given shall be delivered to the Trustee prior to its signing any amendment, supplement or waiver).

         Section 8.07 Rights of Holders to Receive Payment. Subject only to
Article IX, Section 2.16 and the provisions of Section 8.02 regarding rescission of acceleration, notwith standing any other provision of this Indenture, the right of any holder of a Security to receive payment of principal of and interest on the Security on or after the due date expressed in the Security, or to bring suit for the enforcement of any such payment on or after such date shall not be impaired or affected without the consent of the Holder.

                                  ARTICLE IX

                                 SUBORDINATION

         Section 9.01 Agreement to Subordinate. The Corporation, and each Securityholder by accepting a Security, agrees that the Indebtedness evidenced by the Security is subordinated and junior in right of payment to the prior payment in full of all Senior Debt to the extent and in the manner provided in this Article.

         Each Holder, by his acceptance of a Security, acknowledges that the provisions of this Article are for the benefit of all holders of Senior Debt who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt.

         Section 9.02  Subordination.

                  (a) The Indebtedness evidenced by the Securities shall be subordinate and junior in right of payment to all Senior Debt to the extent and in the manner set forth in this

         Section. In the event of any insolvency, receivership, conservatorship, reorganization, dissolution, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation relating to or winding up of the Corporation as a whole, whether voluntary or involuntary (each, a "Specified Event" and collectively, the "Specified Events"), the holders of Senior Debt shall be entitled to payment in full of all principal of, premium, if any, and interest on Senior Debt before the Holders are entitled to any payment on account of the principal of, premium, if any, or interest on the Securities. Subject to Section 2.17, in the event of any Specified Event, after payment in full of all sums owing on the Senior Debt, the Holders, together with the holders of any Indebtedness of the Corporation Ranking on a Parity with the Securities, shall be entitled to be paid from the remaining assets of the Corporation. In addition, during the continuance of any Specified Event, all principal of, premium, if any, and interest on the Securities which shall have become due and payable shall be due and payable in full to the Securityholders entitled thereto before any payment or other distribution shall be made on account of any Indebtedness or other obligation of the Corporation Ranking Junior to the Securities.

                  (b) If any event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Securities), as such event of default is defined in any Primary Indebtedness or in the instrument under which such Primary Indebtedness is outstanding, permitting the holders thereof to accelerate the maturity thereof and if the holder or holders or a representative thereof gives written notice of such event of default (which notice makes specific reference to this subparagraph) to the Corporation and the Trustee (a "Default Notice"), then, unless and until such event of default has been cured or waived or has ceased to exist, then, during the 180 days after the delivery of such Default Notice (the "Blockage Period") (i) no payment of or with respect to the principal of, premium, if any, or interest on the Securities (including any payment or distribution that may be payable or deliverable to holders of Securities by reason of the payment of any other debt of the Corporation subordinated to the payment of the Securities), but not including any payment of interest on the Securities paid in the form of additional Securities, shall be made directly or indirectly by or on behalf of the Corporation and (ii) no direct or indirect payment shall be made by or on behalf of the Corporation with respect to any repurchase, redemption or other retirement of any of the Securities for cash or property or otherwise. For all purposes of this Section 9.02(b), an event of default which existed or was continuing with respect to the Primary Indebtedness, the holders of which initiated the Blockage Period, on the date such Blockage Period commenced may not be or be made the basis for the commencement of any subsequent Blockage Period by the holder or holders of such Primary Indebtedness (or a representative of such holder or holders) unless such event of default is cured or waived or has ceased to exist for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received directly or indirectly by the Trustee or any Holder when such payment is prohibited by Section 9.02(a) or 9.02(b), such payment shall be held in trust for the benefit of, and shall forthwith be paid over or delivered to, the holders of Primary Indebtedness, of their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Primary Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Primary Indebtedness, as the case may be, that such prohibited payment has been made, the holders of the Primary Indebtedness notify the Trustee of the amounts then due and owing on the Primary Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Primary Indebtedness.

         The foregoing subordination provisions shall in no way be affected, modified, waived or revoked by the occurrence of any Event of Default hereunder or any acceleration of the maturity of the Securities in consequence thereof.

         Section 9.03 Notice to Trustee of Specified Events; Reliance on Certificate of Custodian. The Corporation shall give prompt written notice to the Trustee and the Paying Agent of any Specified Event affecting the Corporation. The Trustee and the Paying Agent shall be entitled to assume that no Specified Event has occurred unless the Corporation has given such notice.

         Upon any distribution of assets of the Corporation or payment by or on behalf of the Corporation referred to in Section 9.02, the Trustee and the Securityholders shall be entitled to rely upon any order or decree of a court or governmental body of competent jurisdiction in which any proceedings relating to a Specified Event are pending, and the Trustee and the Securityholders shall be entitled to rely upon a certificate of the custodian or agent or other Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 9.04 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

                  (a) Subject to Section 2.17, nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent the Corporation from making payment of or on account of the principal of, premium, if any, or interest on the Securities, or from depositing with the Trustee moneys for such payments, or prevent the Trustee from making payments from moneys deposited with it hereunder for the payment of or on account of the principal of, premium, if any, or interest on the

         Securities if such payment or deposit is not contrary to the conditions described in Section 9.02 on the date of such payment or deposit.

                  (b) The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Corporation at least three business days prior to any payment date. Thereafter, the Trustee shall use its best efforts to prevent any prohibited payment under Section 9.02. Prior to the receipt of any such written notice the Trustee shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

         Section 9.05 Absolute Obligation to Pay. Subject to Section 2.17, nothing contained in this Indenture or in the Securities shall:

                  (1) impair, as between the Corporation and the Securityholders, the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on the Securities in accordance with their terms;

                  (2) affect the relative rights of the Securityholders and creditors of the Corporation other than holders of Senior Debt;

                  (3) prevent the Trustee or any Securityholder from exercising all or any of its available remedies upon a Default or an Event of Default.

         Section 9.06 Trustee's Rights as Holder of Senior Debt. The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

         Section 9.07 No Implied Obligations to Holders of Senior Debt. No implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Securityholders or the Corporation moneys or assets to which any holder of Senior Debt shall be entitled.

         Section 9.08 Enforceability of Subordination. The rights of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall not be prejudiced or impaired by any act or failure to act by the Corporation or by its failure to comply with the Indenture.

         Section 9.09 Trustee Authorized to Effectuate Subordination. Each Securityholder, by accepting a Security, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.


                                   ARTICLE X

                                  REDEMPTION

         Section 10.01 Optional Redemption; Notice of Redemption. The Corporation may redeem all, but not less than all, of the outstanding Securities at any time after the [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED] upon payment of the Principal amount plus all accrued and unpaid interest thereon to the date of the redemption, provided that if the redemption date occurs after the Record Date and before the Interest Payment Date to which that Record Date relates, the interest otherwise payable on that Interest Payment Date shall not be paid by the Corporation.

         If the Corporation elects to redeem Securities pursuant to this subparagraph, it shall furnish to the Trustee an Officer's Certificate notifying the Trustee of the Redemption Date at least 50 days but not more than 90 days before such Redemption Date.

         Section 10.02 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Trustee shall mail a notice of redemption by first-class mail to each Holder stating that the Securities are to be redeemed in the Corporation's name and at its expense.

         The notice shall state:

                  (1)  the Redemption Date;

                  (2) the Redemption Price and the amount of accrued and unpaid interest to be paid;

                  (3) the name and address of the Paying Agent or Agents; and

                  (4) that the Securities must be surrendered to a Paying Agent to collect the Redemption Price.

         Section 10.03 Effect of Notice of Redemption. Once notice of redemption is mailed, the Securities called for redemption become due and payable on the specified Redemption Date at the Redemption Price plus accrued and unpaid interest to the Redemption Date.

         Section 10.04  Deposit of the Redemption Price.

                  (a) On the Redemption Date, the Corporation shall deposit for the pro-rata benefit of the Holders of the Securities the funds necessary for the payment of the Redemption Price with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Holders shall thereafter have the right to receive payment of the Redemption Price for such Securities by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, the Securities to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose. Any monies so deposited by the Corporation with a bank or trust company pursuant to this subparagraph (a) and unclaimed at the end of five years from the Redemption Date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such Holder and such Holder shall look only to the Corporation for the payment of the Redemption Price. Any interest accrued on funds so deposited pursuant to this paragraph (a) shall be paid from time to time to the Corporation for its own account; and

                  (b) Upon the deposit for funds pursuant to subparagraph (a) of this Section in respect of outstanding Securities, the Securities represented thereby shall no longer be deemed outstanding, the rights to receive interest thereon shall cease to accrue from and after the Redemption Date and all rights of the Holders shall cease and terminate, excepting only the right to receive the Redemption Price therefor.


                                  ARTICLE XI

                                 MISCELLANEOUS

         Section 11.01 Trust Indenture Act Controls. Any provision of this Indenture which would be required to be contained herein if the Indenture were qualified under the TIA shall be construed and interpreted in accordance with interpretations of the TIA by courts and the Commission.

         Section 11.02 Notices. Any notice or communication to the Corporation or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the following address:

                  The Corporation's address is:

                  Toy Biz, Inc.
                  685 Third Avenue
                  New York, New York  10017
                  Attention: Chief Executive Officer

                  The Trustee's address is:

                  [                                             ]
                  [                                             ]
                  [                                             ]
                  Attention:     [                                         ]
                               Telephone:  [                              ]
                               Telecopy:    [                             ]

         With respect to notices between the Trustee and the Corporation only, notices may also be given by facsimile transmission with receipt confirmed by telephone and followed by an original sent by guaranteed overnight courier.

         The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Securityholder shall be in writing and mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or a communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If a notice or communication is delivered or mailed, as the case may be, in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Corporation mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 11.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with the provisions of TIA Section 312(b). The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 11.04 Certificate and Opinion as to Conditions Present. Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Section 11.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agents may make reasonable rules and set reasonable requirements for their functions.

         Section 11.07 Legal Holidays. A "Legal Holiday" with respect to any place is a Saturday, a Sunday or a day on which banking institutions are not required to be open in such place. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 11.08 No Recourse Against Others. The Securities and the obligations of the Corporation under this Indenture are solely obligations of the Corporation and no officer, director, employee or stockholder shall as such be liable for any failure by the Corporation to pay amounts on the Securities when due or perform any such obligation.

         Section 11.09 Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

         Section 11.10 Governing Law. The internal laws of the State of Delaware shall govern this Indenture and the Securities.

         Section 11.11 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or a Sub sidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 11.12 Successors. All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 11.13 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.14 Table of Contents, Headings, etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for the convenience of reference only, are not to be considered a part thereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                 TOY BIZ, INC.


                                              By:
                                                    ---------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                    ---------------------------


Attest:




-------------------------------

                                              [                      ]
                                              as Trustee


                                              By:
                                                    ---------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                    ---------------------------



Attest:



-------------------------------

                                                                     Exhibit A

                          [Form of Face of Security(1)]

THE DEBENTURES EVIDENCED BY THIS CERTIFICATE MAY BE ISSUED AND TRANSFERRED ONLY IN DENOMINATIONS OF $1,000 AND INTEGRAL MULTIPLES THEREOF (OR SUCH GREATER AMOUNT AS MAY BE REQUIRED BY APPLICABLE STATE OR FEDERAL LAW).

No. __________                                                      $__________

                                 TOY BIZ, INC.
            8% Convertible Subordinated Voting Debentures due 2011

    Toy Biz, Inc., a Delaware corporation, promises to pay ___________ or registered assigns, the principal sum of ____________ Dollars on __________, 2011, unless earlier redeemed or accelerated after an Event of Default on the terms and in the manner described in the Indenture, as hereinafter defined, and to pay interest thereon at the rate of 8% per annum. Payment of principal and interest shall be made in the method and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, Toy Biz, Inc. has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or a Vice President and attested by its Secretary or an Assistant Secretary.

Dated:  [               ]
                                            TOY BIZ, INC.
(SEAL)

                                            By: _____________________________

                                            Attest:


                                            By: _____________________________

--------

1 Both the face and reverse of this form of Security are subject to change to reflect any changes made in the Form of Indenture to which this Form of Security is attached. No such change in the Form of Security shall be made which materially adversely affects the rights and interests of holders of 8% Preferred Stock without the consent of the holders so affected, as provided in the Indenture.

                FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the 8% Convertible Subordinated Voting Debentures due 2011 referred to in the within-mentioned Indenture.


Dated:                     [________________]
                                                     as Trustee



                     By: _________________________________
                             Authorized Signatory

                         [Form of Reverse of Security]

                                 TOY BIZ, INC.


         1. The Securities. This Security is one of a duly authorized Issue of subordinated voting debentures issued by Toy Biz, Inc., a Delaware corporation (the "Corporation"), designated as its 8% Convertible Subordinated Voting Debentures due ____, 2011 and referred to hereinafter as the "Securities".

         2. Interest. The Corporation promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest on the first business day of [March, June, September and December] in each year (each an "Interest Payment Date"), commencing on the first Interest Payment Date following the date of issuance hereof. Interest on the Securities will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date hereof. Interest shall be payable at the option of the Board of Directors of the Corporation (x) in cash, (y) in additional Securities having an aggregate Principal amount equal to the interest payment due, or (z) in any combination of cash and additional Securities valued on such basis. Interest will be computed on the basis of a three hundred sixty five (365) day year (or three hundred sixty six (366) days in a leap year).

         3. Method of Payment; Form. The Corporation will pay interest on the Securities to the persons who are registered Holders of Securities at the close of business on the last day (whether or not such day is a Business Day) of the month preceding the month in which an Interest Payment Date (a "Record Date") occurs even though Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Corporation will pay principal and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation or the Paying Agent may, at its election, pay principal and cash interest by check payable in such money. It may mail an interest check to a Holder's registered address.

         4. Paying Agents and Registrar. The Trustee (as defined herein) will act as a Paying Agent and Registrar. The Corporation may change any Paying Agent or Registrar without notice to any Securityholder. The Corporation may act in any such capacity.

         5. Indenture. The Corporation issued the Securities under an Indenture dated as of [ ] (the "Indenture"), between the Corporation and [ ], as trustee (the "Trustee"). The Securities were issued pursuant to the exchange of the 8% Cumulative Convertible Preferred Stock of the Corporation (the "8% Preferred Stock") pursuant to the terms thereof. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as amended, and as in effect from time to time (the "Trust Indenture Act"). The Securities are subject to all such terms and

Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Corporation. The indebtedness evidenced by this Security is unsecured by the assets of the Corporation or any of its affiliates. This Security is not eligible as collateral for any loan by the Corporation.

         6. Subordination. The Securities are subordinated to Senior Debt on liquidation of the Corporation, any event of default in respect of Senior Debt (as defined in the Indenture) and certain other events specified in the Indenture.

         7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 (or such greater amount as may be required by applicable State or Federal law) and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         8. Redemption. The Corporation may redeem all, but not less than all, of the outstanding Securities at any time after [THE DATE WHICH IS THE THIRD ANNIVERSARY OF THE CLOSING WILL BE INSERTED] upon payment of the Principal amount, plus all accrued and unpaid interest thereon, provided that if the redemption date occurs after an Record Date and before the Interest Payment Date to which that Record Date relates, the interest otherwise payable on that Interest Payment Date shall not be paid by the Corporation.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address.

         The securities are not subject to any sinking fund.

         9. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

         10. Amendments and Waivers. The Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then-outstanding Securities, and may be amended without the consent of any Securityholder, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Corporation's obligations to Securityholder, to make any change that does not adversely affect the rights of any Securityholder or to take any action necessary to qualify the Indenture under the Trust Indenture Act.

         11. Defaults and Remedies. An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal or premium on the Securities (including any sinking fund payments) when it becomes due and payable at maturity or upon redemption, acceleration or otherwise; failure by the Corporation for 30 days after notice to it to comply with any of its other agreements or covenants in the Indenture or the Securities or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Corporation and the Trustee of such Default. Subject to paragraph 17 of this Security, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations described in the Indenture, Holders of a majority in principal amount of the then-outstanding Securities may direct the Trustee in its exercise of any trust or power.

         12. Trustee Dealings with Corporation. The Trustee in its individual or any other capacity, may make loans to, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee.

         13. No Recourse Against Others. The Securities and the obligations of the Corporation under the Indenture are solely obligations of the Corporation and no officer, director, employee or stockholder of the Corporation shall as such be liable for any failure of the Corporation to pay amounts on the Securities when due or perform any such obligation.

         14. Unclaimed Money. If money for the payment of principal of or interest on any Security remains unclaimed for two years, the Trustee or its Agents will pay the money back to the Corporation at the Corporation's request. After that, Holders entitled to this money must look to the Corporation for payment, unless a law governing abandoned property designates another person.

         15. Discharge Upon Redemption or Maturity. Subject to the terms of the Indenture, the Indenture will be discharged and canceled upon the payment of all the Securities.

         16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Conversion. A holder of a Security may convert it into Common Stock of the corporation at any time before the close of business on [THE DATE WHICH IS THE THIRTEENTH ANNIVERSARY OF THE CLOSING WILL BE INSERTED].

         To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Corporation, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Corporation, and (4) pay any transfer or similar tax if required.

         18. Certain Limitations on Securities. This Security is not secured by the assets of the Corporation, or any of its Affiliates or Subsidiaries, and is not eligible as collateral for any loan by the Corporation.

         19. Definitions. Terms defined in the Indenture and not otherwise defined in this Security are used in this Security with the meanings so defined.

         20. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

         The Corporation will furnish to any Securityholder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to: Toy Biz, Inc., 685 Third Avenue, New York, New York 10017, Attention:
Chief Executive Officer.

                                ASSIGNMENT FORM

         To assign this Security, fill in the form below: For valuable consideration, the undersigned registered Holder or Holders of this Security assign and transfer this Security to


-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)



and irrevocably constitute and appoint _________________ agent transfer this Security on the books of the Corporation. The agent may substitute another act for him.


-------------------------------------------------------------------------------


Date:                             Your signature
                                                -------------------------------

                                  (Sign exactly as your name appears
                                  on the other side of this Security)

                                  Signature Guaranteed


                                  By
                                    -------------------------------------------

                               CONVERSION NOTICE


               To convert this Security into Common Stock of the Company, check the box:


                                   ---------

                                   ---------

               If you want the stock certificate made out in another person's name fill in the form below:

                                   ---------

                                   ---------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (insert other person's social security tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           (Print or type other person's name, address and zip code)



Date:                             Your signature
                                                -------------------------------
                                  (Sign exactly as your name appears
                                  on the other side of this Security)

                                  Signature Guaranteed


                                  By
                                    -------------------------------------------

                                 TOY BIZ, INC.

                                    BY-LAWS

                           (as restated and amended)

                               TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1  OFFICES................................................................................................1
         Section 1.1.               Registered Office.............................................................1
         Section 1.2.               Other Offices.................................................................1

ARTICLE 2  MEETINGS OF STOCKHOLDERS...............................................................................1
         Section 2.1.               Place of Meetings.............................................................1
         Section 2.2.               Annual Meetings...............................................................1
         Section 2.3.               Special Meetings..............................................................2
         Section 2.4.               Notice of Meetings............................................................2
         Section 2.5.               Quorum........................................................................2
         Section 2.6.               Notice of Stockholder Business
                                    and Nominations...............................................................4
         Section 2.7.               Organization..................................................................6
         Section 2.8.               Voting........................................................................6
         Section 2.9.               No Stockholder Action by Written Consent......................................8
         Section 2.10.              Inspectors....................................................................8
         Section 2.11.              List of Stockholders..........................................................8

ARTICLE 3  BOARD OF DIRECTORS.....................................................................................9
         Section 3.1.               Number of Directors...........................................................9
         Section 3.2.               General Powers................................................................9
         Section 3.3.               Election of Directors........................................................11
         Section 3.4.               Tenure and Qualifications....................................................11
         Section 3.5.               Quorum and Manner of Acting..................................................11
         Section 3.6.               Action by Communications Equipment ..........................................11
         Section 3.7.               Offices, Place of Meeting and Records........................................11
         Section 3.8.               Annual Meeting...............................................................12
         Section 3.9.               Regular Meetings.............................................................12
         Section 3.10.              Special Meetings; Notice.....................................................12
         Section 3.11.              Organization.................................................................12
         Section 3.12.              Order of Business............................................................13
         Section 3.13.              Removal of Directors.........................................................13
         Section 3.14.              Resignation..................................................................13
         Section 3.15.              Vacancies....................................................................13
         Section 3.16.              Compensation.................................................................13
         Section 3.17.              Interested Directors.........................................................14

ARTICLE 4  ACTION BY CONSENT.....................................................................................14
         Section 4.1.               Consent by Directors.........................................................14
         Section 4.2.               Consent by Stockholders......................................................14

ARTICLE 5  OFFICERS..............................................................................................15
         Section 5.1.               Number.......................................................................15
         Section 5.2.               Election, Qualifications and Term
                                    of Office....................................................................15
         Section 5.3.               Removal......................................................................15
         Section 5.4.               Resignation..................................................................15


                                      -i-




         Section 5.5.               Vacancies....................................................................16
         Section 5.6.               Chairman of the Board........................................................16
         Section 5.7.               Chief Executive Officer......................................................16
         Section 5.8.               President....................................................................16
         Section 5.9.               Chief Financial Officer......................................................16
         Section 5.10.              Treasurer....................................................................17
         Section 5.11.              Secretary....................................................................17
         Section 5.12.              Other Officers...............................................................17
         Section 5.13.              Salaries.....................................................................18

ARTICLE 6  INDEMNIFICATION, ETC..................................................................................18
         Section 6.1.               Indemnification and Advances of Expenses.....................................18
         Section 6.2.               Employees and Agents.........................................................19
         Section 6.3.               Repeal or Modification.......................................................19
         Section 6.4.               Other Indemnification........................................................19

ARTICLE 7  CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.........................................................20
         Section 7.1.               Execution of Contracts.......................................................20
         Section 7.2.               Loans........................................................................20
         Section 7.3.               Checks, Drafts, etc..........................................................20
         Section 7.4.               Deposits.....................................................................21
         Section 7.5.               Proxies in Respect of Securities
                                    of Other Corporations........................................................21

ARTICLE 8  BOOKS AND RECORDS.....................................................................................21
         Section 8.1.               Place........................................................................21
         Section 8.2.               Addresses of Stockholders....................................................21
         Section 8.3.               Record Dates.................................................................22
         Section 8.4.               Audit of Books and Accounts..................................................22

ARTICLE 9  SHARES AND THEIR TRANSFER.............................................................................22
         Section 9.1.               Certificates of Stock........................................................22
         Section 9.2.               Record.......................................................................23
         Section 9.3.               Transfer of Stock............................................................23
         Section 9.4.               Transfer Agent and Registrar;
                                    Regulations..................................................................23
         Section 9.5.               Lost, Destroyed or Mutilated
                                    Certificates.................................................................23

ARTICLE 10  SEAL.................................................................................................24

ARTICLE 11  FISCAL YEAR..........................................................................................24

ARTICLE 12  NOTICE...............................................................................................24
         Section 12.1.              Delivery of Notices..........................................................24
         Section 12.2.              Waivers of Notice............................................................25

ARTICLE 13  AMENDMENTS...........................................................................................25
         Section 13.1.              By-Laws......................................................................25

ARTICLE 14  DIVIDENDS............................................................................................25

                                 TOY BIZ, INC.

                                    By-Laws

                           (as restated and amended)

                                  ARTICLE 1.

                                    OFFICES

                  Section 1.1. Registered Office. The registered office and registered agent of the Corporation in the State of Delaware shall be as set forth in the Corporation's Certificate of Incorporation.

                  Section 1.2. Other Offices. The Corporation may also have an office at such other place or places either within or without the State of Delaware from time to time as the Board of Directors may determine or the business of the Corporation may require.


                                  ARTICLE 2.

                           MEETINGS OF STOCKHOLDERS

                  Section 2.1. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as may be designated from time to time by the Board of Directors.

                  Section 2.2. Annual Meetings.

                  (a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place either within or without the State of Delaware, as may be designated by the Board of Directors from time to time.

                  (b) In respect of the annual meeting for any particular year the Board of Directors may, by resolution fix a different day, time or place (either within or without the State of Delaware) for the annual meeting.

                  (c) If the election of directors shall not be held on the day fixed by the Board for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting, the stockholders may elect the directors and transact such other business properly before the meeting with the same force and effect as at an annual meeting duly called and held.

                  Section 2.3. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time or from time to time by the Chief Executive Officer or Chairman of the Board, and shall be called at any time or from time to time at the request in writing of a majority of the total number of directors in office. A special meeting shall also be called by the Chief Executive Officer or the Secretary upon the written request of not less than 15% in interest of the Stockholders entitled to vote thereat. At any special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the meeting.

                  Section 2.4. Notice of Meetings.

                  (a) Except as otherwise required by law or the Certificate of Incorporation, written notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more than sixty days before the date of such meeting. Every such notice shall state the date, time and place of the meeting and, in case of a special meeting, shall state briefly the purposes thereof.

                  (b) Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Notice of any adjourned meeting of the stockholders shall not be required to be given except by announcement at the meeting so adjourned or when expressly required by law.


                  Section 2.5. Quorum.

                  (a) At each meeting of the stockholders, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of record of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall be required to constitute a quorum for the transaction of business. Where a separate vote by class or classes or one or more series of a class or classes of stock is required by law or the Certificate of Incorporation for any matter, the holders of a majority in voting power of the issued and outstanding shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy, shall be required to constitute a quorum with respect to a vote on that matter, except that where the unanimous affirmative vote or written consent of all of the holders of the outstanding shares of a class or classes of stock is required by the Certificate of Incorporation with respect to any matter, all of the holders of the outstanding shares of such class or classes entitled to vote, present in person or by proxy, shall be required to constitute a quorum with respect to a vote on that matter. For purposes of these By-Laws, the term "total voting power" shall mean, (a) in the case of matters which do not require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast in the election of directors to the Board of Directors, if all such shares of stock were present at a meeting of the Corporation's stockholders for the purpose of the election of directors, and (b) in the case of matters which do require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of such class or classes or one or more series of a class or classes of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast on any such matter, if all of the shares of such class or classes or one or more series of a class or classes of stock were present and voted at a meeting of the Corporation's stockholders for the purpose of stockholder action on such matter.

                  (b) In the absence of a quorum at any annual or special meeting of stockholders, a majority in total voting power of the shares of stock entitled to vote, or in the case of matters requiring a separate vote by any class or classes or one or more series of a class or classes of stock, a majority in total voting power of the shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any person entitled to preside at or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 2.6. Notice of Stockholder Business and
Nominations.

                  (a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this ByLaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be),for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  Section 2.7. Organization. At each meeting of the stockholders, the Chairman of the Board or in his absence, the Chief Executive Officer, or in his absence, the President or any other officer designated by the Board, shall act as chairman of and preside over the meeting, and the Secretary or an Assistant Secretary of the Corporation, or any other person whom the chairman of such meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

                  Section 2.8.      Voting.

                  (a) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders or in the case of any written consent of stockholders, and for all other purposes, each holder of record of shares of Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Common Stock standing in such person's name on the stock transfer records of the

Corporation. If no such record date shall have been fixed by the Board, then the record date shall be as fixed by applicable law.

                  (b) Persons holding a share or shares of stock in a fiduciary capacity shall be entitled to vote the share or shares so held and to consent in writing with respect to such share or shares. If shares of stock stand of record in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares of stock, such persons may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument or order, if any, defining their powers and duties, appointing them, or creating their relationship, and a copy of such instrument or order is furnished to the Secretary of the Corporation along with written notice to the contrary.

                  (c) Persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

                  (d) Any stockholder entitled to vote may do so in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. The provisions of this subsection 2.8(d) are not intended to and do not limit the manner in which a stockholder may authorize another person or persons to act for him as proxy.

                  (e) At all meetings of the stockholders at which a quorum is present, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares entitled to vote thereon and present in person or represented by proxy at such meeting, voting as a single class. Except as otherwise provided by the Certificate of Incorporation, where a separate vote by class or classes or one or more series of a class or classes of stock is required for any matter, such matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of each such class or classes or one or more series of a class or classes entitled to vote thereon and present in person or represented by proxy at such meeting, a quorum being present. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, directors shall be elected by the affirmative vote of a plurality in voting power of the shares present in person or represented by proxy and entitled to vote for the election of directors at a meeting at which a quorum is present.

                  Section 2.9. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholder.

                  Section 2.10. Inspectors. The Corporation shall, in advance of any meeting of the stockholders, appoint one or more inspector to act at the meeting of the stockholders and make a written report thereof. Such inspectors, among other things, shall accept and count the votes for and against the matters presented for a vote, make a written report of the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any matter subject to a vote other than a vote for or against his election to any position or office on or with the Board or the Corporation or on any other matter subject to a vote in which he may be directly interested. Before entering upon the discharge of any of his duties as such, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

                  Section 2.11.     List of Stockholders.

                  (a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.

                  (b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  (c) The stock ledger shall be the conclusive evidence as to who are the stockholders entitled to examine the stock ledger, and the list of stockholders required by this Section 2.11, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.



                                  ARTICLE 3.

                              BOARD OF DIRECTORS

                  Section 3.1. Number of Directors. The number of Directors which shall constitute the entire Board of Directors shall be eleven (11).

                  Section 3.2. General Powers.

                  (a) Except as otherwise provided in the Certificate of Incorporation, the business, property, policies, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) Executive, Compensation, Audit and Other Committees. The Board of Directors may, by resolution adopted by a Super Majority of the Board
(i) designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation's capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, (ii) designate a Compensation Committee to exercise, subject to applicable provisions of law, the functions regularly administered by committees of such type including, without limitation, the power to review and recommend to the Board the compensation and benefit arrangements for the officers of the Company, the administering of the stock option plans and executive compensation programs of the Company, including bonus and incentive plans applicable to officers and key employees of the Company and, (iii) designate an Audit Committee to exercise, subject to applicable provisions of laws, the functions regularly administered by committees of such type including, without limitation, (A) the review of the professional services and independence of the Corporation's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (B) to ensure that the scope of the annual external audit by the independent auditors of the Corporation is sufficiently comprehensive, (C) the review, in consultation with the independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Corporation's internal control systems and the results of the Corporation's internal audits, and (D) to review with management and the independent auditors, the Corporation's annual financial statements, financial reporting practices and the results of each external audit and(iv) by resolution similarly adopted, designate one or more other committees. The Executive Committee, the Compensation Committee, the Audit Committee and each such other committees shall consist of five or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee and the Compensation Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Under no circumstances may the committee members, in their capacities as such, appoint another director to act in the place of such absent or disqualified member. In the event that, and for so long as, there are no duly appointed members, no duly designated alternate members, and no duly appointed replacement members of one (1) or more committees of the Board, the powers and authority that otherwise would be delegated to and exercised by such committee shall be reserved to and exercised by the Board.

         A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.10 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

         Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board. Any such committee shall fix its own rules of procedure, subject to the approval of the Board and the provisions of the Certificate of Incorporation and of these By Laws.

                  Section 3.3. Election of Directors. Except as otherwise provided in the Certificate of Incorporation, the directors shall be elected by the stockholders at the annual meeting of stockholders.

                  Section 3.4. Tenure and Qualifications. A director need not be a stockholder. Each director shall hold office until the annual meeting of the Stockholders next following his election and until his successor shall have been elected and qualified, or until his death, or until he shall resign, or until he shall have been removed or disqualified.

                  Section 3.5. Quorum and Manner of Acting.

                  (a) Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, a majority of the whole Board shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and the affirmative vote of a majority of the directors present at any meeting of the Board at which a quorum is present shall be required for the taking of any action by the Board. Except as otherwise provided by law, the Certificate of Incorporation, or By-Laws, a majority of the total number of members of any committee of the Board shall be required to constitute a quorum for the transaction of business at any meeting of such committee, and the affirmative vote of a majority of the members of any committee of the Board present at any meeting of such committee at which a quorum is present shall be required for the taking of any action by such committee.

                  (b) In the absence of a quorum at any meeting of the Board of Directors or of any committee of the Board, such meeting need not be held; or a majority of the directors or committee members, as the case may be, present thereat or, if no director or committee member be present, the Secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given except by announcement at the meeting at which the adjournment is taken.

                  Section 3.6. Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  Section 3.7. Offices, Place of Meeting and Records. The Board and any committee of the Board may hold meetings and have an office or offices at such place or places within or without the State of Delaware as the Board or such committee, as the case may be, may from time to time determine. The place of meeting shall be as from time to time designated by the Board or such committee, as the case may be, or as specified or fixed in the respective notices or waivers of notice thereof, except where no notice of such meeting is required, and except as otherwise provided by law, by the Certificate of Incorporation or these ByLaws.

                  Section 3.8. Annual Meeting. The Board shall meet for the purpose of organization, the election of principal officers and the transaction of other business, if a quorum be present, immediately following each annual election of directors by the stockholders; or the time and place of such meeting may be fixed by a majority of the total number of directors in office.

                  Section 3.9. Regular Meetings. Regular meetings of the Board and committees of the Board shall be held at such places and at such times as the Board or such committee, as the case may be, shall from time to time determine. Notice of regular meetings need not be given.

                  Section 3.10. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer or Chairman of the Board or by a majority of the total number of directors in office. Special meetings of committees of the Board shall be held whenever called by the Chief Executive Officer or Chairman of the Board, a majority of the total number of directors in office or a majority of the members of such committee. Notice of each such meeting shall be mailed to each director or committee member, as the case may be, addressed to him at his usual place of business at least ten days before the day on which the meeting is to be held, or shall be sent to him at such place of business by facsimile transmission or other available means, or delivered personally or by telephone not later than 24 hours before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting and the purpose thereof. Notice of any such meeting need not be given to any director or committee member, as the case may be, however, if waived by him in writing, whether before or after such meeting shall be held, or if he shall be present at such meeting other than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 3.11. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in his absence, a director chosen by a majority of the directors present shall act as chairman of and preside over the meeting. At each meeting of any committee of the Board, the Chairman of the Board, if he be a member of such committee, or in his absence, the member of such committee designated as chairman of such committee by the Board, or in the absence of such designation or such designated chairman, a member of such committee chosen by a majority of the members of such committee present, shall act as chairman of and preside over the meeting. The Secretary or, in his absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                  Section 3.12. Order of Business. At all meetings of the Board of Directors and committees of the Board, business shall be transacted in the order determined by the chairman of such meeting.

                  Section 3.13. Removal of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, any director or the entire Board may be removed, either with or without cause, at any time and from time to time, by the affirmative vote or written consent of a majority in voting power of the shares of the capital stock of the Corporation then entitled to vote for the election of directors of the Corporation.

                  Section 3.14. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chief Executive Officer, President or Chairman of the Board, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.15. Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies on the Board, caused by death, resignation, removal, disqualification, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority action of the remaining directors then in office, though less than a quorum, or by election upon the vote of the stockholders of the Corporation at the next annual meeting or any special meeting called for such purpose or upon action of the stockholders of the Corporation taken by written consent, and each director so elected to fill any such vacancy or newly created directorship shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified or until his death or until he shall resign or until he shall have been removed or disqualified.

                  Section 3.16. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                  Section 3.17. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, that is otherwise duly authorized in accordance with the provisions of the Certificate of Incorporation, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the dis interested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


                                  ARTICLE 4.

                               ACTION BY CONSENT

                  Section 4.1. Consent by Directors. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent or consents is filed with the minutes of the proceedings of the Board or such committee.

                  Section 4.2. Consent by Stockholders. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote upon the delivery to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended, or the provisions of a successor statute ("Section 228"), of a written consent or written consents of the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, and any certificate required to be filed with the office of the Secretary of State of the State of Delaware with respect to such matter shall state that written consent has been given in accordance with Section 228 and that such written notice has been given.


                                  ARTICLE 5.

                                   OFFICERS

                  Section 5.1. Number. The principal officers of the Corporation shall be a Chairman of the Board, Chief Executive officer, a President, a Chief Financial Officer, a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section
5.12. Any two or more offices may be held by the same person, except that the office of Secretary shall be held by a person other than the person holding the office of President.

                  Section 5.2. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.12, shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed.

                  Section 5.3. Removal. Any officer may be removed, either with or without cause, by the action of the Board of Directors.

                  Section 5.4. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, or the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5.5. Vacancies. A vacancy in any office under this Article Five because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Article Five for regular election or appointment to such office.

                  Section 5.6. Chairman of the Board. The directors may elect one of their members to be Chairman of the Board. The Chairman of the Board, as such, shall be subject to the control of and may be removed by the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board and stockholders. The Chairman of the Board shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board.

                  Section 5.7. Chief Executive Officer. Subject to the direction of the Board or the Chairman of the Board, the Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general charge and supervision of the business of the Corporation and shall exercise chief executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board, the Chairman of the Board or any committee thereof designated by it to so act. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board and the stockholders. The affirmative vote of more than 75% of the entire Board shall be required to terminate the Chief Executive Officer of the Corporation.

                  Section 5.8. President. The President shall have general executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer, or any committee of the Board designated by it to so act.

                  Section 5.9. Chief Financial Officer. The Chief Financial Officer shall maintain or cause to be maintained adequate records of all assets, liabilities, and transactions of the Corporation and adequate internal accounting controls; shall prepare or cause to be prepared such financial statements or reports on the Corporation's results of operations or financial condition as required by law or directed by the Board; shall insure that adequate audits thereof are currently and regularly made; and shall, in consultation with the Chief Executive Officer or the Chairman of the Board, undertake measures and implement procedures designed to facilitate or further the foregoing. His duties and powers shall, so far as the Chief Executive Officer or the Chairman of the Board may deem practicable, extend to all subsidiary corporations.

                  Section 5.10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Board or the committee of the Board to which he reports or the stockholders, whenever the Board may require him so to do, a statement of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, he shall perform all the duties as from time to time may be assigned to him by the Board, or by the Chief Executive Officer or Chairman of the Board. When required by the Board, the Treasurer shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

                  Section 5.11. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation and these By-Laws and as required by law; shall be custodian of all corporate records (other than financial records) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, in accordance with, and required by, the provisions of these By-Laws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.11 of Article Two of these By-Laws, which shall include the post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board, by any committee of the Board designated by it to so act, or by the Chief Executive Officer or Chairman of the Board. The Secretary shall be appointed by the Chief Executive Officer or by the Executive Committee.

                  Section 5.12. Other Officers. The Corporation may have such other officers, agents, and employees as the Board may designate, including without limitation, one or more Senior or Executive Vice Presidents, one or more Vice Presidents, a Chief Operating Officer, a Senior Legal Officer, a Controller, one or more Assistant Controllers, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall hold such office, for such period, have such authority, and perform such duties as the Board, any committee of the Board designated by it to so act, or the Chief Executive Officer or Chairman of the Board may from time to time determine. The Board may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

                  Section 5.13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board or a duly designated and constituted committee thereof duly empowered and authorized so to act, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is a director of the Corporation.


                                  ARTICLE 6.

                             INDEMNIFICATION, ETC.

                  Section 6.1. Indemnification and Advances of Expenses. To the fullest extent permitted by the General Corporation Law of the State of Delaware ("GCL"), as the same now exists or may hereafter be amended, and, to the extent required by the GCL, only as authorized in the specific case upon the making of a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct prescribed in Sections 145(a) and (b) of the GCL, the Corporation shall indemnify and hold harmless any person who was or is a director, officer or incorporator of the Corporation from and against any and all expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement that may be imposed upon or incurred by him in connection with, or as a result of, any threatened, pending, or completed proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), in which he is or may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer or incorporator of the Corporation or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), whether or not he continues to be such at the time such expenses and judgments, fines and amounts paid in settlement shall have been imposed or incurred. The Corporation shall be required to indemnify such a person who is or was a director, officer, or incorporator in connection with a proceeding (or part thereof) initiated by such person, however, only if the initiation of such proceeding (or part thereof) by such person was authorized by the Board. Such right of indemnification shall inure whether or not such expenses and judgments, fines and amounts paid in settlement are imposed or incurred based on matters which antedate the adoption of this Article Six. Such right of indemnification shall continue as to a person who has ceased to be a director, officer or incorporator of the Corporation, and shall inure to the benefit of the heirs and personal representatives of such a person.

                  Expenses incurred by a person who is or was a director, officer, or incorporator of the Corporation in defending or investigating a threatened or pending action, suit or proceeding in which such person is or may become involved, as a party or otherwise, by reason of the fact that he is or was a director, officer, or incorporator of the Corporation or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be paid by the Corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article Six or otherwise.

                  The rights to indemnification and advancement of expenses provided by this Article Six shall not be deemed exclusive of any other rights which are or may be provided now or in the future under any provision currently in effect or hereafter adopted of these By-Laws, by any agreement, by vote of stockholders, by resolution of directors, by provision of law or otherwise.

                  Section 6.2. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide to employees and agents of the Corporation who are not directors, officers or incorporators rights to indemnification and advancement of expenses similar to those conferred in this Article Six on directors, officers and incorporators of the Corporation.

                  Section 6.3. Repeal or Modification. Any repeal or modification of this Article Six shall not adversely affect any rights to indemnification and advancement of expenses of a director, officer or incorporator of the Corporation existing pursuant to this Article Six with respect to any acts or omissions occurring prior to such repeal or modification.

                  Section 6.4. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who is or was serving at its request as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be reduced by any amount such person actually receives as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.


                                  ARTICLE 7.

                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                  Section 7.1. Execution of Contracts. Unless the Board shall otherwise determine, the Chief Executive Officer, President or Chairman of the Board, any Vice President, the Treasurer or the Secretary may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board, or any committee designated by it to so act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation to so act, and such authority may be general or confined to specific instances. Unless duly authorized so to do by the Certificate of Incorporation or by these By-Laws or by the Board or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

                  Section 7.2. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless duly authorized by the Board or any committee designated by it to so act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

                  Section 7.3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board or any committee designated by it to so act.

                  Section 7.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board or any committee designated by it to so act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board or any committee designated by it to so act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board or any committee designated to so act.

                  Section 7.5. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board or any committee designated by it to so act, the Chairman of the Board, Chief Executive Officer or President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by or respecting such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                  ARTICLE 8.

                               BOOKS AND RECORDS

                  Section 8.1. Place. The books and records of the Corporation may be kept at such places within or without the state of Delaware as the Board may from time to time determine.

                  Section 8.2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or to a transfer agent of the Corporation an address at which notices of meetings and all other corporate notices and communications may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices and communications may be served upon him by mail, postage prepaid, to him at his post office address last known to the Secretary or to a transfer agent of the Corporation or by transmitting a notice thereof to him at such address by facsimile transmission or other available method.

                  Section 8.3. Record Dates. Except as otherwise provided by law or these By-Laws, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 8.4. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board.


                                  ARTICLE 9.

                           SHARES AND THEIR TRANSFER

                  Section 9.1. Certificates of Stock. Every holder of record of shares of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board may prescribe. Every such certificate shall be signed by the Chairman of the Board, President or a Vice President, and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; any and all signatures may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the

Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used had not ceased to be such officer or officers of the Corporation.

                  Section 9.2. Record. A record shall be kept of the name of the person, firm or corporation owning the shares of stock represented by each certificate for shares of stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Certificate of Incorporation or law. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

                  Section 9.3. Transfer of Stock. Except as otherwise provided by law or the Certificate of Incorporation, transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by proper instruments of transfer; provided, however, that such transfer is subject to the transfer restrictions contained in the Certificate of Incorporation.

                  Section 9.4. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board shall so determine, maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                  Section 9.5. Lost, Destroyed or Mutilated Certificates. The Board may direct a new certificate representing shares of stock to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or give the Corporation a bond in such sum as the Board may direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                                  ARTICLE 10.

                                     SEAL

                  The Board shall adopt and approve a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words and figures "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE 11.

                                  FISCAL YEAR

                  The fiscal year of the Corporation shall commence on the first day of January, except as otherwise provided from time to time by resolution of the Board of Directors.


                                  ARTICLE 12.

                                    NOTICE

                  Section 12.1. Delivery of Notices. Except as otherwise provided in these By-Laws, whenever written notice is required by law, the Certificate of Incorporation or these By Laws, to be given to any director, member of a committee of the Board or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission, telegram, telex or cable or other permissible means.

                  Section 12.2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By Laws, to be given to any director, member of a committee of the Board or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE 13.

                                  AMENDMENTS

                  Section 13.1. By-Laws. The Board may adopt, amend or repeal the By-Laws by the affirmative vote of a majority of the Board provided, however, that Section 2.3 may not be amended or repealed without the affirmative vote of 85% of the outstanding shares entitled to vote for the election of directors, and provided further, that Section 5.7 may not be amended or repealed without the affirmative vote of 75% of the Board or the affirmative vote of 75% of the outstanding shares entitled to vote for the election of directors. No such amendment may be made unless the By-Laws, as amended, are consistent with the provisions of the General Corporation Law of the State of Delaware and of the Certificate of Incorporation.

                                  ARTICLE 14.

                                   DIVIDENDS

                  Dividends upon shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board, only in accordance with these By-Laws and the Certificate of Incorporation, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

                            AMENDMENT NO. 3 TO THE
                     AMENDED AND RESTATED MASTER AGREEMENT


                  This Amendment No. 3, dated as of May 11, 1998 (this "Third Amendment"), to the Amended and Restated Master Agreement, dated as of November 19, 1997 (the "Master Agreement"), by and among (i) Toy Biz, Inc., a Delaware corporation ("Toy Biz"), (ii) certain secured creditors (the "Consenting Lenders") of Marvel Entertainment Group, Inc., a Delaware corporation ("Entertainment"), and certain of its direct and indirect subsidiaries and (iii) certain creditors (the "Consenting Panini Lenders") of Panini S.p.A. and its subsidiaries.


                             PRELIMINARY STATEMENT


                  Each of the parties to this Third Amendment is a party to the Master Agreement. The Master Agreement was amended by Amendment No. 1, dated as of February 3, 1998 (the "First
Amendment"), and by Amendment No. 2, dated as of March 12, 1998
(the "Second Amendment").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, and on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                  Section 1. The following dates referred to in the Master Agreement are hereby amended as follows:

                  (a) The dates "April 10, 1998" and "April 1, 1998" in
         Section 7.2(c) of the Master Agreement, as previously extended by the Amendments No. 1 and 2 to the Master Agreement, are hereby extended to July 10, 1998 and June 30, 1998, respectively.

                  (b) The dates "May 25, 1998" and "May 15, 1998" in Section 7.2(d) of the Master Agreement, as previously extended by the Amendments No. 1 and 2 to the Master Agreement, are hereby extended to August 25, 1998 and August 15, 1998, respectively.

                  Section 2. Each of the undersigned Consenting Lenders hereby appoints The Chase Manhattan Bank ("Chase") as its attorney-in-fact for the purpose of executing and delivering, in the name and on behalf of such Consenting Lender, the stipulation and agreement of settlement (the "Stipulation"), dated as of May 11, 1998 by and among Toy Biz, Isaac Perlmutter, Isaac Perlmutter

T.A., Zib Inc., Avi Arad, Joseph M. Ahearn, James S. Carluccio, Alan Fine, James F. Halpin, Morton E. Handel, Alfred A. Piergallini, Donald E. Rosenblum, Paul R. Verkuil, Mark Dickstein, Dickstein & Co., L.P., Dickstein Focus Fund, L.P., Dickstein International Limited, Dickstein Partners, L.P., Dickstein Partners, Inc., John J. Gibbons solely in his capacity as chapter 11 trustee for Entertainment, The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and Skybox International, Inc., Chase individually and on behalf of the Consenting Lenders, and Chase as a DIP Lender (as defined in the Stipulation), CIBC, Inc. as a DIP Lender, Goldman Sachs Credit Partners L.P. as a DIP Lender, Lehman Commercial Paper Inc. as a DIP Lender, The Long Term Credit Bank of Japan, Ltd., Los Angeles Agency as a DIP Lender and The Sumitomo Bank, Limited as a DIP Lender.

                  Section 3. This Third Amendment shall become effective when
(i) it has been executed by Consenting Lenders who are parties to the Master Agreement and who constitute the Consenting Lender Threshold (as that terms is defined in the Master Agreement), and (ii) the annexed consents have been executed by Avi Arad, Isaac Perlmutter, Isaac Perlmutter T.A. and Zib Inc. This Third Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement. Delivery of an executed signature page of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  Section 4. Except as specifically amended in this Third Amendment, the Master Agreement is ratified and confirmed in all respects and remains in full force and effect in accordance with its terms.

                  Section 5. Notwithstanding anything in the Stipulation, the Third Amendment, or otherwise, the joint plan of reorganization of Entertainment and certain of its direct and indirect subsidiaries, filed on November 19, 1997, and amended on February 12, 1998 and March 12, 1998(the "Plan"), shall be further amended to be substantially in the form attached as Exhibit A hereto. If the Stipulation of Settlement is terminated the Plan filed as Exhibit A to the Second Amendment will be reinstated.


                THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                                   TOY BIZ, INC.


                                                   By:
                                                      -------------------------
                                                      Name:  Joseph M. Ahearn
                                                      Title: President


                             CONSENTS TO EXTENSION

                  I, Avi Arad, consent to this Amendment No. 3, dated as of May 11, 1998, to the Amended and Restated Master Agreement (the "Master Agreement Third Amendment"), and confirm that the Amended and Restated Proxy and Stock Option Agreement, dated as of November 19, 1997, between myself and secured creditors of Marvel Entertainment Group, Inc., remains in full force and effect despite the Master Agreement Third Amendment.



                                                  -----------------------------
                                                             Avi Arad



                  We, Isaac Perlmutter, Zib Inc. and Isaac Perlmutter T.A., each consent to this Amendment No. 3, dated as of May 11, 1998, to the Amended and Restated Master Agreement (the "Master Agreement Third Amendment"), and confirm that the Amended and Restated Proxy and Stock Option Agreement, dated as of November 19, 1997, between each of us and secured creditors of Marvel Entertainment Group, Inc., remains in full force and effect despite the Master Agreement Third Amendment.


                                                  -----------------------------
                                                         Isaac Perlmutter

                                                  ZIB INC.


                                                  By:
                                                     --------------------------
                                                          Isaac Perlmutter

                                                  ISAAC PERLMUTTER T.A.


                                                  By:
                                                     --------------------------
                                                         Isaac Perlmutter
                                                         Trustee

                       CONSENTING LENDER EXECUTION PAGE

By signing below, the undersigned is hereby executing and agreeing to be bound by (a) Amendment No. 3, dated as of May 11, 1998, to the Amended and Restated Master Agreement, dated as of November 19, 1997, by and among (i) Toy Biz, Inc., (ii) certain secured creditors (the "Consenting Lenders") of Marvel Entertainment Group, Inc., a Delaware corporation ("Entertainment"), and certain of its direct and indirect subsidiaries (the "Marvel Debtors") and
(iii) certain creditors of Panini S.p.A. and its subsidiaries.

                                                  Name of Consenting Lender:


                                                  -----------------------------


                                                  By:__________________________
                                                  Name:
                                                  Title:



                                      ii